SCHEDULE 14C

                                 (Rule 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c)
                    of the Securities Exchange Act of 1934
                               (Amendment No.         )


Check the appropriate box:

[X] Preliminary Information Statement     [_] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14c-5(d)(2))
[_] Definitive Information Statement




                       DONALDSON, LUFKIN & JENRETTE, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                       DONALDSON, LUFKIN & JENRETTE, INC.
                                277 PARK AVENUE
                            NEW YORK, NEW YORK 10172

                                                                 ________, 1999

Dear Stockholder:

     We are furnishing this Information Statement to you in connection with our proposed offering of "tracking stock" for our DLJdirect online discount brokerage and related investment services businesses described in the accompanying Information Statement.

     In order to issue the tracking stock, we need to amend our amended and restated certificate of incorporation. Our certificate of incorporation permits us to make this amendment if we obtain the written consent of holders of shares representing a majority of the votes entitled to be cast at a duly called meeting of stockholders. Donaldson, Lufkin & Jenrette, Inc.'s principal stockholder, The Equitable Companies Incorporated, controls 71.3% of the outstanding votes of Donaldson, Lufkin & Jenrette, Inc. and has indicated that it intends to approve the tracking stock proposal by written consent. WE ARE NOT ASKING YOU FOR A PROXY OR A WRITTEN CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR A WRITTEN CONSENT. As we explain in this Information Statement, however, completion of the offering is still subject to a number of conditions. We cannot predict with certainty when we will complete the offering, but we hope to complete the offering prior to _________, 1999.

     We are sending this Information Statement to all holders of shares of Donaldson, Lufkin & Jenrette, Inc. common stock. The record date for the determination of your status as a holder of Donaldson, Lufkin & Jenrette, Inc. common stock was _______, 1999.

     The tracking stock proposal will allow us to issue a new series of common stock which will be called "DLJdirect Common Stock". The new series of common stock is intended to reflect the performance of DLJdirect, our online discount brokerage and related investment services business. Before we first issue DLJdirect Common Stock, we would re-classify Donaldson, Lufkin & Jenrette, Inc.'s existing common stock as "DLJ Common Stock", intended to reflect the performance of DLJ's other businesses and a retained interest in DLJdirect.

     We currently plan to offer to the public, for cash, shares of DLJdirect Common Stock intended to represent a minority interest in the equity value attributed to DLJdirect.

     We are proceeding with the tracking stock proposal primarily for the following reasons:

     - The proposal will permit the market to review separate information about DLJdirect and separately value DLJdirect Common Stock. This should encourage investors and analysts to focus more attention on DLJdirect and result in greater market recognition of the value of DLJdirect to Donaldson, Lufkin & Jenrette, Inc.

     - The proposal will allow investors to invest in either or both series of common stock, depending on their particular investment objectives.

     - The proposal will allow us to issue stock options tied to DLJdirect Common Stock, thereby providing more focused incentives to DLJdirect management and employees.

     - The proposal will provide us with greater flexibility to raise capital and respond to strategic opportunities (including acquisitions), because it will allow us to issue either DLJ Common Stock or DLJdirect Common Stock as appropriate under the circumstances.

     - The proposal will allow us to monetize some of the value of DLJdirect while preserving the financial, tax, operational, strategic and other benefits of being a single consolidated entity.

     - The proposal will allow us to issue DLJdirect Common Stock to the public for cash on a basis that we believe is tax-free and attribute the net proceeds from the offering to DLJdirect. DLJdirect will use the net proceeds from the offering to fund increases in marketing expenditures, for international expansion, to repay a note issued to us prior to the consummation of the offering and for other general corporate purposes.

     The tracking stock proposal will also increase the number of shares of our existing common stock (which will become DLJ Common Stock) authorized for issuance from 300 million to 500 million and authorize the board of directors to create additional series of common stock other than DLJ Common Stock and DLJdirect Common Stock.

     This Information Statement is to inform you of the tracking stock proposal and constitutes the notice of corporate action without a meeting required by
Section 228 of the Delaware General Corporation Law. The tracking stock proposal will become effective no earlier than 20 business days after this Information Statement is mailed to stockholders of Donaldson, Lufkin & Jenrette, Inc.

     In addition to the Information Statement, we have attached for your convenience, in "Q and A" format, a summary of certain questions you may have about the tracking stock proposal and our answers to these questions.

     Thank you for your cooperation and continued support and interest in Donaldson, Lufkin & Jenrette, Inc.

                                Sincerely yours,


               Joe L. Roby                      John S. Chalsty
               President and                    Chairman of the Board
               Chief Executive Officer

                             QUESTIONS AND ANSWERS
                                   ABOUT OUR
                            TRACKING STOCK PROPOSAL


Q: WHY AM I RECEIVING THIS INFORMATION STATEMENT? WHAT IS THE TRACKING STOCK PROPOSAL?

A: We are sending you this Information Statement to inform you of the tracking stock proposal described in this Information Statement. The Equitable Companies Incorporated, the owner of approximately 71.3% of our outstanding common stock, has indicated that it intends to consent to the tracking stock proposal. Thus, no meeting or additional approval or consent of our other stockholders is necessary to effect the tracking stock proposal. This Information Statement constitutes notice of corporate action without a meeting required by Section 228 of the Delaware General Corporation Law.

The tracking stock proposal would allow us to amend our amended and restated certificate of incorporation to:

o Authorize the board of directors to issue common stock in multiple series--initially, we would have two series: DLJ Common Stock and DLJdirect Common Stock.

     o We intend DLJdirect Common Stock to reflect the performance of DLJdirect (i.e., our online discount brokerage and related investment services business).

     o We intend DLJ Common Stock to reflect the performance of DLJ (i.e., our other businesses and a retained interest in DLJdirect).

     o We have allocated all of Donaldson, Lufkin & Jenrette, Inc.'s consolidated assets, liabilities, revenue, expenses and cash flow between DLJ and DLJdirect.

o Re-classify each outstanding share of existing common stock into a share of DLJ Common Stock.

Q: WHAT IS "TRACKING STOCK"?

A: "Tracking stock", which people sometimes call "alphabet stock", "letter stock" or "targeted stock", is a type of common stock that the issuing company intends to reflect (or "track") the performance of a particular business. As mentioned above, we propose creating two new series of tracking stock, to be designated as DLJ Common Stock and DLJdirect Common Stock.

We cannot assure you that the market values of DLJ Common Stock and DLJdirect Common Stock will in fact reflect the performance of DLJ and DLJdirect as we intend. Holders of DLJ Common Stock and DLJdirect Common Stock will continue to be common stockholders of Donaldson, Lufkin & Jenrette, Inc. and, as such, will be subject to all risks associated with an investment in Donaldson, Lufkin & Jenrette, Inc. and all of our businesses, assets and liabilities.

Q: WHY IS THERE NO STOCKHOLDER VOTE?

A: The tracking stock proposal requires the consent of the holders of a majority of the outstanding shares. The Equitable Companies Incorporated, the owner of approximately 71.3% of our outstanding common stock, has indicated that it intends to consent to the tracking stock proposal by executing a written stockholders' consent. This consent meets the stockholder approval requirements under Delaware Law. Thus, no meeting or further approval or consent of our other stockholders is necessary to effect the tracking stock proposal.

Q: HOW WILL YOU INITIALLY ISSUE DLJdirect COMMON STOCK? HOW MANY SHARES WILL YOU INITIALLY ISSUE AND WHEN?

A: We currently plan to offer to the public, for cash, shares of DLJdirect Common Stock intended to represent a minority of the equity value attributed to DLJdirect and to attribute the net proceeds from the offering to DLJdirect. DLJdirect will use the net proceeds from the offering to fund increases in marketing expenditures, for international expansion, to repay a note issued to us prior to the consummation of the offering and for other general corporate purposes. We expect the DLJdirect Common Stock offering to occur sometime in the second or third quarter of 1999. However, we could choose to conduct the offering at a later time, or not to make the offering at all, depending on the circumstances at the time.

Q: WHEN WILL YOU IMPLEMENT THE TRACKING STOCK PROPOSAL? WHEN WILL YOU RE-CLASSIFY MY COMMON STOCK INTO DLJ COMMON STOCK?

A: When we file the amendment to our amended and restated certificate of incorporation implementing the tracking stock proposal, it will re-classify your common stock into DLJ Common Stock.

Q: WHAT HAPPENS TO MY COMMON STOCK WHEN YOU IMPLEMENT THE TRACKING STOCK PROPOSAL? DO I NEED TO SEND IN MY STOCK CERTIFICATES?

A: When we file the amendment to our amended and restated certificate of incorporation implementing the tracking stock proposal, that filing will automatically re-classify each of your shares into one share of DLJ Common Stock, and your existing stock certificates will automatically represent that DLJ Common Stock. Since the re-classification is automatic, you do not need to send in your stock certificates or make any notations reflecting the change. DONALDSON, LUFKIN & JENRETTE, INC. WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF OUR EXISTING COMMON STOCK (WHICH WILL BECOME DLJ COMMON STOCK) AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

Q: WILL DLJ COMMON STOCK BE LISTED ON THE NYSE? HOW ABOUT DLJdirect COMMON
STOCK?

A: When we re-classify our common stock as DLJ Common Stock, it will continue to trade on the NYSE under the symbol "DLJ". We currently intend to apply for listing of DLJdirect Common Stock on the NYSE under the symbol "DIR".

Q: WHAT VOTING RIGHTS WILL I HAVE?

A: Each share of DLJ Common Stock will continue to entitle the holder to one vote. Shares of DLJdirect Common Stock will not entitle the holders to vote, unless a separate class vote is required by law.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE TRACKING STOCK PROPOSAL?

A: We believe that neither you nor Donaldson, Lufkin & Jenrette, Inc. will recognize any income, gain or loss for federal income tax purposes as a result of the re-classification of existing common stock into DLJ Common Stock or the issuance of DLJdirect Common Stock. There are, however, no court decisions bearing directly on similar transactions and the Internal Revenue Service has announced that it will not issue advance rulings on the federal income tax consequences of such transactions. Thus, you should consult a tax advisor.

Q: DO YOU INTEND TO PAY DIVIDENDS?

A: We currently intend to retain all of DLJdirect's earnings to finance operations and fund future growth. We do not expect to pay any dividends on DLJdirect Common Stock for the foreseeable future. We do not expect to change our dividend policy with respect to our currently outstanding common stock (which will become DLJ Common Stock) as a result of the tracking stock proposal.

                                 DATED __, 1999

                            -----------------------

                             INFORMATION STATEMENT

                            -----------------------

                       DONALDSON, LUFKIN & JENRETTE, INC.

                            -----------------------


     The board of directors of Donaldson, Lufkin & Jenrette, Inc. is furnishing this Information Statement to you in connection with the proposed offering of "tracking stock" for our DLJdirect online discount brokerage and related investment services businesses described in this Information Statement.

     In order to issue the tracking stock, we need to amend our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation permits us to make this amendment if we obtain the written consent of holders of shares representing a majority of the votes entitled to be cast at a duly called meeting of stockholders. Donaldson, Lufkin & Jenrette, Inc.'s principal stockholder, The Equitable Companies Incorporated, controls 71.3% of the outstanding votes of Donaldson, Lufkin & Jenrette, Inc. and has indicated that it intends to approve the tracking stock proposal by written consent. WE ARE NOT ASKING YOU FOR A PROXY OR A WRITTEN CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR A WRITTEN CONSENT. As we explain in this Information Statement, however, completion of the offering is still subject to a number of conditions. We cannot predict with certainty when we will complete the offering, but we hope to complete the offering prior to _________, 1999.

     We are sending this Information Statement to all holders of shares of Donaldson, Lufkin & Jenrette, Inc. common stock. The record date for the determination of your status as a holder of Donaldson, Lufkin & Jenrette, Inc. common stock was _______, 1999.

     The tracking stock proposal will allow us to issue a new series of common stock which will be called Donaldson, Lufkin & Jenrette, Inc.--DLJdirect Common Stock ("DLJdirect Common Stock"). The new series of common stock is intended to reflect the performance of DLJdirect, our online discount brokerage and related investment services business. Before we first issue DLJdirect Common Stock, we would re-classify Donaldson, Lufkin & Jenrette, Inc.'s existing common stock as Donaldson, Lufkin & Jenrette, Inc.--DLJ Common Stock ("DLJ Common Stock") which would be intended to reflect the performance of DLJ's other businesses and a retained interest in DLJdirect. Our reasons for proceeding with the tracking stock proposal are outlined elsewhere in this Information Statement. See "The Tracking Stock Proposal--Reasons for the Tracking Stock Proposal".

     We currently plan to offer to the public, for cash, shares of DLJdirect Common Stock intended to represent a minority interest in the equity value attributed to DLJdirect and to allocate the net proceeds from that offering to DLJdirect. DLJdirect will use the net proceeds to fund increases in marketing expenditures, for international expansion, to repay a note issued to us prior to the consummation of the offering and for other general corporate purposes.

     The tracking stock proposal will also increase the number of shares of our existing common stock (which will become DLJ Common Stock) authorized for issuance from 300 million to 500 million and authorize the board of directors to create additional series of common stock other than DLJ Common Stock and DLJdirect Common stock.

     This Information Statement is to inform you of the tracking stock proposal and constitutes the notice of corporate action without a meeting required by
Section 228 of the Delaware General Corporation Law. The tracking stock proposal will become effective no earlier than 20 business days after this Information Statement is mailed to stockholders of Donaldson, Lufkin & Jenrette, Inc.

                                ----------------

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES REGULATOR, NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



       This Information Statement is dated ________, 1999, and was first mailed to stockholders of Donaldson, Lufkin & Jenrette, Inc.
                         on or about _________, 1999.

                            -----------------------
                               TABLE OF CONTENTS
                            -----------------------

                                                                           Page
                                                                           ----
INFORMATION STATEMENT SUMMARY................................................5
THE TRACKING STOCK PROPOSAL..................................................5
  General....................................................................5
  Reasons for the Tracking Stock Proposal....................................6
  Summary Comparison of Terms of Existing Common Stock with Terms of DLJ Common Stock and DLJdirect Common Stock...........................6
  Certain Cash Management and Allocation Policies...........................14
  No Appraisal Rights.......................................................15
  Certain Federal Income Tax Considerations.................................15
RISK FACTORS................................................................16
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........................21
WHERE YOU CAN FIND MORE INFORMATION ........................................22
THE TRACKING STOCK PROPOSAL.................................................23
  General...................................................................23
  Background and Reasons for the Tracking Stock Proposal....................24
  Required Approval.........................................................24
DIVIDEND POLICY.............................................................26
CERTAIN CASH MANAGEMENT AND ALLOCATION POLICIES.............................27
DESCRIPTION OF CAPITAL STOCK................................................32
  General...................................................................32
  Dividends.................................................................33
  Mandatory Dividend, Redemption or Exchange on Disposition
    of All or Substantially All of the Assets of a Group....................34
  Optional Exchange of DLJ Common Stock for DLJdirect Common Stock..........38
  Optional Exchange for Stock of a Subsidiary...............................40
  General Dividend, Exchange and Redemption Provisions......................40
  Voting Rights.............................................................42
  Liquidation...............................................................42
  DLJ's Retained Interest in Any Group......................................43
  Attribution of Issuances of Common Stock..................................43
  Issuances of Common Stock as Distributions on DLJ Common Stock............44
  Dividends on Common Stock.................................................44
  Repurchases of Common Stock...............................................44
  Transfers of Cash or Other Property between DLJ and Any Other Group.......45
  Effectiveness of Certain Terms............................................45
  Determinations by the Board...............................................45
  Preemptive Rights.........................................................45
  Certain Other Provisions of the Amended and Restated Certificate
    of Incorporation and By-laws............................................45
  Preferred Stock...........................................................46
  Certain Provisions of Delaware Law........................................48
  No Appraisal Rights.......................................................49
  Stock Transfer Agent and Registrar........................................49
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT.............50
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS..............................54
ANNEX I--ILLUSTRATION OF CERTAIN TERMS......................................I-1

ANNEX II--AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF
  INCORPORATION............................................................II-1
ANNEX III--DLJdirect
  SELECTED COMBINED FINANCIAL INFORMATION OF DLJdirect....................III-1
  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF DLJ direct.................................III-3
  BUSINESS OF DLJdirect..................................................III-11
  COMBINED FINANCIAL STATEMENTS.........................................III-F-1

                         INFORMATION STATEMENT SUMMARY

     This summary highlights key aspects of the tracking stock proposal contained elsewhere in this Information Statement. This summary is not a substitute for the more detailed information contained in the rest of this Information Statement. For a more comprehensive description of the tracking stock proposal you should read the rest of this Information Statement. In this Information Statement, "we", "us" and "our" refer to Donaldson, Lufkin & Jenrette, Inc. and "board of directors" refers to the board of directors of Donaldson, Lufkin & Jenrette, Inc.

                          THE TRACKING STOCK PROPOSAL

General

     We are not asking you to vote on the tracking stock proposal described in this Information Statement. The Equitable Companies Incorporated, the owner of approximately 71.3% of our outstanding common stock, has indicated that it intends to consent to the tracking stock proposal by executing a written stockholders' consent. This consent would meet the stockholder approval requirements under Delaware Law. Thus, no meeting or additional approval or consent of our other stockholders is necessary to effect the tracking stock proposal.

     The tracking stock proposal would allow us to amend our amended and restated certificate of incorporation to:

          o Authorize the board of directors to issue common stock in multiple series--initially, we would have two series: DLJ Common Stock and DLJdirect Common Stock.

               o We intend DLJdirect Common Stock to reflect the performance of DLJdirect, our online discount brokerage and related investment services business.

               o We intend DLJ Common Stock to reflect the performance of DLJ, our other businesses and a retained interest in DLJdirect.

               o We have allocated all of Donaldson, Lufkin & Jenrette, Inc.'s consolidated assets, liabilities, revenue, expenses and cash flow between DLJ and DLJdirect.

          o Re-classify each outstanding share of existing common stock into a share of DLJ Common Stock.

     We currently plan to offer to the public, for cash, shares of DLJdirect Common Stock intended to represent a minority interest in the equity value attributed to DLJdirect. We call this offer the "offering". This would leave DLJ with a retained interest intended to represent the majority of the equity attributable to DLJdirect. Assuming we do so, we currently plan to attribute the net proceeds from the offering to DLJdirect, in a manner analogous to a primary offering of common stock. DLJdirect will use the net proceeds from the offering to fund increases in marketing expenditures, for international expansion, to repay a note issued to us prior to the consummation of the offering and for other general corporate purposes.

      We expect that the offering would occur sometime in the second or third quarter of 1999. However, we could choose to conduct the offering at a later time, or not to make the offering at all, depending on the circumstances at the time.

     Before we issue DLJdirect Common Stock, we will file the amendment to our amended and restated certificate of incorporation implementing the tracking stock proposal and re-classify your common stock as DLJ Common Stock. The tracking stock proposal will also increase the number of shares of our existing common stock (which will become

DLJ Common Stock) authorized for issuance from 300 million to 500 million and authorize the board of directors to create additional series of common stock other than DLJ Common Stock and DLJdirect Common stock.

Reasons for the Tracking Stock Proposal

     We are proceeding with the tracking stock proposal primarily for the following reasons:

          o The proposal will permit the market to review separate information about DLJdirect and separately value DLJdirect Common Stock. This should encourage investors and analysts to focus more attention on DLJdirect and result in greater market recognition of the value of DLJdirect to Donaldson, Lufkin & Jenrette, Inc.

          o The proposal will allow investors to invest in either or both series of common stock, depending on their particular investment objectives.

          o The proposal will allow us to issue stock options tied to DLJdirect Common Stock, thereby providing more focused incentives to DLJdirect management and employees.

          o The proposal will provide us with greater flexibility to raise capital and respond to strategic opportunities, including acquisitions, because it will allow us to issue either DLJ Common Stock or DLJdirect Common Stock as appropriate under the circumstances.

          o The proposal will enable us to monetize some of the value of DLJdirect while preserving the financial, tax, operational, strategic and other benefits of being a single consolidated entity.

          o The proposal will allow us to issue DLJdirect Common Stock to the public for cash on a basis that we believe is tax-free and attribute the net proceeds from the offering to DLJdirect. These net proceeds will be used to fund increases in marketing expenditures, for international expansion, to repay a note issued to us prior to the consummation of the offering and for other general corporate purposes.

Summary Comparison of Terms of Existing Common Stock with Terms of DLJ Common Stock and DLJdirect Common Stock

     The following compares certain terms of our existing common stock to the proposed terms of DLJ Common Stock and DLJdirect Common Stock. This comparison is not complete and should be read together with the more detailed information contained in the rest of this Information Statement. In particular, see "Description of Capital Stock".

                                                                             Tracking Stock Proposal
                                                           ---------------------------------------------------------------
                                Existing Common Stock            DLJ Common Stock                 DLJdirect Common Stock
                              -------------------------    ---------------------------         ---------------------------
Basic Investment              Our existing common          We intend DLJ Common                We intend DLJdirect
Characteristics:              stock reflects the           Stock to reflect the                Common Stock to reflect
                              performance of all of our    performance of DLJ.  DLJ            the performance of
                              businesses.                  currently includes, among           DLJdirect, our online
                                                           other things, a retained            discount brokerage and
                                                           interest in DLJdirect,              related investment services
                                                           which is currently 100%             business.
                                                           but will decline to reflect
                                                           the initial issuance of
                                                           DLJdirect Common Stock
                                                           as well as any future
                                                           issuances.

                                                           We cannot assure you that           We cannot assure you that
                                                           the market value of DLJ             the market value of
                                                           Common Stock will in fact           DLJdirect Common Stock
                                                           reflect the performance of          will in fact reflect the
                                                           DLJ as we intend.  Holders          performance of DLJdirect
                                                           of DLJ Common Stock                 as we intend.  Holders of
                                                           will continue to be                 DLJdirect Common Stock
                                                           common stockholders of              will continue to be
                                                           Donaldson, Lufkin &                 common stockholders of
                                                           Jenrette, Inc. and, as such,        Donaldson, Lufkin &
                                                           will be subject to all risks        Jenrette, Inc. and, as such,
                                                           associated with an                  will be subject to all risks
                                                           investment in Donaldson,            associated with an investment
                                                           Lufkin & Jenrette, Inc. and         in Donaldson, Lufkin & Jenrette,
                                                           all of our businesses, assets       Inc. and all of our businesses,
                                                           and liabilities.                    assets and liabilities.

Issuance:                     Our existing common          Before we first issue               We currently plan to offer
                              stock is already             DLJdirect Common Stock,             to the public, for cash,
                              outstanding.                 we will re-classify each            DLJdirect Common Stock
                                                           outstanding share of                intended to represent a
                                                           existing common stock               minority interest in the
                                                           into a share of DLJ                 equity value attributed to
                                                           Common Stock.                       DLJdirect.

                                                                             Tracking Stock Proposal
                                                           ---------------------------------------------------------------
                                Existing Common Stock            DLJ Common Stock                 DLJdirect Common Stock
                              -------------------------    ---------------------------         ---------------------------
Use of Proceeds of Initial    N/A                          We currently plan to                We currently plan to
Offering of DLJdirect                                      attribute the net proceeds          attribute the net proceeds
Common Stock:                                              from the offering to                from the offering to
                                                           DLJdirect, in a manner              DLJdirect, in a manner
                                                           analogous to a primary              analogous to a primary
                                                           offering of common stock.           offering of common stock.
                                                           These net proceeds will be          These net proceeds will be
                                                           used to fund increases              used to fund increases
                                                           in marketing expenditures,          in marketing expenditures,
                                                           for international                   for international
                                                           expansion, to repay                 expansion, to repay
                                                           a note issued to an                 a note issued to an
                                                           affiliate prior to                  affiliate prior to
                                                           the consummation                    the consummation
                                                           of the offering and                 of the offering and
                                                           for other general corporate         for other general corporate
                                                           purposes.                           purposes.

Retained Interest After       N/A                          Assuming we issue to the            N/A
Initial Offering of                                        public, for cash, shares of
DLJdirect Common Stock:                                    DLJdirect Common Stock
                                                           intended to represent a
                                                           minority of the equity
                                                           value attributed to
                                                           DLJdirect, as currently
                                                           planned, this would leave
                                                           DLJ with a retained
                                                           interest intended to
                                                           represent a majority of the
                                                           equity value attributed to
                                                           DLJdirect.  Afterwards, we
                                                           would adjust the retained
                                                           interest as appropriate to
                                                           reflect issuances or
                                                           repurchases of DLJdirect
                                                           Common Stock, capital
                                                           contributions to, or returns
                                                           of capital from, DLJdirect
                                                           and certain other events.

Authorized and Outstanding    We are currently             The tracking stock                  The tracking stock
Common Stock:                 authorized to issue only     proposal will authorize us          proposal will authorize us
                              one series of common         to issue multiple series of         to issue multiple series of
                              stock.                       common stock--initially,            common stock--initially,
                                                           we would have two series:           we would have two series:
                                                           DLJ Common Stock and                DLJ Common Stock and
                                                           DLJdirect Common Stock.             DLJdirect Common Stock.

                                                                             Tracking Stock Proposal
                                                           ---------------------------------------------------------------
                                Existing Common Stock            DLJ Common Stock                 DLJdirect Common Stock
                              -------------------------    ---------------------------         ---------------------------
                              We are currently             The tracking stock                  The tracking stock
                              authorized to issue up to    proposal will authorize us          proposal will authorize us
                              300 million shares of        to issue 500 million shares         to issue 500 million shares
                              common stock.                of DLJ Common Stock.                of DLJdirect Common Stock.

                              124,320,184 shares of        Once the tracking stock             Once the tracking stock
                              existing common stock        proposal is implemented,            proposal is implemented, a
                              were outstanding on          shares of DLJ Common                number of shares of
                              March 1, 1999.  These        Stock will be outstanding           DLJdirect Common Stock
                              shares count against the     based on the number of              equal to the number we
                              total number of shares we    shares of existing common           initially determine to issue
                              are authorized to issue.     stock outstanding on the            will be outstanding.  These
                                                           date the tracking stock             shares, and the shares of
                                                           proposal is implemented.            DLJ Common Stock then
                                                           These shares, and the               outstanding, will count
                                                           shares of DLJdirect                 against the total number of
                                                           Common Stock then                   shares of common stock
                                                           outstanding, will count             we are authorized to issue.
                                                           against the total number of
                                                           shares of common stock
                                                           we are authorized to issue.

Dividends:                    We currently pay $0.0625     We do not expect to                 We currently intend to
                              per share of common stock    change our dividend policy          retain all of our earnings to
                              on a quarterly basis.        with respect to DLJ                 finance our operations,
                                                           Common Stock as a result            repay our indebtedness and
                                                           of the tracking stock               fund future growth.  We do
                                                           proposal.                           not expect to pay any
                                                                                               dividends on DLJdirect
                                                                                               Common Stock for the
                                                                                               foreseeable future.

                                                                             Tracking Stock Proposal
                                                           ---------------------------------------------------------------
                                Existing Common Stock            DLJ Common Stock                 DLJdirect Common Stock
                              -------------------------    ---------------------------         ---------------------------
                              We are permitted to pay      We will be permitted to             We will be permitted to
                              dividends out of the assets  pay dividends on DLJ                pay dividends on DLJdirect
                              of Donaldson, Lufkin &       Common Stock out of the             Common Stock out of the assets
                              Jenrette, Inc. legally       assets of Donaldson,                of Donaldson, Lufkin &
                              available for the payment    Lufkin & Jenrette, Inc.             Jenrette, Inc. legally
                              of dividends under           legally available for the           available for the payment
                              Delaware law.                payment of dividends                of dividends under Delaware
                                                           under Delaware law,                 law (and transfer corresponding
                                                           but the total of                    amounts to DLJ in respect of its
                                                           the amounts paid as                 retained interest), but the
                                                           dividends on DLJ                    total of the amounts paid as
                                                           Common Stock cannot                 dividends on DLJdirect Common
                                                           exceed the available                Stock (and the corresponding
                                                           dividend amount for DLJ.            amounts transferred to DLJ in
                                                           The available dividend              respect of its retained
                                                           amount for DLJ is based             interest) cannot exceed the
                                                           on the amount that                  available dividend amount for
                                                           would be legally                    DLJdirect.  The available
                                                           available for the                   dividend amount for DLJdirect
                                                           payment of dividends                is based on the amount that
                                                           under Delaware law if DLJ           would be legally available for
                                                           were a single, separate             the payment of dividends under
                                                           Delaware corporation, had           Delaware law if DLJdirect were
                                                           outstanding common                  a single, separate Delaware
                                                           stock and preferred stock,          corporation and DLJ's retained
                                                           and DLJ's retained interest         interest in DLJdirect was
                                                           in DLJdirect was represented        represented by outstanding shares.
                                                           by outstanding shares.


Mandatory Dividend,           None.                        If we dispose of all or             If we dispose of all or
Redemption or Exchange                                     substantially all of the            substantially all of the
on Disposition of Assets:                                  assets of DLJ and the               assets of DLJdirect and the
                                                           disposition is not an               disposition is not an
                                                           exempt disposition, we              exempt disposition, we
                                                           would be required to                would be required to
                                                           choose one of the                   choose one of the
                                                           following three                     following three
                                                           alternatives:                       alternatives:

                                                                             Tracking Stock Proposal
                                                           ---------------------------------------------------------------
                                Existing Common Stock            DLJ Common Stock                 DLJdirect Common Stock
                              -------------------------    ---------------------------         ---------------------------
                                                           o  pay a dividend to                o  pay a dividend to
                                                              holders of DLJ Common               holders of DLJdirect
                                                              Stock in an amount                  Common Stock in an
                                                              equal to their                      amount equal to their
                                                              proportionate interest in           proportionate interest in
                                                              the net proceeds of such            the net proceeds of such
                                                              disposition,                        disposition,

                                                           o  redeem from holders of           o  redeem from holders of
                                                              DLJ Common Stock, for               DLJdirect Common
                                                              an amount equal to their            Stock, for an amount
                                                              proportionate interest in           equal to their
                                                              the net proceeds of such            proportionate interest in
                                                              disposition, outstanding            the net proceeds of such
                                                              shares of DLJ Common                disposition, outstanding
                                                              Stock or                            shares of DLJdirect
                                                                                                  Common Stock or

                                                           o  issue DLJdirect                  o  issue DLJ Common
                                                              Common Stock in                     Stock in exchange for
                                                              exchange for                        outstanding DLJdirect
                                                              outstanding DLJ                     Common Stock at a
                                                              Common Stock at a                   10% premium (based on
                                                              10% premium (based on               the average market
                                                              the average market                  value of DLJdirect
                                                              value of DLJ Common                 Common Stock as
                                                              Stock as compared to                compared to the average
                                                              the average market                  market value of DLJ
                                                              value of DLJdirect                  Common Stock over a
                                                              Common Stock over a                 specified 20-trading day
                                                              specified 20-trading day            period prior to the
                                                              period prior to the                 exchange).
                                                              exchange).

                                                                             Tracking Stock Proposal
                                                           ---------------------------------------------------------------
                                Existing Common Stock            DLJ Common Stock                 DLJdirect Common Stock
                              -------------------------    ---------------------------         ---------------------------
                                                           At any time within one              At any time within one
                                                           year after completing a             year after completing a
                                                           special dividend or partial         special dividend or partial
                                                           redemption referred to              redemption referred to
                                                           above, we will have the             above, we will have the
                                                           right to issue DLJdirect            right to issue DLJ
                                                           Common Stock in                     Common Stock in
                                                           exchange for outstanding            exchange for outstanding
                                                           DLJ Common Stock at a               DLJdirect Common Stock
                                                           10% premium (based on               at a 10% premium (based
                                                           the average market value            on the average market
                                                           of DLJ Common Stock as              value of DLJdirect
                                                           compared to the average             Common Stock as
                                                           market value of DLJdirect           compared to the average
                                                           Common Stock over a                 market value of DLJ
                                                           specified 20-trading day            Common Stock over a
                                                           period prior to the                 specified 20-trading day
                                                           exchange).                          period prior to the
                                                                                               exchange).

Exchange DLJ                  N/A                          N/A                                 We will have the right to
Common Stock                                                                                   issue DLJ Common Stock
for DLJdirect                                                                                  in exchange for
Common Stock at                                                                                outstanding DLJdirect
Donaldson, Lufkin &                                                                            Common Stock at a
Jenrette, Inc.'s Option:                                                                       premium at any time.  The
                                                                                               premium will be 25%
                                                                                               for exchanges occurring
                                                                                               in the 90 days after
                                                                                               issuance and will decline
                                                                                               ratably each quarter thereafter
                                                                                               over a period of 3 years
                                                                                               to 15%.  However, the
                                                                                               premium will be 10% in the
                                                                                               event of certain adverse
                                                                                               tax law changes after the
                                                                                               consummation of the offering
                                                                                               regardless of when such changes
                                                                                               occur.

                                                                             Tracking Stock Proposal
                                                           ---------------------------------------------------------------
                                Existing Common Stock            DLJ Common Stock                 DLJdirect Common Stock
                              -------------------------    ---------------------------         ---------------------------
                                                                                               The exchange ratio that will
                                                                                               result in the specified
                                                                                               premium will be calculated
                                                                                               based on the average market
                                                                                               value of DLJ Common Stock as
                                                                                               compared to the average market
                                                                                               value of DLJdirect Common
                                                                                               Stock during the 20
                                                                                               consecutive trading day period
                                                                                               ending on, and including, the
                                                                                               5th trading day immediately
                                                                                               preceding the date on which we
                                                                                               mail the notice of exchange to
                                                                                               holders of the outstanding
                                                                                               shares being exchanged.

Exchange for Stock of a       None.                        We will have the right at           We will have the right at
Subsidiary at Donaldson,                                   any time to transfer all of         any time to transfer all of
Lufkin & Jenrette, Inc.'s                                  the assets and liabilities          the assets and liabilities
Option:                                                    of DLJ to a subsidiary and          of DLJdirect to a subsidiary
                                                           deliver all of the stock of         and deliver all of the stock of
                                                           that subsidiary in exchange         that subsidiary (other than
                                                           for all of the outstanding          the portion applicable to
                                                           DLJ Common Stock.                   DLJ's retained interest in
                                                                                               DLJdirect) in exchange for all
                                                                                               of the outstanding DLJdirect
                                                                                               Common Stock.

Voting Rights:                One vote per share.          One vote per share.                 No vote, unless a
                                                                                               separate class vote is
                                                                                               required by applicable law.

                                                                             Tracking Stock Proposal
                                                           ---------------------------------------------------------------
                                Existing Common Stock            DLJ Common Stock                 DLJdirect Common Stock
                              -------------------------    ---------------------------         ---------------------------
Liquidation:                  Upon liquidation of          Upon liquidation of                 Upon liquidation of
                              Donaldson, Lufkin &          Donaldson, Lufkin &                 Donaldson, Lufkin &
                              Jenrette, Inc., holders of   Jenrette, Inc., holders of          Jenrette, Inc., holders of
                              existing common stock are    DLJ Common Stock and                DLJ Common Stock and
                              entitled to receive the net  DLJdirect Common Stock              DLJdirect Common Stock
                              assets of Donaldson,         will be entitled to receive         will be entitled to receive
                              Lufkin & Jenrette, Inc., if  the net assets of                   the net assets of
                              any, remaining for           Donaldson, Lufkin &                 Donaldson, Lufkin &
                              distribution to stockholders Jenrette, Inc., if any,             Jenrette, Inc., if any,
                              (after payment or provision  remaining for distribution          remaining for distribution
                              for all liabilities of       to stockholders (after              to stockholders (after
                              Donaldson, Lufkin &          payment or provision for            payment or provision for
                              Jenrette, Inc. and payment   all liabilities of Donaldson,       all liabilities of Donaldson,
                              of the liquidation           Lufkin & Jenrette, Inc. and         Lufkin & Jenrette, Inc. and
                              preference payable to any    payment of the liquidation          payment of the liquidation
                              holders of Preferred         preference payable to any           preference payable to any
                              Stock).                      holders of Preferred                holders of Preferred
                                                           Stock).  Amounts due upon           Stock).  Amounts due upon
                                                           liquidation in respect of           liquidation in respect of
                                                           shares of DLJ Common                shares of DLJ Common
                                                           Stock and DLJdirect                 Stock and DLJdirect
                                                           Common Stock will be                Common Stock will be
                                                           distributed pro rata in             distributed pro rata in
                                                           proportion to the average           proportion to the average
                                                           market value of DLJ                 market value of DLJ
                                                           Common Stock and the                Common Stock and the
                                                           average market value of             average market value of
                                                           DLJdirect Common Stock              DLJdirect Common Stock
                                                           over a specified 20-trading         over a specified 20-trading
                                                           day period prior to the             day period prior to the
                                                           liquidation.                        liquidation.

Stock Exchange Listings:      NYSE under the symbol        NYSE under the symbol               We currently intend to
                              "DLJ".                       "DLJ".                              apply for listing DLJdirect
                                                                                               Common Stock on the NYSE
                                                                                               under the symbol "DIR".


Certain Cash Management and Allocation Policies

     Because DLJ and DLJdirect are part of a single company, we have established certain policies relating to cash management and allocations between DLJ and DLJdirect. For a more complete description of how we will allocate cash between DLJ and DLJdirect, see "Certain Cash Management and Allocation Policies".

No Appraisal Rights

     Under the Delaware general corporation law, you will not have appraisal rights in connection with the tracking stock proposal.

Certain Federal Income Tax Considerations

     We believe that neither you nor Donaldson, Lufkin & Jenrette, Inc. will recognize any income, gain or loss for federal income tax purposes as a result of the re-classification of existing common stock into DLJ Common Stock or the issuance of DLJdirect Common Stock. There are, however, no court decisions bearing directly on similar transactions and the Internal Revenue Service has announced that it will not issue advance rulings on the federal income tax consequences of such transactions. Thus, you should consult a tax advisor. For a more detailed description of possible federal income tax consequences, see "Certain U.S. Federal Income Tax Considerations".

                                  RISK FACTORS

Risks Relating to the Offering of DLJdirect Common Stock

     The risks described below are not the only ones accompanying the offering of DLJdirect Common Stock. Additional risks not presently known to DLJ or DLJdirect or that they currently deem immaterial may also impair the operations of DLJ or DLJdirect. The trading price of DLJ Common Stock or DLJdirect Common Stock could decline due to any of these risks.

  Holders of DLJdirect Common Stock Will Be Common Stockholders of Donaldson, Lufkin & Jenrette, Inc.

     We cannot assure you that the market values of DLJ Common Stock and DLJdirect Common Stock will reflect the performance of DLJ and DLJdirect as we intend. Holders of DLJdirect Common Stock will continue to be common stockholders of Donaldson, Lufkin & Jenrette, Inc. and, as such, will be subject to all risks of an investment in Donaldson, Lufkin & Jenrette, Inc. and all of our businesses, assets and liabilities.

     Even though from a financial reporting standpoint we have allocated our consolidated assets, liabilities, revenue, expenses and cash flow between DLJ and DLJdirect, that allocation will not change the legal title to any assets or responsibility for any liabilities and will not affect the rights of any of our creditors. Further, holders of DLJ Common Stock and DLJdirect Common Stock will not have any legal rights related to specific assets of either DLJ or DLJdirect and, in any liquidation, will receive a share of the net assets of Donaldson, Lufkin & Jenrette, Inc. based on the relative trading prices of DLJ Common Stock and DLJdirect Common Stock rather than on any assessment of the actual value of DLJ or DLJdirect.

  The Board of Directors May Make Operational and Financial Decisions Affecting DLJ and DLJdirect Differently

     The board of directors, in its sole discretion, will make operational and financial decisions and implement policies that may affect the businesses of DLJ and DLJdirect differently. Examples include:

     o future allocations of assets, liabilities, revenues, expenses, cash flow and the tax consequences of operations,

     o    the allocation of business opportunities, resources and personnel,

     o the manner of accounting for a transfer of funds between DLJ and DLJdirect as either a revolving credit advance, a long-term loan or a return of capital,

     o    the allocation of funds for capital expenditures,

     o the allocation of proceeds from the issuance of DLJdirect Common Stock and the costs of repurchases of DLJdirect Common Stock either to DLJ in respect of its retained interest in DLJdirect or to the equity of DLJdirect,

     o the allocation of issuances of debt or preferred stock of Donaldson, Lufkin & Jenrette, Inc. between DLJ and DLJdirect,

     o decisions as to how to allocate consideration received in connection with a merger involving Donaldson, Lufkin & Jenrette, Inc. between holders of DLJ Common Stock and DLJdirect Common Stock,

     o decisions as to whether and when to exchange one series of common stock for the other series of common stock,

     o decisions as to whether and when to approve dispositions of assets of either DLJ or DLJdirect, and

     o    other transactions between DLJ and DLJdirect.

     Decisions of the board of directors may favor either DLJ or DLJdirect at the expense of the other. All of the directors own disproportionate interests, in both percentage and value terms, of DLJ Common Stock as compared to DLJdirect Common Stock. This disparity in ownership interests may create or appear to create potential conflicts of interest when these directors are faced with decisions that could have different implications for the different series. See "Certain Cash Management and Allocation Policies".

  We May Not Pay Dividends Equally on DLJ Common Stock and DLJdirect Common
Stock

     We have the right to pay dividends on DLJ Common Stock or DLJdirect Common Stock, or both, in equal or unequal amounts, notwithstanding:

     o    the performance of either DLJ or DLJdirect,

     o    the amount of assets available for dividends on either series,

     o    the amount of prior dividends declared on either series or

     o    any other factor.

  Principles of Delaware Law May Protect Decisions of the Board of Directors That Have a Disparate Impact upon Holders of DLJ Common Stock and DLJdirect Common Stock

     Delaware law provides that a board of directors owes an equal duty to all stockholders regardless of class or series and does not have separate or additional duties to either group of stockholders, subject to applicable provisions set forth in a company's charter. We are not aware of any legislative or judicial precedent involving the fiduciary duties of directors of a Delaware corporation with two classes of common stock with separate rights related to specified operations of the corporation. However, under the principles of Delaware law referred to above and the related principle known as the "business judgment rule", you may not be able to challenge decisions that have an adverse effect upon holders of either DLJ Common Stock or DLJdirect Common Stock if the board of directors is disinterested, informed with respect to these decisions, acts in good faith, and in the belief that it is acting in the best interests of Donaldson, Lufkin & Jenrette, Inc.'s stockholders.

  We May Dispose of Assets of Either DLJ or DLJdirect Without Your Approval and You May Receive Less Value for Your Shares than the Market Value of Your Shares

     Delaware law requires stockholder approval only for a sale, lease or exchange of "all or substantially all" of the assets of Donaldson, Lufkin & Jenrette, Inc. Holders of shares of DLJdirect Common Stock are not entitled to vote on matters generally submitted to stockholders. Accordingly, we can sell or otherwise dispose of any amount of assets of DLJdirect without stockholder approval. In addition, as long as the assets attributed to DLJ represent less than substantially all of Donaldson, Lufkin & Jenrette, Inc.'s assets, we may also approve sales and other dispositions of any amount of the assets of DLJ without any stockholder approval.

     Holders of common stock relating to a particular group may receive less value for their shares than the value that a third-party buyer might pay for all or substantially all of the assets of such group. In addition, if we elect to complete an exchange in connection with the disposition, we could do so as one of the three alternatives required in connection with the disposition and any exchange could be completed at a time when DLJ Common Stock or DLJdirect Common Stock may be considered to be overvalued or undervalued.

     The board of directors will decide, in its sole discretion, how to proceed and is not required to select the option that would result in the highest value to holders of either DLJ Common Stock or DLJdirect Common Stock.

  We Have the Option To Exchange DLJdirect Common Stock for DLJ Common Stock and This May Be Disadvantageous To Holders of DLJ Common Stock or Holders of DLJdirect Common Stock

      We will have the right to issue shares of DLJ Common Stock in exchange for outstanding shares of DLJdirect Common Stock. Because certain exchanges would be at a premium, and since we could determine to effect an exchange at a time when either or both of DLJ Common Stock and DLJdirect Common Stock may be considered to be overvalued or undervalued, any such exchange may be disadvantageous to holders of DLJdirect Common Stock. In addition, any such exchange would preclude holders of DLJdirect Common Stock from retaining their investment in a security that is intended to reflect separately the performance of DLJdirect. Any such exchange could also have a dilutive effect on the value of shares of DLJ Common Stock.

  Recent Clinton Administration Tax Proposal Could Result in the Exchange of DLJdirect Common Stock for DLJ Common Stock at a Reduced Premium

     A recent proposal by the Clinton Administration would impose a corporate level tax on the issuance of stock similar to the DLJdirect Common Stock. As proposed by the Clinton Administration, this provision would be effective upon the date of its enactment by Congress. If this proposal is enacted, therefore, we could be subject to tax on an issuance of DLJdirect Common Stock after the date of enactment. We cannot predict whether the proposal will be enacted by Congress and, if enacted, whether it will be in the form proposed by the Clinton Administration. We expect the offering to be consummated prior to the effective date of the proposed legislation. It is possible, however, that further issuances of the DLJdirect Common Stock would be affected by the enactment of these proposals. We may issue DLJ Common Stock in exchange for DLJdirect Common Stock at a premium of 10% if, as a result of the enactment of legislative changes or administrative proposals or changes, we or our stockholders will, more likely than not, be subject to tax upon issuance of the DLJ Common Stock or DLJdirect Common Stock or such stock will not be treated as stock of Donaldson, Lufkin & Jenrette, Inc. See "Description of Capital Stock--Optional Exchange of DLJ Common Stock for DLJdirect Common Stock".

  Dilution of DLJ Common Stock after Issuance of DLJdirect Common Stock

     The issuance of DLJdirect Common Stock, like any issuance of common stock, would dilute the equity interest of holders of DLJ Common Stock. The voting rights of the holders of DLJ Common Stock would only be diluted if a separate class vote were required by applicable law, in which case holders of both DLJ Common Stock and DLJdirect Common Stock would be entitled to vote. We do not believe that the issuance of DLJdirect Common Stock as currently planned would cause a meaningful dilution to holders of DLJ Common Stock on an earnings or book value per share basis.

  If Donaldson, Lufkin & Jenrette, Inc. Runs into Financial Difficulty, the Value of Either DLJ Common Stock or DLJdirect Common Stock May Suffer for Reasons Unrelated to the Prospects of either DLJ or DLJdirect

     Financial results of either DLJ or DLJdirect will affect Donaldson, Lufkin & Jenrette, Inc.'s consolidated results of operations, financial position and borrowing costs. This could affect the results of operations, financial position or borrowing costs of the other group or the market price of shares issued with respect to the other group. In addition, net losses of either group, and any dividends or distributions on, or repurchases of, either series of common stock, will reduce the assets of Donaldson, Lufkin & Jenrette, Inc. legally available for dividends on both DLJ Common Stock and DLJdirect Common Stock.

  We Cannot Predict How the Issuance of Tracking Stock Will Affect the Market Price of DLJ Common Stock

      We cannot predict the prices at which DLJ Common Stock or DLJdirect Common Stock will trade and we cannot assure you that the market price of DLJ Common Stock will equal or exceed the market price of our existing common stock.

  We Cannot Assure You That a Market Will Develop for DLJdirect Common Stock or What Its Market Price Will Be

     There is currently no public trading market for DLJdirect Common Stock, and we cannot assure you that one will develop or be sustained after the offering. We cannot predict the prices at which DLJdirect Common Stock will trade after the offering. The initial public offering price for DLJdirect Common Stock will be determined through our negotiations with the underwriters and may not bear any relationship to the market price at which DLJdirect Common Stock will trade after the offering or to any other established criteria for value.

  The Market Price of DLJdirect Common Stock Will Fluctuate and Could Fluctuate Significantly

     The stock market has experienced extreme price and volume fluctuations. The market prices of securities of Internet-related companies, in particular, have been especially volatile. In the past, companies that have experienced volatility have sometimes been the object of securities class action litigation. Securities class action litigation may result in substantial costs and a diversion of management's attention and resources.

  Certain Terms of DLJ Common Stock and DLJdirect Common Stock May Adversely Affect the Trading Price of DLJ Common Stock or DLJdirect Common Stock, Including

      o the right of the board of directors to exchange shares of DLJ Common Stock for shares of DLJdirect Common Stock and

      o the discretion of the board of directors in making various determinations relating to a variety of cash management and allocation matters.

  The Values of DLJ Common Stock and DLJdirect Common Stock May Decline Due to Future Issuances of DLJ Common Stock or DLJdirect Common Stock

     Our amended and restated certificate of incorporation allows the board of directors, in its sole discretion, to issue authorized but unissued shares of DLJ Common Stock and DLJdirect Common Stock. This could dilute the value of shares of DLJ Common Stock or DLJdirect Common Stock. Under the Delaware general corporation law, the board of directors would not need your approval for these issuances. We do not intend to seek your approval for any such issuances unless stock exchange regulations or other applicable law require approval or the board of directors deems it advisable.

  We May Not Offer DLJdirect Common Stock At All

     This Information Statement describes our current plans for an offering of DLJdirect Common Stock. Such an offering is subject to various conditions and uncertainties, so we cannot assure you that it will be completed.

Risks Relating to the Relationship between DLJ and DLJdirect

     The risks described below are not the only ones facing DLJdirect. Additional risks not presently known to DLJdirect or DLJ or that they currently deem immaterial may also impair the business operations of DLJdirect. DLJdirect's business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of DLJdirect Common Stock could decline due to any of these risks.

  DLJdirect Faces Potential Conflicts of Interest with DLJ

     As a result of DLJdirect's extensive business relationships with DLJ, conflicts of interest may develop between DLJdirect and DLJ or its affiliates. The board of directors, in its sole discretion, will make operational and financial decisions and implement policies that affect the businesses of both DLJ and DLJdirect. These decisions may favor DLJ to the detriment of DLJdirect or DLJdirect to the detriment of DLJ. The board of directors is primarily composed of directors and/or executive officers of DLJ and its affiliates and does not include any members of the management of DLJdirect.

     Competition

     DLJ and DLJdirect are both engaged in brokerage and related investment service businesses. DLJ is not restricted from competing with DLJdirect and there can be no assurance that DLJ will not expand its operations to compete with DLJdirect. If the markets for their services continue to converge, opportunities for direct competition between DLJ and DLJdirect will increase and may include the following:

     o DLJ offering online trading to its existing brokerage customers or launching its own group dedicated to online brokerage;

     o     DLJdirect competing with DLJ for underwriting business; and

     o DLJdirect offering private placements or investment advice to its customers in competition with financial products and services offered by DLJ.

     Business Opportunities and Strategic Issues

     Donaldson, Lufkin & Jenrette, Inc. currently intends to pursue its online brokerage business through DLJdirect. However, the board of directors, in its sole discretion, may in the future decide to pursue business opportunities or operational strategies, even in the online brokerage area, through DLJ instead of DLJdirect. As DLJdirect expands internationally, conflicts may arise in selecting new target international markets and in selecting joint venture partners, if any.

     In addition to conflicts posed by international expansion, DLJdirect may desire to pursue other strategic initiatives that present conflicts between DLJ and DLJdirect. These initiatives could include:

     o alliances by DLJdirect with competitors of DLJ to participate as an Internet-based distributor or an underwriter in non-DLJ managed offerings;

     o    DLJ selling its research products to competitors of DLJdirect; and

     o    DLJ including other Internet-based distributors in its offerings.

In addition to research products and access to DLJ-managed offerings, DLJdirect intends to expand the range of DLJ products and services available to its clients as part of its ongoing business strategy. As competition in the financial services industry increases and DLJdirect's business continues to grow, issues relating to the pricing and the level of availability for such products and services may result in conflicts of interest.

     Financial Considerations

     The consolidated financial results of Donaldson, Lufkin & Jenrette, Inc. will reflect DLJdirect's financial results. Accordingly, strategic decisions by DLJdirect that adversely affect DLJdirect's near-term reported results will also adversely affect DLJ's near-term reported results. As a result, DLJ may restrict DLJdirect's ability to pursue initiatives that may adversely affect the near-term reported results of DLJ. Such initiatives may include:

     o significant increases in marketing expenditures or technological investments;

     o    changes to DLJdirect's pricing structure; and



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



     o    significant international expansion.

     Clearing and Execution Services.

     Pursuant to an agreement between DLJ and DLJdirect, all domestic securities transactions of DLJdirect are cleared on a fully disclosed basis through Pershing. Brokerage, clearing and exchange fees paid to Pershing represented approximately 24.1% of DLJdirect's total revenues in 1998. In addition, DLJdirect receives payments from Pershing for order flow and for interest earned on account balances. Under a recent amendment to the agreement, the amounts to be paid by DLJdirect to Pershing will include the license fee for the use of the trademarks that are licensed to DLJdirect in the United States and certain other jurisdictions. The agreement which governs these fees and payments provides for good faith renegotiation of pricing terms in the event of changes in market conditions. As DLJdirect's business evolves, conflicts may arise regarding decisions for appropriate levels of future fees and payments.

  Agreements Between DLJdirect and DLJ Are Not the Result of Third-Party Negotiations

     DLJdirect has entered into a number of important intercompany arrangements with DLJ entities. None of these arrangements were the result of third-party negotiations. No assurances can be given therefore that DLJdirect could not enter into similar arrangements with a third-party on more favorable terms.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Information Statement and the information incorporated by reference includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Some of the forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or the negative of those words or other comparable terminology. Forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include systems failures, technological changes, volatility of securities markets, government regulations, and economic conditions and competition in the geographic and the business areas in which we conduct our operations. For a discussion of factors that could cause actual results to differ, please see the discussion under "Risk Factors" contained in this Information Statement and in other information contained in our publicly available SEC filings and press releases.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning Donaldson, Lufkin & Jenrette, Inc. can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Donaldson, Lufkin & Jenrette, Inc. The common stock of Donaldson, Lufkin & Jenrette, Inc. is listed on the New York Stock Exchange. Reports and other information concerning Donaldson, Lufkin & Jenrette, Inc. can also be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have recently filed a registration statement with the SEC with respect to the proposed offering of DLJdirect Common Stock. The full registration statement can be obtained from the SEC as indicated above, or from us.

     The SEC allows us to "incorporate by reference" the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this Information Statement, and any information filed with the SEC by us after the date of this Information Statement will automatically be deemed to update and supersede this information. We incorporate by reference the following document that has been filed with the SEC:

     o    Annual Report on Form 10-K for the year ended December 31, 1998.

     We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates the termination of the offering of the securities made by the prospectus included in the registration statement referred to above.

     We will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this Information Statement, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to Donaldson, Lufkin & Jenrette, Inc., 277 Park Avenue, New York, New York 10172, Attention:
Corporate Secretary (Telephone: (212) 892-3000).



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




                          THE TRACKING STOCK PROPOSAL

General

     The tracking stock proposal described in this Information Statement would allow us to amend our amended and restated certificate of incorporation to:

     o authorize the board of directors to issue common stock in multiple series--initially, we would have two series: Donaldson, Lufkin & Jenrette, Inc.--DLJ Common Stock ("DLJ Common Stock") and Donaldson, Lufkin, Jenrette, Inc.--DLJdirect Common Stock ("DLJdirect Common Stock"). The board of directors will be authorized to issue up to 1,500,000,000 shares of common stock not more than 500,000,000 of which can be shares of DLJ Common Stock and not more than 500,000,000 of which can be shares of DLJdirect Common Stock;

          o we intend DLJdirect Common Stock to reflect the performance of the online discount brokerage and related services business of DLJdirect, including certain activities currently conducted by DLJdirect Holdings Inc. and one or more affiliates of Donaldson, Lufkin & Jenrette, Inc. (the "DLJdirect Group" or "DLJdirect");

          o we intend DLJ Common Stock to reflect the performance of the rest of the businesses conducted by DLJ and its affiliates (the "DLJ Group" or "DLJ"), including DLJ's retained interest in DLJdirect;

          o we have allocated all of Donaldson, Lufkin & Jenrette, Inc.'s consolidated assets, liabilities, revenue, expenses and cash flow between the DLJ Group and DLJdirect Group;

     o re-classify each outstanding share of common stock into a share of DLJ Common Stock.

     The Equitable Companies Incorporated, the owner of approximately 71.3% of our outstanding common stock, has indicated that it intends to consent to the tracking stock proposal by executing a written stockholders' consent. This consent meets the stockholder approval requirements under Delaware law. Thus, no meeting or additional approval or consent of our other stockholders is necessary to effect the tracking stock proposal.

     We currently plan to offer to the public, for cash, shares of DLJdirect Common Stock intended to represent a minority interest in the equity value attributed to DLJdirect. This would leave DLJ with a retained interest intended to represent a majority interest in the equity attributable to DLJdirect. (We call Donaldson, Lufkin & Jenrette, Inc.'s interest in DLJdirect, excluding the interest intended to be represented by outstanding shares of DLJdirect Common Stock, DLJ's "retained interest" in DLJdirect.) Assuming we do so, we currently plan to attribute the net proceeds from the offering to DLJdirect (in a manner analogous to a primary offering of common stock). We currently estimate the gross proceeds from the offering to be $ 120 million (assuming the underwriters' over-allotment option is not exercised). This estimate is preliminary and the actual amount could differ materially. The net proceeds will be used to fund increases in marketing expenditures, for international expansion, to repay a note issued to us prior to the consummation of the offering and for other general corporate purposes. We may decide to increase or decrease the size of the offering.

     We expect the offering to occur sometime in the second or third quarter of 1999. However, we could choose to conduct the offering at a later time, or not to make the offering at all, depending on the circumstances at the time.

     The board of directors and the underwriters for the offering will determine the terms of the offering based upon:

     o prevailing market and other conditions, both generally and for Internet businesses,

     o the financial condition, results of operations and prospects of DLJdirect and

     o    such factors as they deem appropriate at the time of the offering.

     In addition to or instead of the offering, we reserve the right to distribute DLJdirect Common Stock to stockholders.

     We will file an amendment to our amended and restated certificate of incorporation implementing the tracking stock proposal (the "restated charter") and re-classify your common stock as DLJ Common Stock before we first issue DLJdirect Common Stock. The tracking stock proposal will also increase the number of shares of our existing common stock (which will become DLJ Common Stock) authorized for issuance from 300 million to 500 million and authorize the board of directors to create additional series of common stock other than DLJ Common Stock and DLJdirect Common stock.

Background and Reasons for the Tracking Stock Proposal

     We continually review each of our businesses and Donaldson, Lufkin & Jenrette, Inc. as a whole to determine the best way to realize its inherent value. As a result of this review process, we recently began to evaluate various alternatives, including an offering of direct stock in a corporation that would acquire DLJdirect or of "tracking stock" of Donaldson, Lufkin & Jenrette Inc. intended to reflect the performance of DLJdirect.

     Upon management's recommendation and after extensive consultation with our financial and legal advisors, the board of directors has determined that the issuance of tracking stock would be preferable because, among other things, issuance of tracking stock, unlike the issuance of direct stock, would preserve certain favorable financial, tax, operational, strategic and other benefits of being a single consolidated entity.

     In arriving at its determination, the board of directors, with assistance of its financial and legal advisors, considered, among other things, the following:

     o The proposal will permit the market to review separate information about DLJdirect and separately value DLJdirect Common Stock. This should encourage investors and analysts to focus more attention on DLJdirect and result in greater market recognition of the value of DLJdirect to Donaldson, Lufkin & Jenrette Inc.

     o The proposal will allow investors to invest in either or both series of common stock, depending on their particular investment objectives.

     o The proposal will allow us to issue stock options tied to DLJdirect Common Stock, thereby providing more focused incentives to DLJdirect management and employees.

     o The proposal will provide us with greater flexibility to raise capital and respond to strategic opportunities (including acquisitions), because it will allow us to issue either DLJ Common Stock or DLJdirect Common Stock as appropriate under the circumstances.

     o The proposal will enable us to monetize some of the value of DLJdirect while preserving the financial, tax, operational, strategic and other benefits of being a single consolidated entity.

     o The proposal will allow us to issue DLJdirect Common Stock to the public for cash on a basis that we believe to be tax-free and to allow DLJdirect to use the net proceeds to fund increases in marketing expenditures, for international expansion, to repay a note issued to an affiliate prior to the consummation of the offering and for other general corporate purposes.

     The board of directors also evaluated the potential negative aspects of the tracking stock proposal, including the following:

     o The uncertainty as to the amount of net proceeds we may realize in the offering.

     o The tracking stock proposal will require a complex capital structure and additional reporting requirements with respect to each Group.

     o The tracking stock proposal will expand the board of directors' responsibility to oversee the interests of two series of common stockholders.

     o The potential diverging or conflicting interests between the holders of DLJ Common Stock and the holders of DLJdirect Common Stock and issues that the board of directors may face in resolving any conflicts.

     o The pooling-of-interests method of accounting might not be available for future acquisitions using DLJ Common Stock or DLJdirect Common Stock.

     o The costs associated with implementing the tracking stock proposal and the ongoing cost of operating separate Groups will exceed the costs associated with operating Donaldson, Lufkin & Jenrette, Inc. as it currently exists.

     The board of directors determined that the positive aspects of the tracking stock proposal outweighed the negative aspects and concluded that the tracking stock proposal is in the best interests of Donaldson, Lufkin & Jenrette Inc. and its stockholders.

Required Approval

      As of         , 1999, we had        shares of common stock issued and
outstanding, with each share entitled to one vote, and 7,500,000 shares of non-voting preferred stock issued and outstanding. Donaldson, Lufkin & Jenrette, Inc.'s principal stockholder, The Equitable Companies Incorporated, controls 71.3% of the outstanding votes of Donaldson, Lufkin & Jenrette, Inc. and has indicated that it intends to approve the tracking stock proposal by written consent. Thus, no meeting or additional approval or consent of our other stockholders is necessary to effect the tracking stock proposal.

                                DIVIDEND POLICY

     We do not expect to change our dividend policy with respect to our currently outstanding common stock (which will become DLJ Common Stock) as a result of the tracking stock proposal.

     We do not expect to pay any dividends for the foreseeable future on DLJdirect Common Stock.

     We will, however, be permitted to pay dividends on:

     o DLJ Common Stock out of the assets of Donaldson, Lufkin & Jenrette, Inc. legally available for the payment of dividends under Delaware law, but the total amounts paid as dividends on DLJ Common Stock cannot exceed the available dividend amount for DLJ and

     o DLJdirect Common Stock, out of the assets of Donaldson, Lufkin & Jenrette, Inc. legally available for the payment of dividends under Delaware law (and transfer corresponding amounts to DLJ in respect of its retained interest in DLJdirect), but the total of the amounts paid as dividends on DLJdirect Common Stock and the corresponding amounts transferred to DLJ in respect of its retained interest in DLJdirect cannot exceed the available dividend amount for DLJdirect.

     The "available dividend amount" for DLJ and DLJdirect, as the case may be, is based on the amount that would be legally available for the payment of dividends under Delaware law if DLJ and DLJdirect were each a single, separate Delaware corporation. For more information on the "available dividend amount" for DLJ and DLJdirect, see "Description of Capital Stock--Dividends". We expect that determinations to pay dividends on DLJdirect would be based primarily upon the financial condition, results of operations, capital requirements, any restrictions contained in financing or other agreements binding upon us and other factors that the board of directors deems relevant.

                CERTAIN CASH MANAGEMENT AND ALLOCATION POLICIES

     From a financial reporting standpoint, Donaldson, Lufkin & Jenrette, Inc. has allocated all of its consolidated assets, liabilities, revenue, expenses and cash flow between DLJ and DLJdirect. In this Information Statement, each of DLJ and DLJdirect is sometimes called a "Group". The financial statements of DLJdirect reflect the application of certain cash management and allocation policies adopted by the board of directors. These policies are summarized below.

     The board of directors may, in its sole discretion, modify, rescind or add to any of these policies, although it has no present intention to do so. The decision of the board of directors to modify, rescind or add to any of these policies would, however, be subject to the board of directors' general fiduciary duties. The board of directors intends to delegate its authority with regard to these policies to its operating committee, all of whom are senior officers of DLJ.

     Even though Donaldson, Lufkin & Jenrette, Inc. has allocated all of its consolidated assets, liabilities, revenue, expenses and cash flow between DLJ and DLJdirect, holders of DLJdirect Common Stock will continue to be common stockholders of Donaldson, Lufkin & Jenrette, Inc. and, as such, will be subject to all risks associated with an investment in Donaldson, Lufkin & Jenrette, Inc. and all of its businesses, assets and liabilities. See "Risk Factors--Risk Factors Relating to DLJdirect Common Stock--Holders of DLJdirect Common Stock Will Be Common Stockholders of Donaldson, Lufkin & Jenrette, Inc.".

Treasury Activities

     Donaldson, Lufkin & Jenrette, Inc. manages most treasury activities on a centralized, consolidated basis. These activities include the investment of surplus cash, the issuance, repayment and repurchase of short-term and long-term debt, and the issuance and repurchase of common stock and preferred stock. Each Group generally remits its cash receipts, other than receipts of foreign operations or operations that are not wholly-owned, to Donaldson, Lufkin & Jenrette, Inc., and Donaldson, Lufkin & Jenrette, Inc. generally funds each Group's cash disbursements, other than disbursements of foreign operations or operations that are not wholly-owned, on a daily basis. In certain instances DLJ funds cash disbursements for DLJ entities including DLJdirect.

     In the combined financial statements of DLJdirect included in this Information Statement:

     o all external debt and equity transactions, and the proceeds thereof, were attributed to DLJ,

     o whenever DLJdirect held cash, substantially all of that cash was invested in money market funds managed by an affiliate,

     o whenever DLJdirect had a cash need, that cash need was funded by DLJ and accounted for as a capital contribution, i.e., as an increase of DLJdirect's division equity and DLJ's retained interest in DLJdirect and

     o all expenses of DLJdirect were paid by DLJ and reimbursed by DLJdirect.

No interest expense has been reflected in the combined financial statements of DLJdirect for cash transfers from Donaldson, Lufkin & Jenrette, Inc. or any of its affiliates and no interest income from DLJdirect has been reflected in the financial statements of Donaldson, Lufkin & Jenrette, Inc. for any period prior to the date on which DLJdirect Common Stock is issued. Interest income earned on DLJdirect's money market funds is included in DLJdirect's financial statements.

     After the date on which DLJdirect Common Stock is first issued:

          (1) Donaldson, Lufkin & Jenrette, Inc. will attribute each future incurrence or issuance of external debt or preferred stock and the proceeds thereof to DLJ, unless the board of directors determines otherwise. The board of directors may, but is not required to, attribute an incurrence or issuance of debt or preferred stock, and the proceeds thereof, to DLJdirect to the extent that Donaldson, Lufkin & Jenrette, Inc. incurs or issues the debt or preferred stock for the benefit of DLJdirect.

          (2) Donaldson, Lufkin & Jenrette, Inc. will attribute each future issuance of DLJ Common Stock, and the proceeds thereof, to DLJ. Donaldson, Lufkin & Jenrette, Inc. may attribute any future issuance of DLJdirect Common Stock and the proceeds thereof

          o to DLJ in respect of its retained interest in DLJdirect, in a manner analogous to a secondary offering of common stock of a subsidiary owned by a corporate parent or

          o to DLJdirect, in a manner analogous to a primary offering of common stock.

     Dividends on and repurchases of DLJ Common Stock will be charged against DLJ, and dividends on and repurchases of DLJdirect Common Stock will be charged against DLJdirect. In addition, at the time of any dividend on DLJdirect Common Stock, Donaldson, Lufkin & Jenrette, Inc. will credit to DLJ, and charge against DLJdirect, a corresponding amount in respect of DLJ's retained interest in DLJdirect. See "Description of Capital Stock--DLJ's Retained Interest in Any Group".

          (3) DLJdirect will continue to invest its excess cash. DLJ intends to fund DLJdirect's liquidity needs in the ordinary course of business. However, significant expenditures will be funded on a case by case basis as determined by the board of directors. The board of directors will determine, in its sole discretion, whether to provide any particular funds to either DLJ or DLJdirect and will not be obligated to do so.

          (4) Donaldson, Lufkin & Jenrette, Inc. will account for all cash transfers from one Group to or for the account of the other Group, other than transfers in return for assets or services rendered or transfers in respect of DLJ's retained interest that correspond to dividends paid on DLJdirect Common Stock, as inter-Group revolving credit advances unless:

          o the board of directors determines that a given transfer or type of transfer should be accounted for as a long-term loan,

          o the board of directors determines that a given transfer or type of transfer should be accounted for as a capital contribution increasing DLJ's retained interest in DLJdirect or

          o the board of directors determines that a given transfer or type of transfer should be accounted for as a return of capital reducing DLJ's retained interest in DLJdirect.

There are no specific criteria to determine when Donaldson, Lufkin & Jenrette, Inc. will account for a cash transfer as a long-term loan, a capital contribution or a return of capital rather than an inter-Group revolving credit advance. The board of directors would make such a determination in the exercise of its business judgment at the time of such transfer, or the first of such type of transfer, based upon all relevant circumstances. Factors the board of directors would consider include:

     o    the current and projected capital structure of each Group,

     o    the relative levels of internally generated funds of each Group,

     o    the financing needs and objectives of the recipient Group,

     o    the investment objectives of the transferring Group,

     o the availability, cost and time associated with alternative financing sources and

     o    prevailing interest rates and general economic conditions.

          (5) Any cash transfer accounted for as an inter-Group revolving credit advance will bear interest at the rate at which the board of directors, in its sole discretion, determines Donaldson, Lufkin & Jenrette, Inc. could borrow such funds on a revolving credit basis. Any cash transfer accounted for as a long-term loan will have interest rate, amortization, maturity, redemption and other terms that generally reflect the then prevailing terms on which the board of directors, in its sole discretion, determines Donaldson, Lufkin & Jenrette, Inc. could borrow such funds.

          (6) Any cash transfer from DLJ to DLJdirect or for DLJdirect's account accounted for as a capital contribution will correspondingly increase DLJdirect's shareholders' equity and DLJ's retained interest in DLJdirect. As a result, the number of shares of DLJdirect Common Stock that Donaldson, Lufkin & Jenrette, Inc. may issue for the account of DLJ in respect of its retained interest (which we call the "Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect") will increase by the amount of such capital contribution divided by the Market Value of DLJdirect Common Stock on the date of transfer.

     This increase in the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect may also be expressed as follows:

                  Amount of Capital Contribution to DLJdirect
                  -------------------------------------------
               Market Value of DLJdirect on the Date of Transfer

          (7) Any cash transfer from DLJdirect to DLJ, or DLJ's account, accounted for as a return of capital will correspondingly reduce DLJdirect's equity and DLJ's retained interest in DLJdirect. As a result, the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect will decrease by the amount of such return of capital divided by the Market Value of DLJdirect Common Stock on the date of transfer.

     This percentage decrease in the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect may also be expressed as follows:

                    Amount of Return of Capital to DLJdirect
                    ----------------------------------------
               Market Value of DLJdirect on the Date of Transfer

Clearing and License Arrangements

     Pursuant to an agreement dated September 24, 1997, as amended on March 11, 1999, between the Pershing Division of DLJ and DLJdirect, Pershing acts as the clearing agent for DLJdirect and in such capacity performs traditional operational functions, including execution and clearance of trades and holding customer funds and securities. Pershing carries the cash and margin accounts of DLJdirect customers and clears transactions on a fully disclosed basis for such accounts. Without the prior written approval of Pershing, DLJdirect may not enter into similar services contracts with any other clearing agencies. Pershing deducts the fees for its clearing services from the commissions, mark-ups and other charges DLJdirect establishes for each transaction. The clearance fees, order flow payments, interest sharing and charges for other services provided for in the agreement were negotiated between DLJdirect and Pershing with reference to those for comparable arrangements available in the securities industry generally. These fees include volume discounts and sliding scale payments taking into account the size of DLJdirect's business and the levels of services provided by Pershing. The agreement also provides for good faith renegotiation of any provision upon the request of either party. If the parties are unable to agree upon negotiation, the parties will be subject to the final decision of the operating committee of the board of directors. The amounts paid to DLJ by DLJdirect pursuant to this agreement were $15.4 million, $20.9 million, and $28.4 million in 1996, 1997 and 1998, respectively. The agreement expires on March 10, 2009. Under the agreement, as amended, the amounts to be paid by DLJdirect to Pershing will include the license fee for the use of certain trademarks that are licensed to DLJdirect in the United States and certain other jurisdictions. The clearing agreement may be terminated by either party upon a default of the other party or the disability of either party.

     In March 1999, DLJdirect entered into an exclusive license agreement with DLJ Long Term Investment Corporation. Under this agreement, DLJ Long Term Investment Corporation has licensed certain trademarks, services marks, trade names and other proprietary rights to various words, slogans, symbols and logos to DLJdirect for use in its provision of financial services and sale or other distribution of related financial goods. The nature and quality of all financial goods and services offered by DLJdirect under the licensed marks are subject to the control of DLJ Long Term Investment Corporation, and the use of the marks must be consistent with specific guidelines. Fees payable under the current license agreement for the use of the marks in the United States and certain other jurisdictions are to be paid in accordance with the terms of the clearing agreement with DLJ. The license fee included in the clearing fee does not include the use of the marks in certain other foreign jurisdictions, the use of which will be negotiated on a case by case basis. The agreement expires on March 10, 2009. The agreement is terminable by DLJ Long Term Investment Corporation for certain events, including, among other things, a default by DLJdirect, the bankruptcy of DLJdirect or the sale or dissolution of DLJdirect.

Taxes

     DLJdirect is, and after the offerings will continue to be, included in the same consolidated tax group as DLJ for Federal income tax purposes until such time as it ceases to be eligible for inclusion in this consolidated tax group. In connection with the offering, DLJ and DLJdirect intend to enter into a tax sharing agreement, effective as of January 1, 1999 and applicable to any Federal, foreign, state, local and other taxes. Pursuant to the provisions of such agreement, DLJdirect and DLJ will generally make payments between them such that, with respect to any period in which DLJdirect is a member of the same consolidated tax group as DLJ for Federal income tax purposes, the amount of Federal income taxes to be paid by DLJdirect will be determined, with certain exceptions, as though DLJdirect were to file for such period and all prior periods separate Federal income tax returns (generally including any amounts determined to be due as a result of a redetermination of the Federal income tax liability of the DLJ consolidated group arising from an audit or otherwise) as the common parent of an affiliated group of corporations filing a consolidated return rather than a consolidated subsidiary of DLJ. DLJ and DLJdirect have each agreed to remit interest to the other on any payments that are not timely made. DLJdirect is also entitled to receive payments from DLJ in respect of utilization of its tax assets, if any. The amount of any such payment will generally be determined by the actual tax benefit received by the DLJ consolidated group. Conversely, if inclusion of DLJdirect in the consolidated group should increase the tax of other members, DLJdirect will reimburse DLJ for such cost. Any tax benefit related to (1) the exercise of options in DLJ Common Stock, or DLJdirect Common Stock that is attributed to DLJ pursuant to the board of directors' cash management policy, (2) the vesting of restricted DLJ Common Stock, or restricted DLJdirect Common Stock that is attributed to DLJ pursuant to the board of directors' cash management policy,
(3) satisfaction of stock appreciation rights that result in a charge to DLJ's earnings, or (4) other compensation funded by DLJ will be allocated to DLJ. If DLJdirect Common Stock vests in or, pursuant to the exercise of an option, is issued to an employee of DLJ, its subsidiaries or affiliates exclusive of DLJdirect, and is attributed to DLJdirect pursuant to the board of directors' cash management policy, or if a compensation deduction results from any other DLJdirect Common Stock -based compensation plan that is related to an employee of DLJ, its subsidiaries or affiliates exclusive of DLJdirect, and is attributed to DLJdirect pursuant to the cash management policy, the resulting tax benefit will be allocated to DLJdirect.

     While DLJdirect remains part of the same consolidated group as DLJ, Donaldson, Lufkin & Jenrette, Inc. will continue to have all the rights of a common parent of a consolidated group, will be the sole and exclusive agent for DLJdirect in any and all matters related to the Federal income tax liability of DLJdirect, and will be responsible for the preparation and filing of consolidated Federal income tax returns. In addition, each member of a consolidated group for Federal income tax purposes is jointly and severally liable for the Federal income tax liability of each other member of its consolidated group. Accordingly, under the tax sharing agreement, DLJ has agreed to indemnify DLJdirect against such liabilities to the extent that they relate to the Federal income tax liability of the DLJ consolidated group for periods that DLJdirect is included in the same consolidated group as DLJ, except to the extent attributable to DLJdirect.

Corporate General and Administrative Expenses

     DLJ provides services to DLJdirect pursuant to an Intercompany Services Agreement dated February 23, 1999. The agreement covers public relations, telecommunications, tax, internal audit, insurance, employee benefits, human resources, legal, compliance, credit, general administrative, accounting, treasury, library and record management services, facilities, security and custodial services. These services may be provided by an employee of DLJ or any of its affiliates or by any third party chosen at the sole discretion of DLJ and the costs of these services and space are allocated to DLJdirect. The agreement may be terminated upon a change in control or upon 90-day notice by either party. Amounts paid by DLJdirect under this agreement were $1.2 million, $1.9 million, and $2.7 million, in 1996, 1997 and 1998, respectively.

                          DESCRIPTION OF CAPITAL STOCK

     The following description is not complete and should be read with Annex II to this Information Statement, which contains the full text of the amendment to our amended and restated certificate of incorporation, which will be filed pursuant to the tracking stock proposal. This description uses DLJdirect Common Stock to illustrate the amendment to our amended and restated certificate of incorporation. Should Donaldson, Lufkin & Jenrette, Inc. decide in the future to issue other similar series of common stock the provisions described below would apply to such series as well unless we amend our amended and restated certificate of incorporation at such time.

     This description refers in many places to "DLJ's retained interest in DLJdirect." This represents the ownership of DLJ in that portion of DLJdirect that is not represented by DLJdirect Common Stock. The size of this retained interest relative to the interest represented by DLJdirect Common Stock may change in the future if actions are taken, such as issuances of additional shares of DLJdirect Common Stock, repurchases of DLJdirect Common Stock, or transfers of cash or other property between DLJ and DLJdirect, that change either the total amount of the assets of DLJdirect or the number of shares of DLJdirect Common Stock that is outstanding. These actions, and the effect that they would have on holders of DLJdirect Common Stock are described further in this section. See Annex 1, "Illustration of Certain Terms", for further discussion of certain terms defined in this section.

General

     Our current certificate of incorporation authorizes us to issue 300,000,000 shares of common stock, par value $0.10 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. Only the preferred stock is currently issuable in series by the board of directors. As of March 1, 1999, we had 124,320,184 shares of common stock and 7,500,000 shares of preferred stock issued and outstanding.

     Before the offering, we will file an amendment to our amended and restated certificate of incorporation which will further amend our current amended and restated certificate of incorporation. The amendment to our amended and restated certificate of incorporation (together, the "restated charter") will

     o authorize the board of directors to issue a total of 1.5 million shares of common stock in multiple series, including Donaldson, Lufkin & Jenrette, Inc.--DLJ Common Stock ("DLJ Common Stock") and Donaldson, Lufkin, Jenrette, Inc.--DLJdirect Common Stock ("DLJdirect Common Stock"). The board of directors will be authorized to issue 500,000,000 shares of DLJ Common Stock and 500,000,000 shares of DLJdirect Common Stock;

          o we intend DLJdirect Common Stock to reflect the performance of the online discount brokerage and related services business of DLJdirect, including certain activities currently conducted by DLJdirect Holdings Inc. and one or more affiliates of Donaldson, Lufkin & Jenrette, Inc. (the "DLJdirect Group" or "DLJdirect");

          o we intend DLJ Common Stock to reflect the performance of the rest of the businesses conducted by DLJ and its affiliates (the "DLJ Group" or "DLJ"), including DLJ's retained interest in DLJdirect;

          o we will allocate all of Donaldson, Lufkin & Jenrette, Inc.'s consolidated assets, liabilities, revenue, expenses and cash flow between the DLJ Group and DLJdirect Group;

          o we may decide to authorize the issuance of shares of additional series of common stock other than DLJ Common Stock or DLJdirect Common Stock in which case we shall designate the assets and liabilities of DLJ to which such series of common stock relates and such assets and liabilities shall be an additional "Group" for the purposes of our restated charter;

     o re-classify each outstanding share of common stock into a share of DLJ Common Stock.

     The full definitions of the terms "DLJ" and "DLJdirect" are set forth under "--Mandatory Dividend, Redemption or Exchange on Disposition of All or Substantially All of the Assets of a Group" below.

     Before the time of the offering, the board of directors will designate the initial Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect. See "--DLJ's Retained Interest in Any Group" and our restated charter for additional information about DLJ's retained interest in DLJdirect (or in any other Group) and the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect (or in any other Group).

     The board of directors will have the authority in its sole discretion to issue authorized but unissued shares of common stock from time to time for any proper corporate purpose. The board of directors will have the authority to do so without stockholders approval, except as may be provided by Delaware law or the rules and regulations of any securities exchange on which any series of outstanding common stock may then be listed.

Dividends

     The board of directors will retain the discretion whether or not to pay dividends on any series of common stock. We do not expect to change our current dividend policy for our outstanding common stock (which will become DLJ Common Stock). We do not expect to pay dividends on DLJdirect Common Stock in the future; however,

     o we will be permitted to pay dividends on any series of common stock out of the lesser of the assets of Donaldson, Lufkin & Jenrette, Inc. legally available for the payment of dividends under Delaware law and the Available Dividend Amount for the Group to which such series of common stock relates.

     The "Available Dividend Amount" for DLJ at any time is the amount that would then be legally available for the payment of dividends on DLJ's common stock under Delaware law if

     o DLJ and each other Group were each a single, separate Delaware corporation,

     o DLJ had outstanding (a) a number of shares of common stock, par value $0.10 per share, equal to the number of shares of DLJ Common Stock that are then outstanding and (b) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares of preferred stock of Donaldson, Lufkin & Jenrette, Inc.
          that have been attributed to DLJ that are then outstanding,

     o the assumptions about each other Group set forth in the next sentence were true, and

     o DLJ owned a number of shares of each series of common stock (other than DLJ Common Stock) equal to the Number of Shares Issuable with Respect to DLJ's Retained Interest in each Group to which each such series of common stock relates.

Similarly, the "Available Dividend Amount" for any Group that is not DLJ at any time is the amount that would then be legally available for the payment of dividends on the series of common stock relating to such Group under Delaware law if such other Group were a single, separate Delaware corporation having outstanding:

     o a number of shares of common stock, par value $0.10 per share, equal to the number of shares of the series of common stock relating to such Group that are then outstanding plus the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group and

     o a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares of preferred stock of Donaldson, Lufkin & Jenrette, Inc. that have been attributed to such Group, if any, that are then outstanding.

     The amount legally available for the payment of dividends on common stock of a corporation under Delaware law is generally limited to:

     o    the total assets of the corporation less its total liabilities less

     o the aggregate par value of the issued shares of its common and preferred stock, plus any amounts which the board of directors has designated as capital in respect of such shares.

     However, if that amount is not greater than zero, the corporation may also pay dividends out of the net profits for the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. As mentioned above, these restrictions will form the basis for calculating the Available Dividend Amounts for DLJ and DLJdirect. Thus, net losses of either Group, and any dividends and distributions on, or repurchases of, either series of common stock, may reduce the assets legally available for dividends on both series of common stock. These restrictions will also form the basis for calculating the aggregate amount of dividends that Donaldson, Lufkin & Jenrette, Inc. as a whole can pay on its common stock, regardless of series. Thus, for example, net losses of the DLJ Group, and any dividends and distributions on, or repurchases of, DLJ Common Stock, will reduce the assets legally available for dividends on the DLJdirect Common Stock.

     Subject to the foregoing limitations, applicable regulatory requirements and to any other limitations set forth in any future series of preferred stock or in any agreements binding on Donaldson, Lufkin & Jenrette, Inc. from time to time, we have the right to pay dividends on both, one or neither series of common stock in equal or unequal amounts, notwithstanding the relative amounts of the Available Dividend Amounts, the amount of dividends previously declared on either series, the respective voting or liquidation rights of each series or any other factor.

     At the time of any dividend on the outstanding shares of any series of common stock, including any dividend required as a result of a disposition of All or Substantially All of the Assets (as defined herein) of the Group to which such series of common stock relates but excluding any dividend payable in shares of such series of common stock, we will credit to DLJ, and charge against such Group, a corresponding amount in respect of DLJ's retained interest in such Group. Specifically, the corresponding amount will equal (1) the aggregate amount of such dividend times (2) the Retained Interest Fraction in such Group.

          The board of directors may declare and pay dividends or distributions of shares of common stock (or securities convertible into or exchangeable or exercisable for shares of common stock) if such dividends or distributions of shares

          o of any series of common stock (or securities convertible into or exchangeable or exercisable for shares of common stock) are on shares of the same series of common stock, or

          o are of a series of common stock other than DLJ Common Stock (or securities convertible into or exchangeable or exercisable for shares of a series of common stock of than DLJ Common Stock) on shares of DLJ Common Stock and the sum of the shares of the series of common stock to be issued and the shares of the series of common stock issuable upon conversion, exchange or exercise of any outstanding convertible securities attributable to the DLJ Group is less than or equal to the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group.

Mandatory Dividend, Redemption or Exchange on Disposition of All or Substantially All of the Assets of a Group

     If we dispose of All or Substantially All of the Assets of a Group to one or more persons or entities, in one transaction or a series of related transactions (collectively, a "Disposition"), and the Disposition is not an Exempt Disposition as defined below, we would be required, by the 85th Trading Day after the consummation of such Disposition (the "Disposition Date"), to either:

     o declare and pay a dividend to holders of the series of common stock that relates to the Group that consummated such Disposition in cash, securities (other than common stock of Donaldson, Lufkin & Jenrette, Inc.) or other property, or a combination thereof, in an aggregate amount having a Fair Value (determined as of the Disposition Date) equal to the product of the Outstanding Interest Fraction in such Group (determined as of the record date for such dividend) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition,

     o redeem from holders of the series of common stock that relates to the Group that consummated such Disposition, in exchange for cash, securities (other than common stock of Donaldson, Lufkin & Jenrette, Inc.) or other property, or a combination thereof, in an amount having an aggregate Fair Value (determined as of the Disposition
          Date) equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the redemption date) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition, all of the outstanding shares of such series of common stock (unless such Disposition involves substantially all (but not all) of the assets attributed to such Group, in which case, a number of shares of such series of common stock having an aggregate average Market Value, during the 20 consecutive Trading Day period beginning on the 16th Trading Day immediately following the Disposition Date, equal to such Fair Value) or

     o issue shares of a series of common stock that does not relate to the Group that consummated such Disposition in exchange for each outstanding share of the series of common stock that relates to the Group that consummated such Disposition at a 10% premium, based on the average Market Value of the relevant series of common stock as compared to the average Market Value of the other series of common stock during the 20 consecutive Trading Day period beginning on the 16th Trading Day immediately following the Disposition Date.

     In connection with any special dividend on, or redemption of, common stock as described above, we will credit to DLJ, and charge against the applicable Group, a corresponding amount in respect of DLJ's retained interest in such Group. Specifically, the corresponding amount will equal

     o    the aggregate Fair Value of such dividend or redemption times

     o    the Retained Interest Fraction in such Group.

     In addition, in connection with any redemption of common stock as described above, we will decrease the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group by the same proportion as the proportionate decrease in outstanding shares of such Group caused by such redemption.

     At any time within one year after completing any dividend or partial redemption of the sort referred to above, we will have the right to issue shares of a series of common stock that does not relate to the Group in question in exchange for each remaining outstanding share of the series of common stock that relates to that Group at a 10% premium. The exchange ratio that will result in a 10% premium will be calculated based on the average Market Value of the relevant series of common stock as compared to the average Market Value of the other series of common stock during the 20 consecutive Trading Day period ending on the 5th Trading Day immediately preceding the date on which Donaldson, Lufkin & Jenrette, Inc. mails the notice of exchange to holders of the relevant series. In determining whether to effect any such exchange following such a dividend or partial redemption, we would, in addition to other matters, consider:

     o whether the remaining assets of such Group continue to constitute a viable business,

     o the number of shares of such common stock remaining issued and outstanding,

     o    the per share market price of such common stock and

     o the ongoing cost of continuing to have a separate series of such common stock outstanding.

     The following terms used in this Information Statement have the meanings specified in our restated charter and are set forth below:

     "All or Substantially All of the Assets" of a Group means, with respect to any Disposition, a portion of such assets that represents at least 80% of the Fair Value (determined as of the Disposition Date) of the assets of such Group.

     "DLJ" means:

     o all of the businesses, assets and liabilities of Donaldson, Lufkin & Jenrette, Inc. and its subsidiaries other than the businesses, assets and liabilities that are part of any Group other than DLJ,

     o the rights and obligations of DLJ under any inter-Group debt deemed to be owed to or by DLJ, as such rights and obligations are defined in accordance with policies established from time to time by the board of directors, and

     o a proportionate interest in any Group other than DLJ, after giving effect to any options, preferred stock, other securities or debt issued or incurred by Donaldson, Lufkin & Jenrette, Inc. and attributed to any Group other than DLJ, equal to the Retained Interest Fraction in such Group; provided that:

          o Donaldson, Lufkin & Jenrette, Inc. may re-allocate assets from one Group to another Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the board of directors from time to time and

          o if Donaldson, Lufkin & Jenrette, Inc. transfers cash, other assets or securities to holders of shares of a series of common stock other than DLJ Common Stock as a dividend or other distribution on shares of such series of common stock, other than a dividend or distribution payable in shares of such series of common stock, or as payment in a redemption of shares of such series of common stock effected as a result of a Disposition relating to the Group to which such series of common stock relates, then the board of directors shall re-allocate from such Group to DLJ cash or other assets having a Fair Value equal to the aggregate Fair Value (in each case, determined as of the record date for such dividend or distribution or as of the date of such redemption) of the cash, other assets or securities so transferred times the Retained Interest Fraction in such Group (determined as of the record date for such dividend or distribution, or as of the date of such redemption).

     "DLJdirect" means:

     o all of the businesses, assets and liabilities of DLJdirect Holdings Inc. and its subsidiaries,

     o the business, assets and liabilities of DLJdirect U.K., DLJdirect's online United Kingdom discount brokerage service,

     o any assets or liabilities acquired or incurred by DLJdirect Holdings Inc. or any of its subsidiaries after the filing of our restated charter (the "Effective Date"), in the ordinary course of business,

     o any businesses, assets or liabilities acquired or incurred by Donaldson, Lufkin & Jenrette, Inc. or any of its subsidiaries after the Effective Date that the board of directors has specifically allocated to DLJdirect or that Donaldson, Lufkin & Jenrette, Inc. otherwise allocates to DLJdirect in accordance with policies established from time to time by the board of directors, and

     o the rights and obligations of DLJdirect under any inter-Group debt deemed to be owed to or by DLJdirect, as such rights and obligations are defined in accordance with policies established from time to time by the board of directors; provided that:

          o Donaldson, Lufkin & Jenrette, Inc. may re-allocate assets from one Group to the other Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the board of directors from time to time and

          o if Donaldson, Lufkin & Jenrette, Inc. transfers cash, other assets or securities to holders of shares of DLJdirect Common Stock as a dividend or other distribution on shares of DLJdirect Common Stock, other than a dividend or distribution payable in shares of DLJdirect Common Stock, or as payment in a redemption of shares of DLJdirect Common Stock effected as a result of a DLJdirect Disposition, then the board of directors shall re-allocate from DLJdirect to DLJ cash or other assets having a Fair Value equal to the aggregate Fair Value (in each case, determined as of the record date for such dividend or distribution or as of the date of such redemption) of the cash, other assets or securities so transferred times the Retained Interest Fraction in DLJdirect (determined as of the record date for such dividend or distribution, or as of the date of such redemption).

     "Exempt Disposition" means any of the following:

     o a Disposition in connection with the liquidation, dissolution or winding-up of Donaldson, Lufkin & Jenrette, Inc. and the distribution of assets to stockholders,

     o a Disposition to any person or entity controlled by Donaldson, Lufkin & Jenrette, Inc., as determined by the board of directors in its sole discretion,

     o a Disposition by any Group for which Donaldson, Lufkin & Jenrette, Inc. receives consideration primarily consisting of equity securities, including, without limitation:

          o    capital stock of any kind,

          o    interests in a general or limited partnership,

          o    interests in a limited liability company or

          o debt securities convertible into or exchangeable for any of the above, or options or warrants to acquire any of the above,

     in each case without regard to the voting power or other management governance rights associated therewith, of an entity which is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by such Group prior to the Disposition, as determined by the board of directors in its sole discretion,

     o a dividend out of any Group's assets that is paid to holders of shares of the series of common stock relating to such Group, and a transfer of a corresponding amount to DLJ in respect of its retained interest in such Group,

     o    a dividend out of DLJ's assets to holders of DLJ Common Stock and

     o a Disposition by any Group other than DLJ or DLJdirect that is designated to be an "Exempt Disposition" by the board of directors in the resolution or resolutions authorizing the issuance of the shares of the series of common stock that relates to such Group,

     o    any other Disposition, if

          o at the time of the Disposition there are no shares of any series of common stock outstanding other than the series of common stock relating to the Group that consummated such Disposition,

          o at the time of the Disposition there are no shares of the series of common stock relating to the Group that consummated such Disposition outstanding or

          o before the 30th Trading Day following the Disposition we have mailed a notice stating that we are exercising our right to exchange all of the outstanding shares of DLJdirect Common Stock for newly issued shares of DLJ Common Stock as contemplated under "--Optional Exchange of DLJ Common Stock for DLJdirect Common Stock" below.

     "Fair Value" means:

     o    in the case of cash, the amount thereof,

     o in the case of capital stock that has been Publicly Traded for a period of at least 15 months, the Market Value thereof and

     o in the case of other assets or securities, the fair market value thereof as the board of directors shall determine in good faith.

(Any good faith board of directors' determination of Fair Value shall be conclusive and binding on all stockholders.)

     "Market Capitalization" of a series of common stock on any date means the Market Value of a share of such series on such date times the number of shares of such series outstanding on such date. Shares issuable with respect to DLJ's retained interest in a Group other than DLJ are not considered to be outstanding unless and until they are in fact issued to third parties.

     "Market Value" of a share of any class or series of capital stock on any Trading Day generally means the average of the high and low reported sale prices of a share of such class or series on such Trading Day, subject to certain exceptions described in our restated charter.

     The "Net Proceeds" of a Disposition of any assets of a Group means the positive amount, if any, remaining from the gross proceeds of such Disposition after any payment of, or reasonable provision for:

     o any taxes payable by Donaldson, Lufkin & Jenrette, Inc. or any subsidiary or affiliate thereof in respect of such Disposition, or which would have been payable but for the utilization of tax benefits attributable to the Group not the subject of the Disposition,

     o any taxes payable by Donaldson, Lufkin & Jenrette, Inc. or any subsidiary or affiliate thereof in respect of any resulting dividend or redemption,

     o any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and

     o any liabilities, contingent or otherwise, of, attributed to or related to, such Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations which are outstanding or incurred in connection with the Disposition or otherwise, any liabilities for future purchase price adjustments and any obligations with respect to outstanding securities, other than common stock, attributed to such Group, as determined in good faith by the board of directors.

     "Outstanding Interest Fraction" means (i) with respect to DLJ, at any time of determination, 1 and (ii) with respect to any other Group, at any time of determination, a fraction the numerator of which shall be the number of shares of the series of common stock applicable to such Group outstanding on such date and the denominator of which shall be the sum of the number of shares of the series of common stock applicable to such Group outstanding on such date and the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group.

     "Publicly Traded" with respect to any security means:

     o registered under Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or any successor provision of law, and

     o listed for trading on the NYSE, or any other national securities exchange registered under Section 7 of the Exchange Act, or any successor provision of law, or

     o    listed on the Nasdaq National Market, or any successor market system.

     "Retained Interest Fraction" means (i) with respect to DLJ, at any time of determination, 1 and (ii) with respect to any other Group, at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group and the denominator of which shall be the sum of the number of shares of the series of common stock relating to such Group outstanding on such date and the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group.

     "Trading Day" means each weekday on which the relevant security or, if there are two relevant securities, each relevant security, is traded on the principal national securities exchange on which it is listed or admitted to trading or on the Nasdaq National Market or, if such security is not listed or admitted to trading on a national securities exchange or quoted on the Nasdaq National Market, traded in the principal over-the-counter market in which it trades.

Optional Exchange of DLJ Common Stock for DLJdirect Common Stock

     We will have the right at any time to declare that each outstanding share of DLJdirect Common Stock shall be exchanged, as of the applicable exchange date, for a number of fully paid and nonassessable shares of DLJ Common Stock at a premium. The premium will initially be 25%, for exchanges occurring in the first 90 days after issuance, and will decline thereafter over a period of 3 years to 15%, as determined by the applicable exchange date.

     Notwithstanding the preceding paragraph, upon the occurrence of a Tax Event (as defined below), we will have the right to issue shares of DLJ Common Stock in exchange for outstanding shares of DLJdirect Common Stock at a premium of 10%. "Tax Event" means the receipt by Donaldson, Lufkin & Jenrette, Inc. of an opinion of tax counsel experienced in such matters, who shall not be an officer or employee of Donaldson, Lufkin & Jenrette, Inc. or any of its affiliates, to the effect that, as a result of any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein (including any proposed change in such regulations announced by an administrative agency), or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, it is more likely than not that for United States federal income tax purposes (1) Donaldson, Lufkin & Jenrette, Inc., its subsidiaries or affiliates, or any of its successors or its stockholders is or, at any time in the future, will be subject to tax upon the issuance of shares of either DLJ Common Stock or DLJdirect Common Stock or (2) either DLJ Common Stock or DLJdirect Common Stock is not or, at any time in the future, will not be treated solely as stock of Donaldson, Lufkin & Jenrette, Inc. For purposes of rendering such opinion, tax counsel shall assume that any administrative proposals will be adopted as proposed. However, in the event a change in law is proposed, tax counsel shall render an opinion only in the event of enactment.

     The exchange ratio that will result in the specified premium will be calculated based on the average Market Value of DLJ Common Stock as compared to the average Market Value of DLJdirect Common Stock during the 20 consecutive Trading Day period ending on, and including, the 5th Trading Day immediately preceding the date on which we mail the notice of exchange to holders of the outstanding shares being exchanged.

Optional Exchange for Stock of a Subsidiary

     At any time at which all of the assets and liabilities of a Group, and no other assets or liabilities of Donaldson, Lufkin & Jenrette, Inc. or any subsidiary thereof, are held directly or indirectly by one or more wholly owned subsidiaries of Donaldson, Lufkin & Jenrette, Inc. (the "Group Subsidiaries"), we may, provided that there are funds of the Corporation legally available, declare that all of the outstanding shares of the common stock relating to such Group shall be exchanged, as of the applicable exchange date, for the number of fully paid and nonassessable shares of common stock of each of such Group Subsidiaries equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the applicable exchange date) and the number of shares of common stock of each such Group Subsidiary as will be outstanding immediately following such exchange. Such shares of common stock of such Group Subsidiaries may be delivered by the delivery of shares of one or more of such Group Subsidiaries that own directly or indirectly all of the other shares that are deliverable as described in the preceding sentence.

     o If the series of common stock being exchanged is DLJ Common Stock and the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group on the exchange date is greater than zero, we will also issue a number of shares of the series of common stock that relates to such Group on the exchange date equal to the then current Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group and deliver those shares to the holders of DLJ Common Stock or to one of the DLJ Group Subsidiaries, at our option.

General Dividend, Exchange and Redemption Provisions

     If we complete a Disposition of All or Substantially All of the Assets of a Group, other than an Exempt Disposition, we would be required, not later than the 10th Trading Day after the applicable Disposition Date, to issue a press release specifying:

     o    the Net Proceeds of such Disposition,

     o the number of shares of the series of common stock related to such Group then outstanding,

     o the number of shares of such series of common stock issuable upon conversion, exchange or exercise of any convertible or exchangeable securities, options or warrants and the conversion, exchange or exercise prices thereof, and

     o if the Group is not DLJ, the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group.

Not more than 40 Trading Days after such consummation, we would be required to announce by press release which of the actions specified in the first paragraph under "--Mandatory Dividend, Redemption or Exchange" we have determined to take, and upon making that announcement, that determination would become irrevocable. In addition, we would be required, not more than 40 Trading Days after such consummation and not less than 10 Trading Days before the applicable payment date, redemption date or exchange date, to send a notice by first-class mail, postage prepaid, to holders of the relevant series of common stock at their addresses as they appear on our transfer books.

     o If we determine to pay a special dividend, we would be required to specify in the notice (1) the record date for such dividend, (2) the payment date of such dividend (which cannot be more than 85 Trading Days after such Disposition Date), (3) the Net Proceeds of such Disposition and (4) the aggregate amount and type of property to be paid in such dividend (and the approximate per share amount thereof).

     o If we determine to undertake a redemption, we would be required to specify in the notice (1) the date of redemption (which cannot be more than 85 Trading Days after such Disposition Date), (2) the Net Proceeds of such Disposition, (3) the type of property to be paid as a redemption price and the approximate per share amount thereof, (4) if less than all shares of the relevant series of common stock are to be redeemed, the number of shares to be redeemed and (5) the place or places where certificates for shares of such series of common stock, properly endorsed or assigned for transfer (unless we waive such requirement), should be surrendered in return for delivery of the cash, securities or other property to be paid by Donaldson, Lufkin & Jenrette, Inc. in such redemption.

     o If we determine to undertake an exchange, we would be required to specify in the notice (1) the date of exchange (which cannot be more than 85 Trading Days after such Disposition Date), (2) the number of shares of the other series of common stock to be issued in exchange for each outstanding share of such series of common stock and (3) the place or places where certificates for shares of such series of common stock, properly endorsed or assigned for transfer, unless we waive such requirement, should be surrendered in return for delivery of the other series of common stock to be issued by Donaldson, Lufkin & Jenrette, Inc. in such exchange.

     If we determine to complete any exchange described under "--Optional Exchange of DLJ Common Stock for DLJdirect Common Stock" or "Optional Exchange for Stock of a Subsidiary", we would be required, between 10 and 30 Trading Days before the exchange date, to send a notice by first-class mail, postage prepaid, to holders of the relevant series of common stock at their addresses as they appear on our transfer books, specifying (1) the exchange date and the other terms of the exchange and (2) the place or places where certificates for shares of such series of common stock, properly endorsed or assigned for transfer, unless we waive such requirement, should be surrendered for delivery of the stock to be issued or delivered by Donaldson, Lufkin & Jenrette, Inc. in such exchange.

     Neither the failure to mail any required notice to any particular holder nor any defect therein would affect the sufficiency thereof with respect to any other holder or the validity of any dividend, redemption or exchange.

     If we are redeeming less than all of the outstanding shares of a series of common stock as described above, we would redeem such shares pro rata or by lot or by such other method as the board of directors determines to be equitable.

     No holder of shares of a series of common stock being exchanged or redeemed will be entitled to receive any cash, securities or other property to be distributed in such exchange or redemption until such holder surrenders certificates for such shares, properly endorsed or assigned for transfer, at such place as we specify, unless we waive such requirement. As soon as practicable after our receipt of certificates for such shares, we would deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, the cash, securities or other property to which such person is entitled, together with any fractional payment referred to below, in each case without interest. If less than all of the shares of common stock represented by any one certificate were to be exchanged or redeemed, we would also issue and deliver a new certificate for the shares of such common stock not exchanged or redeemed.

     We would not be required to issue or deliver fractional shares of any capital stock or any other fractional securities to any holder of common stock upon any exchange, redemption, dividend or other distribution described above. If more than one share of common stock were held at the same time by the same holder, we may aggregate the number of shares of any capital stock that would be issuable or any other securities that would be distributable to such holder upon any such exchange, redemption, dividend or other distribution. If there are fractional shares of any capital stock or any other fractional securities remaining to be issued or distributed to any holder, we would, if such fractional shares or securities were not issued or distributed to such holder, pay cash in respect of such fractional shares or securities in an amount equal to the Fair Value thereof, without interest.

     From and after the date set for any exchange or redemption, all rights of a holder of shares of common stock that were exchanged or redeemed would cease except for the right, upon surrender of the certificates representing such shares, to receive the cash, securities or other property for which such shares were exchanged or redeemed, together with any fractional payment as provided above, in each case without interest and, if such holder was a holder of record as of the close of business on the record date for a dividend not yet paid, the right to receive such dividend. A holder of shares of common stock being exchanged would not be entitled to receive any dividend or other distribution with respect to shares of the other series of common stock until after the shares being exchanged are surrendered as contemplated above. Upon such surrender, we would pay to the holder the amount of any dividends or other distributions, without interest, which theretofore became payable with respect to a record date occurring after the exchange, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the other series of common stock represented by the certificate or certificates issued upon such surrender. From and after the date set for any exchange, we would, however, be entitled to treat the certificates for shares of common stock being exchanged that were not yet surrendered for exchange as evidencing the ownership of the number of whole shares of the other series of common stock for which the shares of such common stock should have been exchanged, notwithstanding the failure to surrender such certificates.

     We would pay any and all documentary, stamp or similar issue or transfer taxes that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any exchange or redemption described herein. We would not, however, be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares so exchanged or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to Donaldson, Lufkin & Jenrette, Inc. the amount of any such tax or establishes to our satisfaction that such tax has been paid.

     We may, subject to applicable law, establish such other rules, requirements and procedures to facilitate any dividend, redemption or exchange contemplated as described above as the board of directors may determine to be appropriate under the circumstances.

Voting Rights

     Holders of DLJdirect Common Stock will not be entitled to vote, unless a separate class vote is required by applicable law. Holders of DLJ Common Stock will vote on all matters as to which common stockholders generally are entitled to vote. On all such matters for which no separate vote is required, each outstanding share of DLJ Common Stock entitles the holder to one vote.

     The Delaware general corporation law requires a separate vote of holders of shares of common stock of any series on any amendment to the certificate of incorporation if the amendment would alter or change the powers, preferences or special rights of the shares of such series so as to affect them adversely but would not so affect the entire class.

Liquidation

     The holders of each series of common stock will be entitled, upon voluntary or involuntary liquidation, dissolution or winding-up of Donaldson, Lufkin & Jenrette, Inc., to receive their proportionate interest in the net assets of Donaldson, Lufkin & Jenrette, Inc., if any, remaining for distribution to stockholders after payment of or provision for all liabilities, including contingent liabilities, of Donaldson, Lufkin & Jenrette, Inc. and payment of the liquidation preference payable to any holders of our preferred stock, if any such stock is outstanding. Each share of each series of common stock will be entitled to a share of net liquidation proceeds in proportion to the respective liquidation units per share of such class. Each share of DLJ Common Stock shall have one liquidation unit and each share of each other series of common stock shall have a number of liquidation units (including a fraction of one liquidation unit) equal to the quotient of the average Market Value of one share of such series of common stock during the 20 consecutive Trading Day period ending on, and including, the 5th Trading Day before the date of the first public announcement of (1) a voluntary liquidation, dissolution or winding-up by Donaldson, Lufkin & Jenrette, Inc. or (2) the institution of any proceeding for the involuntary liquidation, dissolution or winding-up of Donaldson, Lufkin & Jenrette, Inc. divided by the average Market Value of one share of DLJ Common Stock during such 20 Trading Day period.

     The liquidation formula is intended to provide liquidation rights for each series of common stock proportionate to the respective Market Values at the time of any liquidation.

     Neither the merger nor consolidation of Donaldson, Lufkin & Jenrette, Inc. with any other entity, nor a sale, transfer or lease of all or any part of the assets of Donaldson, Lufkin & Jenrette, Inc., would alone be deemed a liquidation, dissolution or winding-up for these purposes.

DLJ's Retained Interest in Any Group

     In this document, we call the percentage interest in any Group (other than DLJ) intended to be represented at any time by the outstanding shares of the series of common stock that relates to such Group, the "Outstanding Interest Fraction" and we call the remaining fractional interest in such Group intended to be represented at any time by DLJ's retained interest in such Group, the "Retained Interest Fraction". At any time, the Outstanding Interest Fraction equals the number of shares of the series of common stock that relates to such Group outstanding divided by the sum of number of shares of such series of common stock outstanding and the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group. The Outstanding Interest Fraction in any Group can also be expressed as follows:

                Number of Shares of such Series of Common Stock
                                  Outstanding
            -------------------------------------------------------
                  Number of Shares of Series of Common Stock
            Outstanding + Number of Shares Issuable with Respect to
                     DLJ's Retained Interest in such Group

     The Retained Interest Fraction in any Group equals the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group divided by the sum of the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group and the number of shares of such series of common stock outstanding. The Retained Interest Fraction in any Group can also be expressed as follows:

           Number of Shares Issuable with Respect to DLJ's Retained
                            Interest in such Group
          -----------------------------------------------------------
           Number of Shares Issuable with Respect to DLJ's Retained
          Interest in such Group + Number of Shares of such Series of
                           Common Stock Outstanding

Attribution of Issuances of  Common Stock

     Whenever we decide to issue shares of any series of common stock other than DLJ Common Stock, we would determine, in our sole discretion, whether to attribute that issuance, and the proceeds thereof:

     o to DLJ in respect of its retained interest in the Group to which such series of common stock relates, in a manner analogous to a secondary offering of common stock of a subsidiary owned by a corporate parent, or

     o to such Group, in a manner analogous to a primary offering of common stock.

If we issue any shares of any series of common stock other than DLJ Common Stock and attribute that issuance, and the proceeds thereof, to DLJ in respect of its retained interest in the Group to which such series of common stock relates, the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group would be reduced by the number of shares so issued, the number of outstanding shares of such series of common stock would be increased by the same amount, the Retained Interest Fraction in such Group would be reduced and the Outstanding Interest Fraction in such Group would be correspondingly increased. If we instead attribute that issuance (and the proceeds thereof) to such Group, the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group would remain unchanged, the number of outstanding shares of such series of common stock would be increased by the number of shares so issued, the Retained Interest Fraction in such Group would be reduced and the Outstanding Interest Fraction in such Group would be correspondingly increased.

Issuances of Common Stock as Distributions on DLJ Common Stock

     We reserve the right to issue shares of any series of common stock other than DLJ Common Stock as a distribution on DLJ Common Stock, although we do not currently intend to do so. If we did so, we would attribute that distribution to DLJ in respect of its retained interest in the Group to which such series of common stock relates. As a result, the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group would be reduced by the number of shares so distributed, the number of outstanding shares of such series of common stock would be increased by the same amount, the Retained Interest Fraction in such Group would be reduced and the Outstanding Interest Fraction in such Group would be correspondingly increased. If instead we issued shares of such series of common stock as a distribution on such series of common stock, we would attribute that distribution to such Group, in which case we would proportionately increase the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group. As a result, the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group would be increased by the same percentage as the number of outstanding shares of such series of common stock is increased and the Retained Interest Fraction in such Group and the Outstanding Interest Fraction in such Group would remain unchanged.

Dividends on Common Stock

     At the time of any dividend on the outstanding shares of any series of common stock other than DLJ Common Stock, including any dividend required as a result of a Disposition of All or Substantially All of the Assets of the Group to which such series of common stock relates, but excluding any dividend payable in shares of such series of common stock, we will credit to DLJ, and charge against such Group, a corresponding amount in respect of DLJ's retained interest in such Group. Specifically, the corresponding amount will equal the aggregate amount of such dividend times the Retained Interest Fraction in such Group.

Repurchases of Common Stock

     If we decide to repurchase shares of any series of common stock other than DLJ Common Stock, we would determine, in our sole discretion, whether to attribute that repurchase and the cost thereof to DLJ, in a manner analogous to a purchase of common stock of a subsidiary by a corporate parent, or to the Group to which such series of common stock relates, in a manner analogous to an issuer repurchase. If we repurchase shares of such series of common stock and attribute that repurchase and the cost thereof to DLJ, the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group would be increased by the number of shares so purchased, the number of outstanding shares of such series common stock would be decreased by the same amount, the Retained Interest Fraction in such Group would be increased and the Outstanding Interest Fraction in such Group would be correspondingly decreased. If we instead attribute that repurchase and the cost thereof to the Group to which such series of common stock relates, the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group would remain unchanged, the number of outstanding shares of such series common stock would be decreased by the number of shares so repurchased, the Retained Interest Fraction in such Group would be increased and the Outstanding Interest Fraction in such Group would be correspondingly reduced.

Transfers of Cash or Other Property between DLJ and any Other Group

     We may, in our sole discretion, determine to transfer cash or other property of any Group to DLJ in return for a decrease in DLJ's retained interest in such Group, in a manner analogous to a return of capital, or to transfer cash or other property of DLJ to such Group in return for an increase in DLJ's retained interest in such Group, in a manner analogous to a capital contribution. If we determine to transfer cash or other property of any Group to DLJ in return for a decrease in DLJ's retained interest in such Group, the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group would be decreased by an amount equal to the Fair Value of such cash or other property divided by the Market Value of a share of the series of common stock relating to such Group on the day of transfer, the number of outstanding shares of such series common stock would remain unchanged, the Retained Interest Fraction in such Group would be reduced and the Outstanding Interest Fraction in such Group would be correspondingly increased.

     If we instead determine to transfer cash or other property of DLJ to any other Group in return for an increase in DLJ's retained interest in such Group, the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group would be increased by an amount equal to the Fair Value of such cash or other property divided by the Market Value of a share of the series of common stock relating to such Group on the day of transfer, the number of outstanding shares of such series of common stock would remain unchanged, the Retained Interest Fraction in such Group would be increased and the Outstanding Interest Fraction in such Group would be correspondingly decreased.

     We may not attribute issuances of any series of common stock to DLJ, transfer cash or other property of any Group to DLJ in return for a decrease in its retained interest in such Group or take any other action to the extent that doing so would cause the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group to decrease below zero.

     For illustrations showing how to calculate the Retained Interest Fraction, the Outstanding Interest Fraction and the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect after giving effect to certain hypothetical dividends, issuances, repurchases and transfers, see "Illustration of Certain Terms".

Effectiveness of Certain Terms

     The terms described under "--Dividends", "--Mandatory Dividend, Redemption or Exchange on Disposition of All or Substantially All of the Assets of a Group", "--Optional Exchange of DLJ Common Stock for DLJdirect Common Stock", "--Optional Exchange for Stock of a Subsidiary" and "--Liquidation" above apply only when there are shares of multiple series of common stock outstanding.

Determinations by the Board

     The restated charter will provide that, subject to applicable law, any determinations made by the board of directors in good faith under the charter or in any certificate of designation filed pursuant thereto would be final and binding on all stockholders of Donaldson, Lufkin & Jenrette, Inc.

Preemptive Rights

     Holders of DLJ Common Stock and DLJdirect Common Stock will not have any preemptive rights to subscribe for any additional shares of capital stock or securities that we may issue in the future.

Certain Other Provisions of the Amended and Restated Certificate of Incorporation and By-laws

Preferred Stock

     The restated charter, like our current charter, provides that the board of directors may issue shares of preferred stock in one or more series from time to time. The board of directors has the authority to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of preferred stock, including without limitation, the following:

     o the distinctive serial designation of such series which shall distinguish it from other series,

     o    the number of shares included in such series,

     o the dividend rate, or method of determining such rate, payable to holders of the shares of such series,

     o any condition upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable,

     o whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative,

     o the amount or amounts which shall be payable out of the assets of Donaldson, Lufkin & Jenrette, Inc. to holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding-up Donaldson, Lufkin & Jenrette, Inc. and the relative rights of priority, if any, of payment of the shares of such series,

     o the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of Donaldson, Lufkin & Jenrette, Inc. or at the option of the holder or holders thereof or upon the happening of a specified event or events,

     o the obligation, if any, of Donaldson, Lufkin & Jenrette, Inc. to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation,

     o whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of Donaldson, Lufkin & Jenrette, Inc. or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of Donaldson, Lufkin & Jenrette, Inc. and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto and

     o whether or not holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights.

  Series A and Series B Fixed Adjustable Rate Preferred Stock

     General. The Series A Preferred Stock is a single series consisting of 4,000,000 shares with a liquidation preference of $50 per share. The Series B Preferred Stock is a single series consisting of 3,500,000 shares with a liquidation preference of $50 per share. The holders of the Preferred Stock have no preemptive rights. The Preferred Stock is not convertible into shares of either series of common stock of Donaldson, Lufkin & Jenrette, Inc. and is fully paid and nonassessable.

     The Series A Preferred Stock ranks on a parity with the Series B Preferred Stock and prior to both series of the common stock of Donaldson, Lufkin & Jenrette, Inc. as to the payment of dividends and distribution of assets upon dissolution, liquidation or winding up of Donaldson, Lufkin & Jenrette, Inc.

     Dividends. Dividends on the Series A Preferred Stock are payable quarterly at the annual rate of 5.94% or $2.97 per share through November 30, 2001. After November 30, 2001, dividends on the Series A Preferred Stock are payable at the Applicable Rate from time to time in effect. The Applicable Rate per annum for each dividend period beginning November 30, 2001 will generally be equal to 0.50% plus the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined by the terms of the Series A Preferred Stock). The Applicable Rate per annum for each dividend period beginning November 30, 2001, will not be less than 6.44% nor greater than 12.44% (without taking into account any adjustments as described below under "Changes in the Dividends Received Percentage").

     Dividends on the Series B Preferred Stock are payable quarterly at the annual rate of 5.30% of $2.65 per share through January 15, 2003. After January 15, 2003, dividends on the Series B Preferred Stock are payable at the Applicable Rate from time to time in effect. The Applicable Rate per annum for each dividend period beginning January 15, 2003 will generally be equal to 0.40% plus the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined by the terms of the Series B Preferred Stock). The Applicable Rate per annum for each dividend period beginning January 15, 2003, will not be less than 5.70% nor greater than 11.30% (without taking into account any adjustments as described below under "Changes in the Dividends Received Percentage").

     Dividends on the Preferred Stock are cumulative and rights accrue to the holders of the Preferred Stock if Donaldson, Lufkin & Jenrette, Inc. fails to declare one or more dividends on such series of Preferred Stock in any amount, whether or not the earnings or financial condition of Donaldson, Lufkin & Jenrette, Inc. are sufficient to pay such dividends in whole or in part.

     Changes in the Dividend Received Percentage. If one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted which reduce the percentage of the dividends received deduction (currently 70%) as specified in Section 243(a)(1) of the Code or any successor provision (the "Dividends Received Percentage"), the amount of each dividend on each share of the Series A Preferred Stock for dividend payments made on or after the date of enactment of such change will generally be adjusted upward pursuant to a specified formula set forth in the terms of the Series A Preferred Stock.

     In addition, if the Dividends Received Percentage is reduced to 50% or less, Donaldson, Lufkin & Jenrette, Inc. may at its option, redeem the Series A Preferred Stock as a whole but not in part as described below. See "--Redemption".

     If, prior to July 9, 1999, one or more amendments to the Code are enacted which reduce the Dividends Received Percentage, the amount of each dividend on each share of the Series B Preferred Stock for dividend payments made on or after the date of enactment of such change will generally be adjusted upward pursuant to a specified formula set forth in the terms of the Series B Preferred Stock, provided, however, that if the Dividends Received Percentage shall be less than 50%, then the Dividend Received Percentage shall be deemed to equal 50%.

     Voting Rights. The holders of the Preferred Stock are not entitled to vote, except as set forth below or as expressly required by applicable law.

     If the equivalent of six quarterly dividends payable on the Preferred Stock or any other class or series of preferred stock are in default, the number of directors of Donaldson, Lufkin & Jenrette, Inc. will be increased by two, and the holders of the Preferred Stock, voting as a single class with the holders of shares of any other class of Donaldson, Lufkin & Jenrette, Inc.'s preferred stock ranking on a parity with the Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to elect such two directors to fill such newly-created directorships.

     In addition, the affirmative vote or consent of the holders of at least 662/3% of the outstanding shares of the applicable series of Preferred Stock will be required for any amendment of the certificate of incorporation of Donaldson, Lufkin & Jenrette, Inc. which will adversely affect the powers, preferences, privileges or rights of such series of Preferred Stock. The affirmative vote or consent of the holders of at least 662/3% of the outstanding shares of the Preferred Stock and any other series of Donaldson, Lufkin & Jenrette, Inc.'s preferred stock ranking on a parity with the Preferred Stock, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the Preferred Stock, or to reclassify any authorized stock of Donaldson, Lufkin & Jenrette, Inc. into such prior shares, but such vote will not be required for Donaldson, Lufkin & Jenrette, Inc. to take any such actions with respect to any stock ranking on a parity with or junior to the Preferred Stock.

     Redemption. Prior to November 30, 2001, the Series A Preferred Stock is not redeemable, except under certain limited circumstances as described below. On or after such date, each share of Series A Preferred Stock will be redeemable, in whole or in part, at the option of Donaldson, Lufkin & Jenrette, Inc., at $50 per share, plus accrued and unpaid dividends. However, if the Dividends Received Percentage is equal to or less than 50% and, as a result, the amount of dividends on the Series A Preferred Stock will be or is adjusted as described above under "Changes in the Dividends Received Percentage," Donaldson, Lufkin & Jenrette, Inc., at its option, may redeem all, but not less than all, of the outstanding shares of the Series A Preferred Stock at a redemption price specified by the terms of the Series A Preferred Stock.

     Prior to January 15, 2003, the Series B Preferred Stock is not redeemable. On or after such date, each share of Series B Preferred Stock will be redeemable, in whole or in part, at the option of Donaldson, Lufkin & Jenrette, Inc., at $50 per share, plus accrued and unpaid dividends.

     In addition, if the holders of the shares of Preferred Stock are entitled to vote upon or consent to a merger or consolidation of Donaldson, Lufkin & Jenrette, Inc., and if Donaldson, Lufkin & Jenrette, Inc. offers to purchase all of the outstanding shares of a series of Preferred Stock (the "Offer"), then each holder of such series of Preferred Stock who does not sell their shares of Preferred Stock pursuant to the Offer shall be deemed irrevocably to have voted or consented all shares of Preferred Stock owned by such holder in favor of the merger or consolidation of Donaldson, Lufkin & Jenrette, Inc. without any further action by the holder. The Offer shall be at a price of $50 per share, together with accrued and unpaid dividends, if any, to the date fixed for redemption.

Certain Provisions of Delaware Law

     Donaldson, Lufkin & Jenrette, Inc. is subject to the business combination provisions of Section 203 of the Delaware general corporation law. In general, such provisions prohibit a publicly-held Delaware corporation from engaging in various business combination transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

     o the business combination transaction, or the transaction in which the interested stockholder became an interested stockholder, is approved by the board of directors prior to the time the interested stockholder obtained such status,

     o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by

          o    persons who are directors and also officers and

          o employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer or

     o on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A "business combination" is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or, within three years, did own) 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to Donaldson, Lufkin & Jenrette, Inc. and, accordingly, may discourage attempts to acquire Donaldson, Lufkin & Jenrette, Inc.

No Appraisal Rights

     Under the Delaware general corporation law, you will not have appraisal rights in connection with the tracking stock proposal.

Stock Transfer Agent and Registrar

     First Chicago Trust Company of New York is the registrar and transfer agent for DLJ Common Stock and DLJdirect Common Stock.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

     The following table sets forth, as of March 1, 1999, the total number of shares of our existing common stock (which will become DLJ Common Stock) beneficially owned, and the percent so owned, by each director and nominee for director, by each person known to us to be the beneficial owner of more than 5% of our existing common stock, by the named executive officers and by all current directors and executive officers as a group.

                                                                      Current Beneficial Ownership(1)
                                                            -----------------------------------------------
                                                            Number of                 Number of
                                                              Shares      Percent      Shares       Percent
                                                            ---------     -------     ---------     -------
AXA(2)................................................      90,440,006      72.7%     90,440,006       59.1%
   9 Place Vendome
   75001 Paris, France
The Equitable Companies Incorporated ("EQ")(3)........      88,603,337      71.3      88,603,337       57.9
   1290 Avenue of the Americas
   New York, New York 10104
The Equitable Life Assurance Society of the United
   States ("Equitable Life")(4).......................      39,961,542      32.1      39,961,542       26.1
   1290 Avenue of the Americas
   New York, New York 10104
Joe L. Roby(5)........................................       1,692,524       1.3       1,993,726        1.3
John S. Chalsty(6)....................................       1,931,263       1.5       1,999,532        1.3
Anthony F. Daddino(7).................................         781,402       *           834,848        *
David DeLucia(8)......................................         180,000       *           470,000        *
Hamilton E. James(9)..................................       1,001,751       *         1,287,308        *
Richard S. Pechter(10)................................       1,442,524       1.1       1,668,726        1.1
Stuart M. Robbins(11).................................         591,052       *           762,386        *
Theodore P. Shen(12)..................................       1,300,424       1.0       1,351,626        *
Michael A. Boyd(13)...................................         119,609       *           123,876        *
Michael M. Bendik(14).................................          60,104       *            62,238        *
Henri de Castries(15).................................           2,000       *             2,000        *
Denis Duverne(16).....................................           2,000       *             2,000        *
Jane Mack Gould.......................................               0       *                 0        *
Louis Harris(17)......................................           8,880       *            22,880        *
Michael Hegarty(18)...................................               0       *                 0        *
Henri G. Hottinguer(19)...............................          14,000       *            28,000        *
W. Edwin Jarmain(20)..................................          20,048       *            34,048        *
Francis Jungers(21)...................................          12,000       *            26,000        *
Edward D. Miller(22)..................................               0       *                 0        *
Stanley B. Tulin(23)..................................           1,000       *             1,000        *
W.J. Sanders III(24)..................................          12,810       *            26,810        *
John C. West(25)......................................          31,600       *            45,600        *
All directors and executive officers as a group(26)...       9,204,991       7.0      10,802,090        7.1

---------
*    Less than 1.0%.

(1) The table provides certain information regarding the beneficial ownership of our existing common stock by AXA, EQ, Equitable Life, each of our directors and all directors and executive officers as a group assuming, in the case of the Total column, the issuance of all of our existing common stock pursuant to outstanding restricted stock units and options. In connection with our initial public offering in 1995, approximately 500 employees exchanged an aggregate of $100.0 million of their interests under certain cash compensation arrangements, including our

     1991-1993 Long Term Incentive Plan and our 1994-1996 Long Term Incentive Plan for restricted stock units representing an aggregate of approximately
     10.4 million shares of our existing common stock. Approximately 90% of these units have vested as of February 1, 1999 and are included in the Current Beneficial Ownership column. The balance of these units, located in the Total column, will vest in February 2000.

          In connection with our initial public offering in 1995, employees acquired options to purchase an aggregate of approximately 18.4 million shares of our existing common stock at a price of $13.50 per share by foregoing an aggregate of $55.7 million of their future interests under cash compensation arrangements (the "LTI Option Exchange"). As of February 1, 1998, all outstanding options received in the LTI Option Exchange have vested and are included in the Current Beneficial Ownership column. In addition, Mr. Roby was granted an option to purchase 500,000 shares of our existing common stock in 1996 and Messrs. Harris, Hottinguer, Jungers, Jarmain, Sanders and West have each been granted options to purchase 24,000 shares of our existing common stock under our 1996 Non-Employee Directors Stock Plan.

(2) AXA is EQ's largest stockholder, beneficially owning approximately 59% of EQ's outstanding common stock. As of March 1, 1999, a group of four French mutual insurance companies (the "Mutuelles AXA") owned, directly or indirectly through various holding companies, approximately 23.9% of the issued shares representing 37.6% of the voting power of AXA. For insurance regulatory purposes the shares of capital stock of EQ beneficially owned by AXA and its subsidiaries have been deposited into a voting trust to ensure that certain of the indirect minority shareholders of AXA do not exercise control over EQ or certain of its insurance subsidiaries.

(3) The number listed includes shares of our existing common stock beneficially owned by EQ's wholly-owned subsidiary, Equitable Life.

(4) The number listed includes shares of our existing common stock beneficially owned through its wholly-owned subsidiary, Equitable Holdings, L.L.C.

(5) The Current Beneficial Ownership column for Mr. Roby includes 476,546 vested restricted stock units and 1,198,384 option shares exercisable within 60 days. The Total column includes 51,202 unvested restricted stock units and 250,000 stock options that become exercisable more than 60 days after March 1, 1999. In addition, Mr. Roby holds an option to purchase 50,000 shares of common stock of EQ which is exercisable within 60 days, 2,500 American Depositary Receipts ("ADRs") of AXA and 2,500 option shares of AXA which are exercisable within 60 days.

(6) The Current Beneficial Ownership column for Mr. Chalsty includes 2,500 shares owned by Mr. Chalsty's wife, 650,649 vested restricted stock units and 1,272,714 option shares exercisable within 60 days. The Total column includes 68,269 unvested restricted stock units. In addition, Mr. Chalsty beneficially owns 116,000 shares of common stock of EQ, including 100,000 option shares exercisable within 60 days, 2,500 ADRs of AXA and 5,000 option shares of AXA which are exercisable within 60 days.

(7) The Current Beneficial Ownership column for Mr. Daddino includes 198,755 vested restricted stock units and 530,298 option shares exercisable within 60 days. The Total column includes 28,446 unvested restricted stock units and 25,000 stock options that become exercisable more than 60 days after March 1, 1999. Mr. Daddino beneficially owns 100 shares of common stock of EQ which are held in an insurance trust for the benefit of his wife and children and also holds an option to purchase 50,000 shares of common stock of EQ which is exercisable within 60 days.

(8) The Current Beneficial Ownership column for Mr. DeLucia includes 180,000 option shares exercisable within 60 days. The Total column includes 470,000 stock options that become exercisable more than 60 days after March 1, 1999.

(9) The Current Beneficial Ownership column for Mr. James includes 662,872 option shares exercisable within 60 days. The Total column includes 35,557 unvested restricted stock units and 250,000 stock options that become exercisable more than 60 days after March 1, 1999. Mr. James also holds an option to purchase 50,000 shares of common stock of EQ which is exercisable within 60 days and 1,000 ADRs of AXA.

(10) The Current Beneficial Ownership column for Mr. Pechter includes 954,536 option shares exercisable within 60 days. The Total column includes 51,202 unvested restricted stock units and 175,000 stock options that become exercisable more than 60 days after March 1, 1999. Mr. Pechter also holds an option to purchase 50,000 shares of common stock of EQ which is exercisable within 60 days.

(11) The Current Beneficial Ownership column for Mr. Robbins includes 397,724 option shares exercisable within 60 days. The Total column includes 21,334 unvested restricted stock units and 150,000 stock options that become exercisable more than 60 days after March 1, 1999.

(12) The Current Beneficial Ownership column for Mr. Shen includes 954,536 option shares exercisable within 60 days. The Total column includes 51,202 unvested restricted stock units. Mr. Shen also holds an option to purchase 50,000 shares of common stock of EQ which is exercisable within 60 days and 1,000 ADRs of AXA.

(13) The Current Beneficial Ownership column for Mr. Boyd includes 79,544 option shares exercisable within 60 days. The Total column includes 4,267 unvested restricted stock units.

(14) The Current Beneficial Ownership column for Mr. Bendik includes 39,772 option shares exercisable within 60 days. The Total column includes 2,134 unvested restricted stock units.

(15) Mr. de Castries also beneficially owns 13,333 shares of common stock of EQ, all of which are option shares exercisable within 60 days, and 70,188 shares of common stock of AXA, including 69,188 option shares exercisable within 60 days.

(16) Mr. Duverne also owns 10,333 shares of EQ, including 8,333 option shares exercisable within 60 days. Of his EQ holding, 2,000 shares are owned with his wife. Mr. Duverne also beneficially owns 11,042 shares of common stock of AXA, of which 1,000 shares are owned with his wife and 10,000 are option shares of AXA which are exercisable within 60 days.

(17) The Current Beneficial Ownership column for Mr. Harris includes 6,000 option shares exercisable within 60 days. The Total column includes 14,000 stock options that become exercisable more than 60 days after March 1, 1999.

(18) Mr. Hegarty beneficially owns 48,228 shares of common stock of EQ, including 48,039 option shares exercisable within 60 days.

(19) The Current Beneficial Ownership column for Mr. Hottinguer includes 10,000 option shares exercisable within 60 days. The Total column includes 14,000 stock options that become exercisable more than 60 days after March 1, 1999.

(20) The Current Beneficial Ownership column for Mr. Jarmain includes 10,000 option shares exercisable within 60 days. The Total column includes 14,000 option shares that become exercisable more than 60 days after March 1, 1999. Mr. Jarmain also beneficially owns 10,545 shares of common stock of EQ.

(21) The Current Beneficial Ownership column for Mr. Jungers includes 10,000 option shares exercisable within 60 days. The Total column includes 14,000 stock options that become exercisable more than 60 days after March 1, 1999.

(22) Mr. Miller beneficially owns 142,745 shares of common stock of EQ, all of which are option shares exercisable within 60 days.

(23) The 1,000 shares shown are owned with his wife. Mr. Tulin also beneficially owns 87,437 shares of common stock of EQ, including 82,819 option shares exercisable within 60 days. Of these shares, 4,000 are owned with his wife. In addition, Mr. Tulin owns 2,000 ADRs of AXA and 2,500 option shares of AXA which are exercisable within 60 days.

(24) The Current Beneficial Ownership column for Mr. Sanders includes 10,000 option shares exercisable within 60 days. The Total column includes 14,000 stock options that become exercisable more than 60 days after March 1, 1999.

(25) The Current Beneficial Ownership column for Mr. West includes 10,000 option shares exercisable within 60 days. The Total column includes 14,000 option shares that become exercisable more than 60 days after March 1, 1999.

     Of the common stock beneficially owned by Mr. West, 11,000 shares are held on his behalf by a profit sharing plan. In addition, 400 shares are owned directly by his wife, as to which shares Mr. West disclaims beneficial ownership.

(26) The Current Beneficial Ownership column includes 1,325,950 vested restricted stock units and 6,326,380 option shares exercisable within 60 days and the Total column includes 316,458 unvested restricted stock units and 1,404,000 stock options that become exercisable more than 60 days after March 1, 1999. All directors and executive officers as a group also beneficially own 678,721 shares of common stock of EQ, 91,230 shares of common stock of AXA and 9,000 ADRs of AXA.

                    CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

     The following discussion is a summary of the principal United States federal income tax consequences of the ownership of DLJdirect Common Stock. The discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and published positions of the Internal Revenue Service (the "IRS"), both of which are subject to change. In particular Congress could enact legislation affecting the treatment of stock with characteristics similar to the DLJdirect Common Stock, or the Treasury Department could issue regulations that change current law. Any future legislation or regulations could apply retroactively to the offering of DLJdirect Common Stock.

     This discussion addresses only those of you who will hold your DLJdirect Common Stock as a capital asset. This discussion does not discuss all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances. This discussion does not apply to you if you are a tax-exempt organization, S corporation or other pass-through entity, mutual fund, small business investment company, regulated investment company, insurance company or other financial institution, broker-dealer or are otherwise subject to special treatment under the federal income tax laws. You should consult your tax advisors with regard to the application of the federal income tax laws, as well as to the applicability and effect of any state, local, or foreign tax laws to which you may be subject.

     In the opinion of Davis Polk & Wardwell, our counsel, for federal income tax purposes, DLJdirect Common Stock will be considered our common stock. Accordingly, for federal income tax purposes, we believe that neither you nor we will recognize any income, gain or loss as a result of the issuance of DLJdirect Common Stock.

     No ruling has been sought from the Internal Revenue Service. The Internal Revenue Service has announced that it will not issue advance rulings on the classification of an instrument whose dividend rights are determined by reference to the earnings of a segregated portion of the issuing corporation's assets, including assets held by a subsidiary. Davis Polk & Wardwell's opinion is not binding on the Internal Revenue Service. In addition, there are no court decisions or other authorities bearing directly on the classification of instruments with characteristics similar to those of DLJdirect Common Stock. It is possible, therefore, that the Internal Revenue Service could assert that the issuance of the DLJdirect Common Stock could result in taxation to us. Davis Polk & Wardwell, however, is of the opinion that the Internal Revenue Service would not prevail in such an assertion.

     A recent proposal by the Clinton Administration would impose a corporate level tax on the issuance of stock similar to the DLJdirect Common Stock. As proposed by the Clinton Administration, this provision would be effective upon the date of its enactment by Congress. We expect the offering to be consummated prior to the effective date of the proposed legislation, so that the issuance of DLJdirect Common stock in the offering would not be subject to the proposal. If this proposal is enacted, however, it is possible that we could be subject to tax on an issuance of DLJdirect Common Stock after the date of enactment. We cannot predict whether the proposal will be enacted by Congress and, if enacted, whether it will be in the form proposed by the Clinton Administration. We may issue DLJ Common Stock in exchange for DLJdirect Common Stock at a premium of 10% if, based on the legal opinion of our tax counsel, it is more likely than not as a result of the enactment of legislative changes or administrative proposals or changes that we or our stockholders will be subject to tax upon issuance of the DLJ Common Stock, or DLJdirect Common Stock or such stock will not be treated as stock of Donaldson, Lufkin & Jenrette, Inc. Such an exchange should qualify as a tax-free recapitalization such that no gain or loss is required to be recognized by us or by holders of the stock to be exchanged.

     Backup Withholding. Certain non-corporate holders of DLJdirect Common Stock could be subject to backup withholding at a rate of 31% on the payment of dividends on or proceeds from the sale of such stock. Backup withholding will apply only if the stockholder (1) fails to furnish its taxpayer identification number ("TIN"), which, for an individual would be his or her social security number, (2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to properly report payments of interest or dividends or (4) under certain circumstances, fails to certify under penalties of perjury that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report payments of interest or dividends. Stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedures for obtaining such an exemption if applicable. The amount of any backup withholding from a payment to a holder of DLJdirect Common Stock will be allowed as a credit against such stockholder's federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

Certain United States Federal Tax Consequences to Non-U.S. Investors

     The following is a summary of certain United States federal tax consequences to non-U.S. investors of owning DLJdirect Common Stock. In this summary, "non-U.S. investor" means a person or entity other than (1) a citizen or resident of the United States; (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state; (3) an estate, the income of which is subject to United States federal income taxation regardless of its source; or (4) a trust, the administration of which is subject to the primary supervision of a United States court and the control of all of the substantial decisions of which is within the authority of one or more United States persons.

     This summary does not address all of the federal tax considerations that may be relevant to a non-U.S. investor in light of its particular circumstances or to non-U.S. investors that may be subject to special treatment under federal tax laws. Also, this summary does not discuss any aspects of state, local or foreign taxation. This summary is based on current provisions of the Internal Revenue Code, Treasury regulations, judicial opinions, published positions of the IRS and other applicable authorities. These authorities are all subject to change, possibly with retroactive effect. Each prospective non-U.S. investor should consult its tax advisor with respect to the tax consequences of investing in the DLJdirect Common Stock.

     Dividends. Dividends paid to a non-U.S. investor generally will be subject to withholding of federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, if the dividend is effectively connected with the conduct of a trade or business of the non-U.S. investor within the United States, the dividend will instead be taxed at ordinary federal income tax rates on a net income basis. Further, if the non-U.S. investor is a corporation, this effectively connected dividend income may also be subject to an additional branch profits tax.

     Sale or Other Disposition of DLJdirect Common Stock. A non-U.S. investor generally will not be subject to federal income tax on any gain recognized on the sale or other disposition of DLJdirect Common Stock, except in the following circumstances: (1) the gain will be subject to federal income tax if it is effectively connected with a trade or business of the non-U.S. investor within the United States; (2) the gain will be subject to federal income tax if the non-U.S. investor is an individual who holds the DLJdirect Common Stock as a capital asset, is present in the United States for 183 or more days in the taxable year of the sale or other disposition, and either the individual has a "tax home" in the United States for federal income tax purposes or the gain is attributable to an office or other fixed place of business maintained by the individual in the United States; (3) the gain may be subject to federal income tax pursuant to federal income tax laws applicable to certain expatriates; or
(4) the gain may be subject to federal income tax if Donaldson, Lufkin & Jenrette, Inc. is or has been during certain periods a "United States real property holding corporation." Donaldson, Lufkin & Jenrette, Inc. believes that it will not constitute a United States real property holding corporation immediately after the offering and does not expect to become a United States real property holding corporation; however, no assurance can be given in this regard.

Backup Withholding and Information Reporting

     Dividends. United States backup withholding tax generally will not apply to dividends paid to a non-U.S. investor at an address outside the United States. Donaldson, Lufkin & Jenrette, Inc. must report annually to the IRS and to each non-U.S. investor the amount of dividends paid to such investor and the amount, if any, of tax withheld with respect to such dividends. This information may also be made available to the tax authorities in the non-U.S. investor's country of residence.

     Sale Through a U.S. Office of a Broker. Upon the sale or other disposition of DLJdirect Common Stock by a non-U.S. investor to or through a United States office of a broker, the broker must backup withhold at a rate of 31% and report the sale to the IRS, unless the investor certifies its foreign status under penalties of perjury or otherwise establishes an exemption from backup withholding.

     Sale Through a Foreign Office of a Broker. Upon the sale or other disposition of DLJdirect Common Stock by a non-U.S. investor to or through a foreign office of a United States broker or a foreign broker with certain types of relationships with the United States, the broker is not required to backup withhold. However, the broker must report the sale or other disposition to the IRS unless the broker has documentary evidence in its files that the seller is a non- U.S. investor and certain other conditions are met, or the holder otherwise establishes an exemption.

     Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules are generally allowable as a refund or credit against the non-U.S. investor's federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

     Final United States Treasury regulations, effective for payments made after December 31, 1999, may affect the procedures to be followed by a non-U.S. investor in establishing such investor's foreign status for purposes of the withholding, backup withholding and information reporting rules described in the preceding paragraphs. Prospective non-U.S. investors should consult their tax advisors concerning such regulations.

     Federal Estate Taxes. DLJdirect Common Stock owned or treated as owned by an individual who is not a citizen or a "resident," which is specially defined for federal estate tax purposes, of the United States at the time of death, will be included in such individual's gross estate for federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

                                                                        Annex I


                         ILLUSTRATION OF CERTAIN TERMS

     The following illustrations show how to calculate the Retained Interest Fraction, the Outstanding Interest Fraction and the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect after giving effect to certain hypothetical dividends, issuances, repurchases and transfers, in each case based on the assumptions set forth herein. In these illustrations, the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect is initially assumed to be 100. Unless otherwise specified, each illustration below should be read independently as if none of the other transactions referred to below had occurred. Actual calculations may be slightly different due to rounding.

     At any given time, the percentage interest in DLJdirect intended to be represented by the outstanding shares of DLJdirect Common Stock (i.e., the Outstanding Interest Fraction) is equal to:

                  Outstanding Shares of DLJdirect Common Stock
         --------------------------------------------------------------
        Outstanding Shares of DLJdirect Common Stock + Number of Shares
         Issuable with Respect to DLJ's Retained Interest in DLJdirect and the remaining percentage interest in DLJdirect intended to be represented by DLJ's retained interest in DLJdirect (i.e., the Retained Interest Fraction) is equal to:

            Number of Shares Issuable with Respect to DLJ's Retained
                             Interest in DLJdirect
         --------------------------------------------------------------
        Outstanding Shares of DLJdirect Common Stock + Number of Shares
         Issuable with Respect to DLJ's Retained Interest in DLJdirect

     The sum of the Outstanding Interest Fraction and the Retained Interest Fraction would always equal 1. In our example, before the first issuance the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect is equal to 100, the Retained Interest Fraction is 1 and the Outstanding Interest Fraction is 0.

The Offering

     The following illustration reflects an assumed issuance by Donaldson, Lufkin & Jenrette, Inc. of 15 shares of DLJdirect Common Stock in the offering.

   Offering for Account of DLJdirect

     Assume the issuance is attributed to DLJdirect as an increase in its equity, with the net proceeds credited solely to DLJdirect.

Shares previously issued and outstanding........................          0
Newly issued shares for account of DLJdirect....................         15
                                                                         --
     Total issued and outstanding after the offering............         15
                                                                         ==

     o The Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect (100) would remain unchanged.

     o As a result, the issued and outstanding shares (15) would represent an Outstanding Interest Fraction of approximately 13%, calculated as follows:

                                       15
                                   ---------
                                    15 + 100

          The Retained Interest Fraction would accordingly be about 87%.

     o In this case, in the event of any dividend or other distribution paid on the outstanding shares of DLJdirect Common Stock (other than a dividend or other distribution payable in shares of DLJdirect Common Stock), DLJ would be credited, and DLJdirect would be charged, with an amount equal to 667% (representing the ratio of the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect
          (100) to the total number of shares of DLJdirect Common Stock issued and outstanding following the offering (15)) of the aggregate amount of such dividend or distribution.

Additional Offerings of DLJdirect Common Stock

     The following illustrations reflect an assumed issuance of an additional 15 shares of DLJdirect Common Stock after the assumed initial issuance of 15 shares attributed to DLJdirect as an increase in its equity.

   Additional Offering for Account of DLJ

     Assume the issuance is attributed to DLJ in respect of its retained interest, with the net proceeds credited solely to DLJ.

          Shares previously issued and outstanding...............   15
          Newly issued shares for account of DLJ.................   15
                                                                    --
               Total issued and outstanding after
                    additional offering..........................   30
                                                                    ==

     o The Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect would decrease by the number of shares of DLJdirect Common Stock issued for the account of DLJ.

          Number of Shares Issuable with Respect to DLJ's
               Retained Interest in DLJdirect prior to the
               additional offering...............................  100
          Newly issued shares for account of DLJ.................   15
                                                                   ---
               Number of Shares Issuable with Respect to
                    DLJ's Retained Interest in DLJdirect
                    after the additional offering................   85
                                                                    ==

     o As a result, the total issued and outstanding shares (30) would in the aggregate represent an Outstanding Interest Fraction of approximately 26%, calculated as follows:

                                       30
                                   ---------
                                    30 + 85

          The Retained Interest Fraction would accordingly be reduced to approximately 74%.

     o In this case, in the event of any dividend or other distribution paid on DLJdirect Common Stock (other than a dividend or other distribution payable in shares of DLJdirect Common Stock), DLJ would be credited, and DLJdirect would be charged, with an amount equal to 283% (representing the ratio of the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect (85) to the total number of shares of DLJdirect Common Stock issued and outstanding following the additional offering (30)) of the aggregate amount of such dividend or distribution.

  Additional Offering for Account of DLJdirect

     Assume the issuance is attributed to DLJdirect as an increase in its equity, with the net proceeds credited solely to DLJdirect.

          Shares previously issued and outstanding................   15
          Newly issued shares for account of DLJdirect............   15
                                                                     --
               Total issued and outstanding after the
                    additional offering...........................   30
                                                                     ==

     o The Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect (100) would remain unchanged.

     o As a result, the total issued and outstanding shares (30) would in the aggregate represent an Outstanding Interest Fraction of approximately 23%, calculated as follows:

                                       30
                                   ---------
                                    30 + 100

          The Retained Interest Fraction would accordingly be reduced to approximately 77%.

     o In this case, in the event of any dividend or other distribution paid on DLJdirect Common Stock (other than a dividend or the distribution payable in shares of DLJdirect Common Stock), DLJ would be credited, and DLJdirect would be charged, with an amount equal to approximately 333% (representing the ratio of the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect (100) to the total number of shares of DLJdirect Common Stock issued and outstanding following the additional offering (30)) of the aggregate amount of such dividend or distribution.

  Offerings of Convertible Securities

     If Donaldson, Lufkin & Jenrette, Inc. was to issue any securities convertible into or exercisable for shares of DLJdirect Common Stock, the Outstanding Interest Fraction and the Retained Interest Fraction would be unchanged at the time of such issuance. If any shares of DLJdirect Common Stock were issued upon conversion or exercise of such securities, however, then the Outstanding Interest Fraction and the Retained Interest Fraction would be affected as shown above under "Additional Offering for Account of DLJ", if such securities were attributed to DLJ, or under "Additional Offering for Account of DLJdirect", if such securities were attributed to DLJdirect.

Repurchases of DLJdirect Common Stock

     The following illustrations reflect an assumed repurchase by Donaldson, Lufkin & Jenrette, Inc. of 5 shares of DLJdirect Common Stock after the assumed initial issuance of 15 shares of DLJdirect Common Stock attributed to DLJdirect as an increase in its equity.

  Repurchase for the Account of DLJ

     Assume the repurchase is attributed to DLJ as an increase in its retained interest in DLJdirect, with the cost charged solely against DLJ.

          Shares previously issued and outstanding...............  15
          Shares repurchased for account of DLJ..................   5
                                                                   --
               Total issued and outstanding after repurchase.....  10
                                                                   ==

     o The Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect would be increased by the number of any shares of DLJdirect Common Stock repurchased for the account of DLJ.

               Number of Shares Issuable with Respect to
                    DLJ's Retained Interest in DLJdirect
                    prior to repurchase...........................  100
               Number of shares repurchased for the
                    account of DLJ................................    5
                                                                    ---
               Number of Shares Issuable with Respect to
                    DLJ's Retained Interest in DLJdirect
                    after repurchase..............................  105
                                                                    ===

     o As a result, the total issued and outstanding shares (10) would in the aggregate represent an Outstanding Interest Fraction of approximately 9%, calculated as follows:

                                       10
                                   ---------
                                    10 + 105

     The Retained Interest Fraction would accordingly be increased to approximately 91%.

  Repurchase for Account of DLJdirect without Participation by DLJ

     Assume the repurchase is attributed to DLJdirect, with the cost being charged solely against DLJdirect. Further assume that the board of directors does not determine to transfer assets from DLJdirect to DLJ to hold constant the Outstanding Interest Fraction and Retained Interest Fraction.

          Shares previously issued and outstanding................   15
          Shares repurchased for account of DLJdirect.............    5
                                                                     --
               Total issued and outstanding after repurchase......   10
                                                                     ==

     o The Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect (100) would remain unchanged.

     o As a result, the total issued and outstanding shares (10) would in the aggregate represent an Outstanding Interest Fraction of approximately 9%, calculated as follows:

                                       10
                                   ---------
                                    10 + 100

          The Retained Interest Fraction would accordingly be increased to approximately 91%.

   Repurchase for Account of DLJdirect with Participation by DLJ

     Assume the repurchase is attributed to DLJdirect, with the cost being charged solely against DLJdirect. Further assume that the repurchase is made in connection with a tender offer for 5, or 33%, of the then outstanding shares at a price of $20 per share, and that the board of directors determines to transfer cash or other assets from DLJdirect to DLJ to hold constant the Outstanding Interest Fraction and Retained Interest Fraction.

          Shares previously issued and outstanding.................    15
          Shares repurchased for account of DLJdirect..............     5
                                                                       --
               Total issued and outstanding after repurchase.......    10
                                                                       ==

     o In order to hold constant the Outstanding Interest Fraction and Retained Interest Fraction, the board of directors determines that the Market Value of a share of DLJdirect Common Stock in this context is $20 and transfer from DLJdirect to DLJ an amount of cash or other assets equal to about 667% (representing the ratio of the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect
          (100) to the total number of shares of DLJdirect Common Stock issued and outstanding (15), in each case immediately prior to the repurchase) of the aggregate amount of the cash paid in the tender offer to holders of outstanding shares of DLJdirect Common Stock ($100), for a total of $667.

     o In that case, the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect (100) would be decreased to reflect the amount of cash so transferred ($667) divided by the Market Value per share of DLJdirect Common Stock ($20).

               Number of Shares Issuable with Respect to
                    DLJ's Retained Interest in DLJdirect
                    prior to transfer............................... 100
               Adjustment in respect of DLJ's retained
                    interest to reflect transfer to DLJ of
                    funds theretofore allocated to DLJdirect........  33
                                                                      --
                    Number of Shares Issuable with Respect
                         to DLJ's Retained Interest in
                         DLJdirect after transfer...................  67
                                                                      ==

     o As a result, the total issued and outstanding shares (10) would in the aggregate continue to represent an Outstanding Interest Fraction of 13%, calculated as follows:

                                       10
                                   ---------
                                    10 + 67

          The Retained Interest Fraction would accordingly continue to remain
87%.

     o Assuming that the board of directors transferred only half of the $667 amount, or $333.50, from DLJdirect to DLJ, the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect (100) would decrease by the amount of cash so transferred ($333.50) divided by the Market Value per share of DLJdirect Common Stock ($20).

               Number of Shares Issuable with Respect to
                    DLJ's Retained Interest in DLJdirect
                    prior to transfer.............................. 100
               Adjustment in respect of DLJ's retained
                    interest to reflect transfer to DLJ of
                    cash theretofore allocated to DLJdirect........  17
                                                                     --
                    Number of Shares Issuable with Respect to
                         DLJ's Retained Interest in DLJdirect
                         after transfer............................  83
                                                                     ==

     o In that case, as a result, the total issued and the outstanding shares (10) would in the aggregate represent an Outstanding Interest Fraction of about 11%, calculated as follows:

                                       10
                                   ---------
                                    10 + 83

          The Retained Interest Fraction would accordingly be increased to approximately 89%.

DLJdirect Common Stock Dividends

     The following illustrations reflect assumed dividends of DLJdirect Common Stock on outstanding shares of DLJ Common Stock and outstanding shares of DLJdirect Common Stock, respectively, after the assumed initial issuance of 15 shares of DLJdirect Common Stock attributed to DLJdirect as an increase in its equity.

  DLJdirect Common Stock Dividend on DLJ Common Stock

     Assume 1,000 shares of DLJ Common Stock are outstanding and Donaldson, Lufkin & Jenrette, Inc. declares a dividend of 1/20 of a share of DLJdirect Common Stock on each outstanding share of DLJ Common Stock.

          Shares previously issued and outstanding...........        15
          Newly issued shares for account of DLJ.............        50
                                                                     --
               Total issued and outstanding
                    after dividend...........................        65
                                                                     ==

     o Any dividend of shares of DLJdirect Common Stock to the holders of shares of DLJ Common Stock would be treated as a reduction in the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect.

               Number of Shares Issuable with Respect to
                    DLJ's Retained Interest in DLJdirect
                    prior to dividend...........................    100
               Number of shares distributed on
                    outstanding shares of DLJ Common
                    Stock for account of DLJ....................     50
                                                                     --
                    Number of Shares Issuable with Respect
                         to DLJ's Retained Interest in
                         DLJdirect after dividend...............     50
                                                                     ==

     o As a result, the total issued and outstanding shares (65) would in the aggregate represent an Outstanding Interest Fraction of 57%, calculated as follows:

                                       65
                                   ---------
                                    65 + 50

          The Retained Interest Fraction would accordingly be reduced to 43%. Note, however, that after the dividend, the holders of DLJ Common Stock would also hold 50 shares of DLJdirect Common Stock, which would be intended to represent a 50% interest in the value attributable to DLJdirect.

  DLJdirect Common Stock Dividend on DLJdirect Common Stock

     Assume Donaldson, Lufkin & Jenrette, Inc. declares a dividend of 1/5 of a share of DLJdirect Common Stock on each outstanding share of DLJdirect Common Stock.

          Shares previously issued and outstanding...............    15
          Newly issued shares for account of DLJdirect...........     3
                                                                     --
               Total issued and outstanding after dividend.......    18
                                                                     ==

     o The Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect would reflect the stock dividend payable in shares of DLJdirect Common Stock to holders of shares of DLJdirect Common Stock. That is, the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect would be increased by a number equal to 667% (representing the ratio of the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect (100) to the number of shares of DLJdirect Common Stock issued and outstanding (15), in each case immediately prior to such dividend) of the aggregate number of shares issued in connection with such dividend (3), or 20.

               Number of Shares Issuable with Respect to
                    DLJ's Retained Interest in DLJdirect
                    prior to dividend...........................        100
               Adjustment in respect of DLJ's retained
                    interest to reflect shares distributed
                    on outstanding shares of DLJdirect
                    Common Stock................................         20
                                                                         --
                    Number of Shares Issuable with Respect
                         to DLJ's Retained Interest in
                         DLJdirect after dividend...............         102
                                                                         ===

    o As a result, the total issued and outstanding shares (18) would in the aggregate represent an Outstanding Interest Fraction of approximately 13%, calculated as follows:

                                       18
                                   ---------
                                    18 + 120

          The Retained Interest Fraction would accordingly remain 87%.

Capital Transfers of Cash or Other Assets Between DLJ and DLJdirect

  Capital Contribution of Cash or Other Assets from DLJ to DLJdirect

     The following illustration reflects the assumed contribution by DLJ to DLJdirect, after the assumed initial issuance of 15 shares of DLJdirect Common Stock attributed to DLJdirect as an increase in its equity, of $40 of assets allocated to DLJ at a time when the Market Value of the DLJdirect Common Stock is $20 per share.

          Shares previously issued and outstanding................       15
          Newly issued shares.....................................        0
                                                                         --
               Total issued and outstanding after contribution....       15
                                                                         ==

     o The Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect would increase to reflect the contribution to DLJdirect of assets theretofore allocated by DLJ by a number equal to the value of the assets contributed ($40) divided by the Market Value of DLJdirect Common Stock at that time ($20), or 2 shares.

               Number of Shares Issuable with Respect to
                    DLJ's Retained Interest in DLJdirect
                    prior to contribution.........................       100
               Increase to reflect contribution to
                    DLJdirect of assets allocated to DLJ..........         2
                                                                         ---
                    Number of Shares Issuable with Respect
                         to DLJ's Retained Interest in
                         DLJdirect after contribution.............       102
                                                                         ===

     o As a result, the total issued and outstanding shares (15) would in the aggregate represent an Outstanding Interest Fraction of approximately 13%, calculated as follows:

                                       15
                                   ---------
                                    15 + 102

          The Retained Interest Fraction would accordingly increase to slightly more than 87%.

  Return of Capital Transfer of Cash or Other Assets from DLJdirect to DLJ

     The following illustration reflects the assumed transfer by DLJdirect to DLJ, after the assumed initial issuance of 15 shares of DLJdirect Common Stock attributed to DLJdirect as an increase in its equity of $40, of assets allocated to DLJdirect on a date on which the Market Value of DLJdirect Common Stock is $20 per share.

          Shares previously issued and outstanding...............       15
          Newly issued shares....................................        0
                                                                        --
               Total issued and outstanding after contribution...       15
                                                                        ==

     o The Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect would decrease to reflect the transfer to DLJ of assets theretofore allocated to DLJdirect by a number equal to the value of the assets transferred ($40) divided by the Market Value of DLJdirect Common Stock at that time ($20), or 2 shares.

               Number of Shares Issuable with Respect
                    to DLJ's Retained Interest in
                    DLJdirect prior to contribution..................  100
               Decrease to reflect transfer to DLJ of
                    assets allocated to DLJdirect....................    2
                                                                        --
                    Number of Shares Issuable with Respect to
                         DLJ's Retained Interest in DLJdirect
                         after contribution..........................   98
                                                                        ==

     o As a result, the total issued and outstanding shares (15) would in the aggregate represent an Outstanding Interest Fraction of approximately 13%, calculated as follows:

                                       15
                                   ---------
                                    15 + 98

          The Retained Interest Fraction would accordingly decrease to slightly less than 87%.

                                                                       Annex II

                Certificate of Amendment of Amended and Restated
                          Certificate of Incorporation
                                       of
                       Donaldson, Lufkin & Jenrette, Inc.



     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is Donaldson, Lufkin & Jenrette, Inc.

     2. The amended and restated certificate of incorporation of the Corporation is hereby amended by replacing the second paragraph of Article FOURTH in its entirety with the following provisions:

     "Section A. Provisions Relating to Common Stock

     1. Issuance of Common Stock in Series: Designation; Re-Classification. Subject to the provisions of Section B of this Article FOURTH and provisions of law, the Corporation shall have the authority to issue shares of Common Stock in multiple series. The total number of shares of Common Stock which the Corporation shall have the authority to issue shall initially be 1,500 million. One series of Common Stock shall be designated as Donaldson, Lufkin & Jenrette, Inc. Common Stock par value $0.10 per share ("DLJ Common Stock"). The second series of Common Stock shall be designated as DLJdirect Common Stock par value $0.10 per share ("DLJdirect Common Stock"). When the filing of this Amendment to the amended and restated certificate of incorporation becomes effective, each share of Common Stock outstanding immediately prior thereto shall thereupon automatically be re-classified as one share of DLJ Common Stock (and outstanding certificates that had theretofore represented shares of Common Stock shall thereupon represent an equivalent number of shares of DLJ Common Stock despite the absence of any indication thereon to that effect).

     The total number of shares of DLJ Common Stock which the Corporation shall have the authority to issue shall initially be 500 million, and the total number of shares of DLJdirect Common Stock which the Corporation shall have the authority to issue shall initially be 500 million. The number of authorized shares of any class or series of Common Stock of the Corporation may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors. The Board of Directors shall have the authority to designate, prior to the time of the first issuance of the DLJdirect Common Stock, the number which, immediately prior to such first issuance, will constitute the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect and any other terms which are consistent with applicable law and the provisions of this Article Fourth. The voting powers, preferences and relative, participating, optional or other special rights of the DLJ Common Stock and DLJdirect Common Stock, and the qualifications and restrictions thereon, shall be as set forth in this Section A.

     The Board of Directors (or such committee of the Board of Directors as the Board of Directors shall empower) is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more additional series of Common Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each series of Common Stock and the number of shares constituting each such series, and to increase or decrease the number of shares of any such series to the extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

       2. Dividends. Subject to any preferences and relative, participating, optional or other special rights of any outstanding class or series of preferred stock of the Corporation and any qualifications or restrictions on any class of

Common Stock created thereby, dividends may be declared and paid upon any series of Common Stock, upon the terms with respect to each such series, and subject to the limitations provided for below in this Section (A)(2), as the Board of Directors may determine.

     (a) Dividends on any series of Common Stock may be declared and paid only out of the lesser of (i) the funds of the Corporation legally available therefor and (ii) the Available Dividend Amount for the Group to which such series of Common Stock relates.

     (b) Discrimination in Dividends Between Series of Common Stock. The Board of Directors, subject to the provisions of Section (A)(2)(a), may at any time declare and pay dividends exclusively on a single series of Common Stock, or on one or more series of Common Stock, in equal or unequal amounts, notwithstanding the relative amounts of the Available Dividend Amount with respect to any Group, the amount of dividends previously declared on any series, the respective voting or liquidation rights of any series or any other factor.

     (c) Share Distributions. Except as permitted by Section (A)(3), the Board of Directors may declare and pay dividends or distributions of shares of any series of Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of any series of Common Stock) on shares of a series of Common Stock or on shares of a class or series of preferred stock of the Corporation only as follows:

          (i) dividends or distributions of shares of a series of Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of a series of Common Stock) on shares of the same series of Common Stock or on shares of preferred stock attributed to the same Group to which such series of Common Stock relates; and

          (ii) dividends or distributions of shares of a series of Common Stock other than DLJ Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of a series of Common Stock other than DLJ Common Stock) on shares of DLJ Common Stock or on shares of preferred stock attributed to DLJ, but only if the sum of (1) the number of shares of the series of Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exchange or exercise of any Convertible Securities to be so issued) and (2) the number of shares of such series of Common Stock which are issuable upon conversion, exchange or exercise of any Convertible Securities then outstanding that are attributed to DLJ is less than or equal to the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group.

     For purposes of this Section (A)(2)(c), any outstanding Convertible Securities that are convertible into or exchangeable or exercisable for any other Convertible Securities which are themselves convertible into or exchangeable or exercisable for any series of Common Stock (or other Convertible Securities that are so convertible, exchangeable or exercisable) shall be deemed to have been converted, exchanged or exercised in full for such Convertible Securities.

      3. Mandatory Dividend, Redemption or Exchange on Disposition of All or Substantially All of the Assets of a Group; Exchange of One Series of Common Stock for the Other Series or for Stock of a Subsidiary at the Corporation's Option Mandatory Dividend, Redemption or Exchange. In the event of a Disposition (other than an Exempt Disposition), the Corporation shall, on or prior to the 85th Trading Day after the Disposition Date, provided that the funds of the Corporation are legally available therefor, either:

          (x) declare and pay a dividend to holders of the series of Common Stock that relates to the Group that consummated such Disposition (in cash, securities (other than Common Stock) or other property, or a combination thereof), subject to the limitations on dividends set forth under Section (A)(2) of this Article FOURTH, in an aggregate amount having a Fair Value (determined as of the Disposition Date) equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the record date for such dividend) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition;

          (y) redeem from holders of the series of Common Stock that relates to the Group that consummated such Disposition, in exchange for cash, securities (other than Common Stock) or other property (or a combination thereof) having an aggregate Fair Value (determined as of the Disposition
     Date) equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the redemption date) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition, all of the outstanding shares of such series of Common Stock (unless such Disposition involves substantially all (but not all) of the assets attributed to such Group, in which case, a number of shares of such series of Common Stock (rounded, if necessary, to the nearest whole number) having an aggregate average Market Value, during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the Disposition Date, equal to such Fair Value); or

          (z) issue, in exchange for each outstanding share of the series of Common Stock that relates to the Group that consummated such Disposition, a number of shares of a series of Common Stock that does not relate to that Group (calculated to the nearest five decimal places) having an aggregate value equal to 110% of the value of a share of the series of Common Stock that relates to that Group (where in each case value is based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the Disposition
     Date).

     (ii) At any time within one year after completing any dividend or partial redemption pursuant to (x) or (y) of the preceding sentence, the Corporation may issue, in exchange for each remaining outstanding share of the series of Common Stock that relates to the Group that consummated the applicable Disposition, a number of shares of a series of Common Stock that does not relate to that Group (calculated to the nearest five decimal places) having an aggregate value equal to 110% of the value of a share of the series of Common Stock that relates to that Group (where in each case value is based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Corporation mails the notice of exchange to holders of the relevant series).

    (iii) For purposes of this Section (A)(3), if a Group consummates a Disposition in a series of related transactions, such Disposition shall not be deemed to have been completed until consummation of the last of such transactions.

      (b) Optional Exchange of DLJ Common Stock for DLJdirect Common Stock. The Board of Directors may, at any time, declare that each outstanding share of DLJdirect Common Stock shall be exchanged, as of the exchange date described below, for a number of fully paid and nonassessable shares of DLJ Common Stock having an aggregate value (calculated to the nearest five decimal places) equal to the percentage of the aggregate value of an outstanding share of DLJdirect Common Stock (the "Applicable Percentage") specified for the applicable date of exchange below (where in each case value is based on the average Market Value of a share of DLJ Common Stock compared to the average Market Value of DLJdirect Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Corporation mails the notice of exchange to holders of the DLJdirect Common Stock).

                           The Applicable Percentage

If the Exchange Date Falls during the            Percentage Specified for such
       Period Indicated Below                                Period
-------------------------------------            -----------------------------
First Quarter........................                     125%
Second Quarter.......................                     124.166667%
Third Quarter........................                     123.333333%
Fourth Quarter.......................                     122.5%
Fifth Quarter........................                     121.666667%
Sixth Quarter........................                     120.833333%
Seventh Quarter......................                     120%

Eighth Quarter.......................                     119.166667%
Ninth Quarter........................                     118.333333%
Tenth Quarter........................                     117.5%
Eleventh Quarter.....................                     116.666667%
Twelfth Quarter......................                     115.833333%
After Twelfth Quarter................                     115%

     For purposes of the foregoing chart, (x) the first "Quarter" is the period from and including the date of first issuance of shares of DLJdirect Common Stock to but excluding the third month anniversary of such date (provided that, if the date of first issuance of shares of DLJdirect Common Stock is the 29th, 30th or 31st day of any month, the first "Quarter" will be the period from and including such date of first issuance to but excluding the third month anniversary of the first day of the month immediately following the month in which such date of first issuance falls) and (y) each subsequent "Quarter" is the period from and including the day after the end of the prior Quarter to but excluding the third month anniversary of such day.

     However, if a Tax Event has occurred, the Applicable Percentage shall equal 110% irrespective of whether the exchange occurs within three years. "Tax Event" means the receipt by the Corporation of an opinion of tax counsel experienced in such matters, who shall not be an officer or employee of the Corporation or any of its affiliates, to the effect that, as a result of any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein (including any announced proposed change by an administrative agency in such regulations), or as a result or any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, it is more likely than not that for United States federal income tax purposes (1) the Corporation, its subsidiaries or affiliates, or any of its successors or its stockholders is or, at any time in the future, will be subject to tax upon the issuance of shares of either DLJ Common Stock or DLJdirect Common Stock or (2) either DLJ Common Stock or DLJdirect Common Stock is not or, at any time in the future, will not be treated solely as stock of the Corporation. For purposes of rendering such opinion, tax counsel shall assume that any administrative proposals will be adopted as proposed. However, in the event a change in law is proposed, tax counsel shall render an opinion only in the event of enactment.

      (c) Optional Exchange for Stock of a Subsidiary. At any time at which all of the assets and liabilities of a Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Corporation (the "Group Subsidiaries"), the Board of Directors may, provided that there are funds of the Corporation legally available therefor, declare that all of the outstanding shares of the series of Common Stock relating to such Group shall be exchanged, as of the exchange date described below, for the number of fully paid and nonassessable shares of common stock of each of such Group Subsidiaries as is equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the exchange date) and the number of shares of common stock of each such Group Subsidiary as will be outstanding immediately following such exchange. Such shares of common stock of such Group Subsidiaries may be delivered directly or indirectly through the delivery of shares of one or more of such Group Subsidiaries that own directly or indirectly all of the other shares that are deliverable pursuant to the preceding sentence.

    (ii) If the series of Common Stock being exchanged pursuant to Section
(A)(3)(c)(i) above is DLJ Common Stock and the Number of Shares Issuable with Respect to DLJ's Retained Interest in any Group on the exchange date is greater than zero, the Corporation shall also issue a number of shares of each series of Common Stock that relates to each such Group on the exchange date equal to the then current Number of Shares Issuable with Respect to DLJ's Retained Interest in each such Group and deliver those shares to the holders of DLJ Common Stock or to one of the Group Subsidiaries, at the option of the Corporation.

      (d) General Dividend, Exchange and Redemption Provisions. If the Corporation completes a Disposition (other than an Exempt Disposition), the Corporation shall, not later than the tenth Trading Day after the applicable Disposition Date, issue a press release specifying (w) the Net Proceeds of such Disposition, (x) the number of shares of the series of Common Stock related to such Group then outstanding, (y) the number of shares of such series of Common Stock issuable upon conversion, exchange or exercise of any convertible or exchangeable securities, options or warrants and the range of conversion, exchange or exercise prices thereof and (z) if the Group is not DLJ, the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group. The Corporation shall, not more than 40 Trading Days after such consummation, announce by press release which of the actions specified in Section (A)(3)(a)(i) of this Article FOURTH it has determined to take, and upon making that announcement, that determination will be irrevocable. In addition, the Corporation shall, not more than 40 Trading Days after such consummation and not less than 10 Trading Days before the applicable payment date, redemption date or exchange date, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying:

          (A) if the Corporation has determined to pay a special dividend, the record date for such dividend, the payment date of such dividend (which cannot be more than 85 Trading Days after such Disposition Date), (3) the Net Proceeds of such Disposition and (4) the type of property to be paid in such dividend and the approximate per share amount thereof;

          (B) if the Corporation has determined to undertake a redemption, the date of redemption (which cannot be more than 85 Trading Days after such Disposition Date), the Net Proceeds of such Disposition, the type of property to be paid as a redemption price and the approximate per share amount thereof, if less than all shares of the relevant series of Common Stock are to be redeemed, the approximate number of shares to be redeemed and the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the cash, securities or other property to be paid by the Corporation in such redemption; and

          (C) if the Corporation has determined to undertake an exchange, the date of exchange (which cannot be more than 85 Trading Days after such Disposition Date), the number of shares of the other series of Common Stock to be issued in exchange for each outstanding share of such series of Common Stock and the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the other series of Common Stock to be issued by the Corporation in such exchange.

     (ii) If the Corporation has determined to complete any exchange described in Section (A)(3)(b) or (c) of this Article FOURTH, the Corporation shall, not less than 10 Trading Days and not more than 30 Trading Days before the exchange date, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying (x) the exchange date and the other terms of the exchange and (y) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered for delivery of the stock to be issued or delivered by the Corporation in such exchange.

     (iii) Neither the failure to mail any notice required by this Section 3(d) to any particular holder nor any defect therein would affect the sufficiency thereof with respect to any other holder or the validity of any dividend, redemption or exchange contemplated hereby.

     (iv) If the Corporation is redeeming less than all of the outstanding shares of a series of Common Stock pursuant to Section (A)(3)(a)(i) of this Article FOURTH, the Corporation shall redeem such shares pro rata or by lot or by such other method as the Board of Directors determines to be equitable.

     (v) No holder of shares of a series of Common Stock being exchanged or redeemed shall be entitled to receive any cash, securities or other property to be distributed in such exchange or redemption until such holder surrenders certificates for such shares, properly endorsed or assigned for transfer, at such place as the Corporation shall specify (unless the Corporation waives such requirement). As soon as practicable after the Corporation's receipt of certificates for such shares, the Corporation shall deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, the cash, securities or other property to which such person shall be entitled, together with any fractional payment referred to below, in each case without interest. If less than all of the shares of Common Stock represented by any one certificate is exchanged or redeemed, the Corporation shall also issue and deliver a new certificate for the shares of such Common Stock not exchanged or redeemed.

     (vi) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or any other fractional securities to any holder of Common Stock upon any exchange, redemption, dividend or other distribution described above. If more than one share of Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that would be issuable or any other securities that would be distributable to such holder upon any such exchange, redemption, dividend or other distribution. If there are fractional shares of any capital stock or any other fractional securities remaining to be issued or distributed to any holder, the Corporation shall, if such fractional shares or securities are not issued or distributed to such holder, pay cash in respect of such fractional shares or securities in an amount equal to the Fair Value thereof (without interest).

     (vii) From and after the date set for any exchange or redemption contemplated by this Section (A)(3), all rights of a holder of shares of Common Stock being exchanged or redeemed shall cease except for the right, upon surrender of the certificates theretofore representing such shares, to receive the cash, securities or other property for which such shares were exchanged or redeemed, together with any fractional payment as provided above, in each case without interest (and, if such holder was a holder of record as of the close of business on the record date for a dividend not yet paid, the right to receive such dividend). A holder of shares of Common Stock being exchanged shall not be entitled to receive any dividend or other distribution with respect to shares of the other series of Common Stock until after certificates theretofore representing the shares being exchanged are surrendered as contemplated above.

     Upon such surrender, the Corporation shall pay to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date occurring after the exchange, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the other series of Common Stock represented by the certificate or certificates issued upon such surrender. From and after the date set for any exchange, the Corporation shall, however, be entitled to treat the certificates for shares of a series of Common Stock being exchanged that were not yet surrendered for exchange as evidencing the ownership of the number of whole shares of the other series of Common Stock for which the shares of such Common Stock should have been exchanged, notwithstanding the failure to surrender such certificates.

     (viii) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any exchange or redemption contemplated by this Section (A)(3); provided, however, that the Corporation shall not be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares so exchanged or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to the Corporation the amount of any such tax, or establishes to the satisfaction of the Corporation that such tax has been paid.

     (ix) The Corporation may, subject to applicable law, establish such other rules, requirements and procedures to facilitate any dividend, redemption or exchange contemplated by this Section (A)(3) as the Board of Directors may determine to be appropriate under the circumstances.

     4. Voting Rights. At every meeting of stockholders, the holders of DLJ Common Stock will vote on all matters as to which common stockholders generally are entitled to vote. Holders of DLJdirect Common Stock will not be entitled to vote, unless a separate class vote is required by applicable law. On all such matters for which no separate vote is required, each outstanding share of DLJ Common Stock entitles the holder to one vote.

     5. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of each series of Common Stock shall be entitled to receive their proportionate interests in the net assets of the Corporation, if any, remaining for distribution to stockholders, after payment of or provision for all liabilities, including contingent liabilities of the Corporation and payment of the liquidation preference payable to any holders of the Corporation's Preferred Stock, if any such stock is outstanding. Each share of each series of Common Stock will be entitled to a share of net liquidation proceeds in proportion to the respective liquidation units per share of such class. Each share of DLJ Common Stock shall have one liquidation unit and each share of each other series of Common Stock shall have a number of liquidation units (including a fraction of one liquidation unit) equal to the quotient (rounded to the nearest five decimal places) of the average Market Value of one share of such series of Common Stock during the 20 consecutive Trading Day period ending on, and including, the 5th Trading Day before the date of the first public announcement of (1) a voluntary liquidation, dissolution or winding-up of the Corporation or (2) the institution of any proceeding for the involuntary liquidation, dissolution or winding-up of the Corporation divided by the average Market Value of one share of DLJ Common Stock during such 20 Trading Day period. Neither the merger nor consolidation of the Corporation with any other entity, nor a sale, transfer or lease of all or any part of the assets of the Corporation, would, alone, be deemed a liquidation, dissolution or winding-up for purposes of this Section (A)(5).

      6. Adjustments to Number of Shares Issuable with Respect to DLJ's Retained Interest in Any Group. The Number of Shares Issuable with Respect to DLJ's Retained Interest in any Group, as in effect from time to time, shall, automatically without action by the Board of Directors or any other person, be:

          (a) adjusted in proportion to any changes in the number of outstanding shares of the series of Common Stock related to such Group caused by subdivisions (by stock split reclassification or otherwise) or combinations (by reverse stock split, reclassification or otherwise) of shares of such series of Common Stock or by dividends or other distributions of shares of such series of Common Stock on shares of such series of Common Stock (and, in each such case, rounded, if necessary, to the nearest whole number);

          (b) decreased by if the Corporation issues any shares of the series of Common Stock related to such Group and the Board of Directors attributes that issuance (and the proceeds thereof) to DLJ, the number of shares of such series of Common Stock so issued, and if the Board of Directors re-allocates to DLJ any cash or other assets theretofore allocated to such Group in connection with a redemption of shares of the series of Common Stock that relates to such Group (as required pursuant to clause (ii) of the proviso to the definition of DLJ below) or in return for a decrease in the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group, the number (rounded, if necessary, to the nearest whole number) equal to (x) the aggregate Fair Value of such cash or other assets divided by (y) the Market Value of one share of the series of Common Stock that relates to such Group, in each case, as of the date of such re-allocation; and

          (c) increased by if the Corporation repurchases any shares of the series of Common Stock related to such Group and the Board of Directors attributes that repurchase (and the consideration therefor) to DLJ, the number of shares of such series of Common Stock so repurchased and if the Board of Directors re-allocates to such Group any cash or other assets theretofore allocated to DLJ in return for an increase in the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group the number (rounded, if necessary, to the nearest whole number) equal to (x) the Fair Value of such cash or other assets divided by (y) the Market Value of one share of the series of Common Stock that relates to such Group, in each case, as of the date of such re-allocation.

     Neither the Corporation nor the Board of Directors shall take any action that would, as a result of any of the foregoing adjustments, reduce the Number of Shares Issuable with Respect to DLJ's Retained Interest in any Group to below zero. Subject to the preceding sentence, the Board of Directors may attribute the issuance of any shares of any series of Common Stock (and the proceeds therefrom) or the repurchase of any series of Common Stock (and the consideration therefor) to DLJ or to the Group to which such series of Common Stock relates, as the Board of Directors determines in its sole discretion; provided, however, that the Board of Directors must attribute to DLJ the issuance of any shares of any series of Common Stock that are issued (1) as a dividend or other distribution on, or as consideration for the repurchase of, shares of DLJ Common Stock or (2) as consideration to acquire any assets or satisfy any liabilities attributed to DLJ.

      7. Additional Definitions. As used in this Article FOURTH, the following terms shall have the following meanings (with terms defined in singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires:

     "All or Substantially All of the Assets" of any Group means, with respect to any Disposition, a portion of such assets that represents at least 80% of the Fair Value (determined as of the Disposition Date) of the assets of such Group.

     "Available Dividend Amount" for DLJ, on any day on which dividends are paid on shares of DLJ Common Stock, is the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of DLJ's Common Stock under Delaware law if (a) DLJ and each other Group were each a single, separate Delaware corporation, (b) DLJ had outstanding (i) a number of shares of common stock, par value $0.10 per share, equal to the number of shares of DLJ Common Stock that are then outstanding and
(ii) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares of Preferred Stock that have been attributed to DLJ and are then outstanding, (c) the assumptions about each Group that is not DLJ set forth in the next sentence were true and (d) DLJ owned a number of shares of each series of Common Stock (other than DLJ Common Stock) equal to the Number of Shares Issuable with Respect to DLJ's Retained Interest in each Group to which each such series of Common Stock relates.

     "Available Dividend Amount" for any Group other than DLJ, on any day on which dividends are paid on shares of the series of Common Stock relating to such Group, is the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of such series of Common Stock under Delaware law if such Group were a single, separate Delaware corporation having outstanding (a) a number of shares of common stock, par value $0.10 per share, equal to the number of shares of such series of Common Stock that are then outstanding plus the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group and (b) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares of Preferred Stock that have been attributed to such Group and are then outstanding.

     "Disposition" means a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or otherwise) of All or Substantially All of the Assets of a Group to one or more persons or entities, in one transaction or a series of related transactions.

     "Disposition Date" means, with respect to any Disposition, the date of consummation of such Disposition.

     "DLJ" means (a) all of the businesses, assets and liabilities of the Corporation and its subsidiaries, other than the businesses, assets and liabilities that are part of any Group other than DLJ, (b) the rights and obligations of DLJ under any inter-Group debt deemed to be owed to or by DLJ (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors) and (c) a proportionate interest in any Group other than DLJ (after giving effect to any options, Preferred Stock, other securities or debt issued or incurred by the Corporation and attributed to any Group other than DLJ) equal to the Retained Interest Fraction; provided, however, that: (i) the Corporation may re-allocate assets from one Group to another Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time, and (ii) if the Corporation transfers cash, other assets or securities to holders of shares of a series of Common Stock other than DLJ Common Stock as a dividend or other distribution on shares of such series of Common Stock (other than a dividend or distribution payable in shares of such series of Common Stock), or as payment in a redemption required by Section (A)(3)(a) of this Article FOURTH, then the Board of Directors shall re-allocate from such Group to DLJ cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred times the Retained Interest Fraction with respect to such Group as of the record date for such dividend or distribution, or on the date of such redemption, as the case may be.

     "DLJdirect" means (a) all of the businesses, assets and liabilities of DLJdirect Holdings, Inc. and its subsidiaries, (b) the assets and liabilities of DLJdirect's online United Kingdom discount brokerage service, (c) any assets or liabilities acquired or incurred by DLJdirect Holdings, Inc. or any of its subsidiaries after the Effective Date in the ordinary course of business and attributable to DLJdirect, (d) any businesses, assets or liabilities acquired or incurred by the Corporation or any of its subsidiaries after the Effective Date that the Board of Directors has specifically allocated to DLJdirect or that the Corporation otherwise allocates to DLJdirect in accordance with policies established from time to time by the Board of Directors and (e) the rights and obligations of DLJdirect under any inter-Group debt deemed to be owed to or by DLJdirect (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors); provided, however, that: (i) the Corporation may re-allocate assets from one Group to the other Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time, and (ii) if the Corporation transfers cash, other assets or securities to holders of shares of DLJdirect Common Stock as a dividend or other distribution on shares of DLJdirect Common Stock (other than a dividend or distribution payable in shares of DLJdirect Common Stock), or as payment in a redemption required by Section (A)(3)(a) of this Article FOURTH, then the Board of Directors shall re-allocate from DLJdirect to DLJ cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred times the Retained Interest Fraction with respect to such Group as of the record date for such dividend or distribution, or on the date of such redemption, as the case may be.

     "Effective Date" means the date on which this Amended and Restated Certificate of Incorporation becomes effective under Delaware law.

     "Exempt Disposition" means any of the following:

          (a) a Disposition in connection with the liquidation, dissolution or winding-up of the Corporation and the distribution of assets to stockholders,

          (b) a Disposition to any person or entity controlled by the Corporation (as determined by the Board of Directors in its sole discretion),

          (c) a Disposition by any Group for which the Corporation receives consideration primarily consisting of equity securities (including, without limitation, capital stock of any kind, interests in a general or limited partnership, interests in a limited liability company or debt securities convertible into or exchangeable for, or options or warrants to acquire, any of the foregoing, in each case without regard to the voting power or other management or governance rights associated therewith) of an entity which is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by such Group prior to the Disposition, as determined by the Board of Directors in its sole discretion,

          (d) a dividend, out of any Group's assets, to holders of the related series of Common Stock (and a re-allocation of a corresponding amount of such Group's assets to DLJ as required pursuant to clause (ii) of the proviso to the definition of DLJ above),

          (e) a dividend, out of DLJ's assets, to holders of DLJ Common Stock,

          (f) a Disposition by any Group other than DLJ or DLJdirect that is designated to be an "Exempt Disposition" by the Board of Directors in the resolution or resolutions authorizing the issuance of the shares of the series of common stock that relates to such Group, and

          (g) any other Disposition, if (i) at the time of the Disposition there are no shares of any series of Common Stock outstanding other than the series of Common Stock relating to the Group that consummated such Disposition, (ii) at the time of the Disposition there are no shares of the series of Common Stock relating to the Group that consummated such Disposition outstanding or (iii) before the 30th Trading Day following the Disposition the Corporation has mailed a notice stating that it is exercising its right to exchange all of the outstanding shares of the series of Common Stock relating to the Group that consummated such Disposition for newly issued shares of DLJ Common Stock as contemplated under Section 3(b) of this Article FOURTH.

     "Fair Value" means (a) in the case of cash, the amount thereof, (b) in the case of capital stock that has been Publicly Traded for a period of at least 15 months, the Market Value thereof and (c) in the case of other assets or securities, the fair market value thereof as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders).

     "Group" initially means DLJ or DLJdirect; provided that if the Board of Directors authorizes the issuance of shares of a series of Common Stock other than DLJ Common Stock or DLJdirect Common Stock, the Board of Directors shall designate the assets and liabilities of DLJ to which such series of Common Stock relates, which assets and liabilities shall be an additional "Group" for all purposes of this Article FOURTH.

     "Market Capitalization" of any series of Common Stock on any date means the Market Value of a share of such series on such date times the number of shares of such series outstanding on such date. Shares issuable with respect to DLJ's retained interest in any Group shall not be considered outstanding unless and until they are in fact issued to third parties.

     "Market Value" of a share of any class or series of capital stock on any Trading Day means the average of the high and low reported sales prices of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange ("NYSE") Composite Tape or, if the shares of such class or series are not listed or admitted to trading on the NYSE on such Trading Day, on the principal national securities exchange on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on The Nasdaq National Market System of the Nasdaq Stock Market ("Nasdaq NMS") or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq NMS on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any NYSE member firm selected from time to time by the Corporation or, if such closing bid and asked prices are not made available by any such NYSE member firm on such Trading Day, the fair market value of a share of such class or series as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders); provided, that, for purposes of determining the average Market Value of a share of any class or series of capital stock for any period, (a) the "Market Value" of a share of any class or series of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (b)(ii) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (b) the "Market Value" of a share of any class or series of capital stock on any day prior to
(i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (ii) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution; and provided further, if (a) the Corporation repurchases outstanding shares of any series Common Stock other than DLJ Common Stock and the Board of Directors attributes that repurchase (and the consideration therefor) to the Group to which such series of Common Stock relates and (b) the Board of Directors determines to re-allocate to DLJ cash or other assets theretofore allocated to the Group to which such series of Common Stock relates in order to avoid a change in the Retained Interest Fraction, the "Market Value" of a share any series Common Stock other than DLJ Common Stock used to compute the corresponding reduction in the Number of Shares Issuable with Respect to DLJ's Retained Interest in the Group to which such series of Common Stock relates will equal the Fair Value of the consideration paid per share of Common Stock so repurchased; and provided further, if the Corporation redeems a portion of the outstanding shares of any of series of Common Stock other than DLJ Common Stock (and the Board of Directors re-allocates to DLJ cash or other assets theretofore allocated to the Group to which such series of Common Stock relates in the manner required by clause (ii) of the proviso to the definition of DLJ above), the "Market Value" of a share of such series of Common Stock used to compute the corresponding reduction in the Number of Shares Issuable with Respect to DLJ's Retained Interest in the Group to which such series of Common Stock relates will equal the Fair Value of the consideration paid per share of such series of Common Stock so redeemed.

     "Net Proceeds" of a Disposition of any of the assets of a Group means the positive amount, if any, remaining from the gross proceeds of such Disposition after any payment of, or reasonable provision (as determined in good faith by the Board of Directors, which determination will be conclusive and binding on all stockholders) for, (a) any taxes payable by the Corporation or any subsidiary or affiliate thereof in respect of such Disposition or which would have been payable but for the utilization of tax benefits attributable to the Group not the subject of the Disposition, (b) any taxes payable by the Corporation in respect of any resulting dividend or redemption, (c) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (d) any liabilities (contingent or otherwise) of, attributed to or related to, such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations which are outstanding or incurred in connection with the Disposition or otherwise, any liabilities for future purchase price adjustments and any obligations with respect to outstanding securities (other than Common Stock) attributed to such Group as determined in good faith by the Board of Directors.

     "Number of Shares Issuable with Respect to DLJ's Retained Interest" means, with respect to any Group, initially the number the Board of Directors designates prior to the time the Corporation first issues shares of the series of Common Stock applicable to such Group as the number of shares of such series of Common Stock that could be issued by the Corporation for the account of DLJ in respect of its retained interest in such Group, as authorized by Section
(A)(1); provided, however, that such number as in effect from time to time shall automatically be adjusted as required by Section 6 of this Article IV(A).

     "Outstanding Interest Fraction" means (i) with respect to DLJ, at any time of determination, 1 and (ii) with respect to any other Group, at any time of determination, a fraction the numerator of which shall be the number of shares of the series of Common Stock applicable to such Group outstanding on such date and the denominator of which shall be the sum of the number of shares of the series of Common Stock applicable to such Group outstanding on such date and the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group.

     "Publicly Traded" with respect to any security means (a) registered under
Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (b) listed for trading on the NYSE (or any other national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law)) or listed on the Nasdaq NMS (or any successor market system).

     "Retained Interest Fraction" means (i) with respect to DLJ, at any time of determination, 1 and (ii) with respect to any Group that is not DLJ, at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group and the denominator of which shall be the sum of the number of shares of the series of common stock applicable to such Group outstanding on such date and the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group.

     "Trading Day" means each weekday on which the relevant security (or, if there are two relevant securities, each relevant security) is traded on the principal national securities exchange on which it is listed or admitted to trading or on the Nasdaq NMS or, if such security is not listed or admitted to trading on a national securities exchange or quoted on the Nasdaq NMS, traded in the principal over-the-counter market in which it trades.

      8. Effectiveness of Sections (A)(2) Through (7) of This Article FOURTH. The terms of Sections (A)(2) through (7), inclusive, of this Article FOURTH shall apply only when there are shares of multiple series of Common Stock outstanding.

Section B. Provisions Relating to Preferred Stock

     The Board of Directors (or such committee of the Board of Directors as the Board of Directors shall empower) is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time."

       3. This amendment of the amended and restated certification of incorporation herein certified has been fully adopted in accordance with the provisions of Sections 227 and 242 of the General Corporation Law of the State of Delaware.

     Signed and Attested to on __________, 1999.



                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

Attest:

------------------------
Name:
Title:

                                                            Annex III



             SELECTED COMBINED FINANCIAL INFORMATION OF DLJdirect

     The following selected combined financial information is qualified by reference to, and should be read in conjunction with, DLJdirect's combined financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of DLJdirect" contained elsewhere in this Annex III. The selected combined statements of operations data for the years ended December 31, 1996, 1997 and 1998 and the combined statements of financial condition data as of December 31, 1997 and 1998 are derived from DLJdirect's audited combined financial statements which are included elsewhere in this Annex III. The selected combined statements of operations data for the years ended December 31, 1994 and 1995 are derived from the unaudited combined financial statements of DLJdirect which are not included in this Information Statement.

                                                                                Year Ended December 31,
                                                           ------------------------------------------------------------
                                                             1994          1995        1996        1997          1998
                                                             ----          ----        ----        ----          ----
                                                                         (in thousands, except per share data)
Statements of Operations Data:
Revenues:
 Commissions..........................................     $28,491      $40,358      $54,166      $50,948       $78,717
 Fees.................................................       3,797        5,067        6,426       12,109        25,484
 Interest.............................................       1,858        1,846        2,569        4,160        13,723
                                                            ------       ------       ------       ------       -------
   Total revenues.....................................      34,146       47,271       63,161       67,217       117,924
                                                            ------       ------       ------       ------       -------
Costs and Expenses:
 Compensation and benefits............................       5,422        7,362       11,202       17,174        28,260
 Brokerage, clearing, exchange and other fees.........       9,567       11,709       15,422       20,909        28,423
 Advertising..........................................       1,971        4,183        9,093       13,137        25,146
 Occupancy and equipment..............................       1,175        1,437        1,923        3,352         5,045
 Communications.......................................         791        1,025        1,468        2,844         5,564
 Technology costs.....................................       4,400        5,431        5,205        5,082         4,084
 Other operating expenses.............................       3,164        4,507        5,567       10,844        18,934
                                                            ------       ------       ------       ------       -------
   Total costs and expenses...........................      26,490       35,654       49,880       73,342       115,456
                                                            ------       ------       ------       ------       -------
Income (loss) before income tax provision (benefit)...       7,656       11,617       13,281       (6,125)        2,468
Income tax provision (benefit)........................       3,128        4,746        5,425       (2,502)        1,008
                                                            ------       ------       ------       ------       -------
Net income (loss).....................................      $4,528       $6,871       $7,856      $(3,623)       $1,460
                                                            ======       ======       ======      =======        ======

Pro forma weighted average shares of DLJdirect
 Common Stock outstanding (1):
 Basic and diluted....................................
Pro forma earnings per share of DLJdirect Common                                                                 ======
 Stock (1):
 Basic and diluted....................................                                                          $
                                                                                                                 ======

                                     III-1

                                           As of December 31,
                                          -------------------
                                            1997       1998
                                            ----       ----
                                              (in thousands)
Statements of Financial Condition Data:
Cash and cash equivalents .............   $ 8,881   $26,654
Total assets ..........................   $11,871   $29,751
Long-term liabilities .................        --        --
Total equity ..........................   $ 5,964   $21,924





                                                       As of or for the Year Ended December 31,
                                       --------------------------------------------------------------------------
                                         1994            1995            1996            1997            1998
                                         ----            ----            ----            ----            ----
                                                                (dollars in thousands)
Other Data:
 Total trades....................         475,000         660,000         929,000       1,535,000       2,875,000
 Average trades per day..........           1,900           2,600           3,700           6,100          11,400
 Total customer assets...........      $1,300,000      $1,900,000      $2,500,000      $4,600,000      $8,900,000
 Total accounts..................         153,000         207,000         280,000         390,000         529,000
 Total employees.................              95             139             174             283             374
 Total technology employees......              12              14              34              82             119


----------
(1) Pro forma basic and diluted earnings per common share amounts have been calculated by dividing net income applicable to common shares by the pro forma weighted average common shares outstanding.


                                     III-2

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
          OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF DLJdirect

     The following discussion of the financial condition and results of operations of DLJdirect should be read in conjunction with the combined financial statements and notes thereto included elsewhere in this Information Statement. This discussion contains forward-looking statements that involve risks and uncertainties. DLJdirect's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this Information Statement.

Overview

     The online discount brokerage industry is experiencing substantial competition from established financial services firms as well as new entrants who are trying to establish their presence in the market quickly. As a result of intense competitive pressures, the industry has experienced a significant increase in brand development costs, a lowering of commission pricing and an increase in content development costs. DLJdirect expects to spend significant amounts in the future to develop much greater brand recognition within its targeted market, to stay competitively priced and to develop new state-of-the-art products and services. As a result, DLJdirect believes that its future financial results may be adversely affected. In particular, DLJdirect expects to increase its level of advertising significantly. It is expected that advertising costs will increase during each quarter of 1999, with the largest increases expected to occur in the second half of the year. While the longer-term goal of advertising will be to increase brand awareness and revenues, it is likely that advertising costs as a percentage of revenues will increase throughout 1999.

     The largest portion of DLJdirect's revenues consist of brokerage commissions for acting as agent in securities transactions, including Nasdaq and exchange-listed equities, options and mutual fund transactions. In June 1997, in order to increase significantly its customer base as well as overall account activity, DLJdirect made a strategic decision to lower its base commission for equity trades from $39.95 to $20.00 per trade. As a result, commission revenues fell slightly in 1997 compared to 1996, but the average number of trades per day increased 64.9% from 3,700 in 1996 to 6,100 in 1997. In 1998 compared to 1997, commission revenues increased 54.6% to $78.7 million and the average number of trades per day increased 86.9% to 11,400. DLJdirect regularly reviews its commission rates as part of its ongoing strategy to maintain its competitive position. DLJdirect believes that the recent increase in trading activity is also due to the extensive growth in Internet commerce, DLJdirect's advertising initiatives and increased activity in the securities markets.

     DLJdirect also earns fee income, which increased from $6.4 million in 1996 to $25.5 million in 1998. Fee income includes technology fees, order flow fees and money market fund distribution fees, all of which are earned from affiliates. Although the technology group at DLJdirect primarily serves the growing needs of DLJdirect's business, DLJdirect also offers technology products and services to third parties through DLJ as a means of reducing internal development costs. Revenues from technology development are derived from sales of Internet-based technology applications primarily to DLJ. DLJdirect also earns fees for order flow through arrangements with Pershing to receive cash payments in exchange for routing all of its orders to Pershing for execution. Order flow payments on a per trade basis have declined in recent periods due to regulatory changes imposing new order handling rules and there can be no assurance that order flow revenues will continue. See "Risk Factors--A Change in Order Flow Rebates Could Harm DLJdirect's Business".

     DLJdirect also earns interest income, which increased from $2.6 million in 1996 to $13.7 million in 1998. Interest income consists of interest on margin debt, free credit and short sale balances and earnings on its own cash balances. DLJdirect participates in the interest spread on its customers' debit and credit balances through its clearing agreement with Pershing. DLJdirect's interest revenues increased significantly in 1998 due to significant growth in client assets as well as more favorable interest sharing arrangements with Pershing.

                                     III-3

     Prior to 1999, DLJdirect received a nominal fee for the distribution of IPO products, but it now receives customary selling concessions. As a result, DLJdirect expects revenues associated with its distribution activities to increase significantly in 1999.

     Brokerage, clearing, exchange and other fees represented 24.1% of DLJdirect's total revenue in 1998. Clearing costs per trade were reduced under the terms of an amendment to the clearing agreement between DLJdirect and DLJ effective January 1, 1999. The amended agreement also provides that such costs will include an amount that represents payment to DLJ Long Term Investment Corporation for the use of certain trademarks in the United States and certain other jurisdictions. As a result of the amendment to the clearing agreement as well as expected increases in trading activity, DLJdirect expects that clearing costs will continue to decline as a percentage of revenue in 1999.

     Technology costs consist primarily of network access fees paid to online service providers and fees related to systems maintenance and support. Although the expenses included under "technology costs" are decreasing, the technology services originally included in this expense category are increasingly provided internally rather than by third-party service providers. Technology costs do not include compensation of employees related to technology development. The number of technology employees increased from 34 at December 31, 1996 to 119 at December 31, 1998.

     In January 1999, DLJdirect began operations in a 24,000 square foot investor services facility in Charlotte, North Carolina. DLJdirect also intends in the second quarter of this year to lease a larger headquarters facility in Jersey City, New Jersey. As a result, DLJdirect expects to incur an annual increase in occupancy costs of over $2.0 million, a portion of which will be realized in 1999. The two moves are designed to accommodate planned increases in business activity. In addition, DLJdirect is currently implementing fully redundant technology centers in order to increase both system reliability and capacity. The centers are expected to be operational in the third quarter of 1999. As a result, DLJdirect expects to incur an additional annual increase in equipment costs of over $3.0 million, a portion of which also will be realized in 1999.

Results of Operations

The following table sets forth the percentage of total revenues represented by certain items on DLJdirect's combined statement of operations for the periods indicated:

                                                           Year Ended December 31,
                                                          -----------------------
                                                          1996    1997      1998
                                                          ----    ----      ----
Revenues:
 Commissions .......................................      85.7%    75.8%     66.8%
 Fees ..............................................      10.2     18.0      21.6
 Interest ..........................................       4.1      6.2      11.6
                                                         -----    -----     -----
   Total revenues ..................................     100.0    100.0     100.0
                                                         -----    -----     -----
Costs and Expenses:
 Compensation and benefits .........................      17.8%    25.6%     24.0%
 Brokerage, clearing, exchange and other fees ......      24.5     31.1      24.1
 Advertising .......................................      14.4     19.5      21.3
 Occupancy and equipment ...........................       3.0      5.0       4.3
 Communications ....................................       2.3      4.2       4.7
 Technology costs ..................................       8.2      7.6       3.4
 Other operating expenses ..........................       8.8     16.1      16.1
                                                         -----    -----     -----
   Total costs and expenses ........................      79.0    109.1      97.9
                                                         -----    -----     -----

                                     III-4

                                                           Year Ended December 31,
                                                          -----------------------
                                                          1996    1997      1998
                                                          ----    ----      ----

Income (loss) before income tax provision (benefit)       21.0     (9.1)      2.1
Income tax provision (benefit) .....................       8.6     (3.7)      0.9
                                                         -----    -----     -----
Net income (loss) ..................................      12.4%    (5.4)%     1.2%
                                                         =====    =====     =====


    Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

     DLJdirect experienced strong operating results in 1998 compared to 1997, reflecting primarily an increase in total accounts of 35.6%. For 1998, total revenues of $117.9 increased $50.7 million or 75.4%. Net income of $1.5 million increased $5.1 million from a net loss of $3.6 million, primarily resulting from strong revenue growth.

     Commissions increased $27.8 million or 54.6% to $78.7 million. Commissions represented 66.8% of total revenues in 1998 and 75.8% of total revenues in 1997. The increase in commissions was due primarily to significant increases in customer trading volume attributable in part to a full year of activity at the reduced $20 commission rate. Average trades per day increased 86.9% from 6,100 in 1997 to 11,400 in 1998.

     Fees increased $13.4 million or 110.7% to $25.5 million. Fees represented 21.6% of total revenues in 1998 and 18.0% of total revenues in 1997. Payments for order flow increased $3.4 million or 61.8% to $8.9 million. The increase in payments for order flow was due primarily to significant increases in customer trading volume. Increases in payments for order flow were offset in part by a decline in the amount of revenue per trade that DLJdirect receives for order flow. Fees for technology development increased $8.6 million or 179.2% to $13.4 million. The increase in fees for technology development reflects 1998 being the first full year that such fees were collected. Revenue from money market fund distribution fees increased $1.6 million or 100.0% to $3.2 million. This growth was due to an increase in customer money market fund balances of $345.8 million or 84.7% to $754.3 million.

     Interest increased $9.6 million or 234.1% to $13.7 million. Interest represented 11.6% of total revenues in 1998 and 6.2% of total revenues in 1997. The increase was due primarily to more favorable interest sharing arrangements with Pershing and to increases in margin debits, free credits and short sale balances. Margin debits increased $143.1 million or 43.8% to $469.8 million. Free credits increased $201.5 million or 103.2% to $396.8 million and short sale balances increased $19.4 million or 107.2% to $37.5 million.

     Compensation and benefits increased $11.1 million or 64.5% to $28.3 million. The increase in compensation and benefits was due primarily to growth in the number of employees from 283 to 374. These additional employees were added in DLJdirect's investor services area to accommodate increased customer activity, as well as in DLJdirect's technology group to develop new products such as MarketSpeed[Trademark].

     Brokerage, clearing, exchange and other fees increased $7.5 million or 35.9% to $28.4 million. The increase in brokerage, clearing, exchange and other fees was primarily due to significant increases in customer trading volume, offset in part by lower clearing fees per trade resulting from reduced clearing rates.

     Advertising increased $12.0 million or 91.6% to $25.1 million. The increase in advertising was due to increased expenditures on advertising placement and creative development. DLJdirect increased its advertising expenditures to continue developing the DLJdirect brand name, which was launched in September 1997, and to continue acquiring new accounts. Advertising expenditures were targeted at investors through a broad range of media including television, radio, and print as well as significant online service providers and popular Web sites such as America Online, the Microsoft Network and Yahoo!.

     Occupancy and equipment costs increased $1.7 million or 51.5% to $5.0 million. Occupancy and equipment expense includes rent and operating expenses for facilities, expenditures for repairs and maintenance, and the expense for furniture, fixtures, leasehold improvements as well as business and computer equipment. The increase in equipment

                                     III-5
costs was due primarily to additional investment in technology systems infrastructure and equipment expenditures for the increased staff.

     Communications costs increased $2.7 million or 93.1% to $5.6 million. Communications expense includes quotation expenses, expenses related to customer toll-free phone calls and Internet connections. Quotation expenses and expenses related to customer toll-free phone calls both increased due to the volume of transactions.

     Technology costs decreased $1.0 million or 19.6% to $4.1 million. Technology costs are comprised primarily of network access fees paid to online service providers and fees related to systems infrastructure. Network access fees paid to online service providers were reduced by $2.2 million or 59.5% to $1.5 million in 1998 due to renegotiated rates and due to their partial reclassification to advertising expenses resulting from the modified structure of an agreement. Fees related to systems maintenance and support grew $1.3 million or 100.0% to $2.6 million in 1998 due to increased system capacity.

     Other operating expenses increased $8.1 million or 75.0% to $18.9 million and are comprised primarily of a license fee, professional fees, printing and stationery, economic and investment research, allocated corporate overhead, and miscellaneous expenses. The license fee expense increased $4.0 million or 333.3% to $5.2 million. The license fee is paid to DLJ Long Term Investment Corporation for licensing trademarks and similar intellectual property. License fee payments were initiated in September 1997. In the future, amounts paid by DLJdirect to Pershing will include the license fee for the use of certain of DLJ Long Term Investment Corporation's trademarks that are licensed to DLJdirect in the United States and in certain other jurisdictions.

     Professional fees primarily include payments made to technology and marketing consultants, and employee recruiting expenses. Professional fees increased $883,000 or 25.8% to $4.3 million due to increased advertising and headcount. Printing and stationery decreased $158,000 or 7.7% to $1.9 million. In 1997 printing and stationery expenses were increased in conjunction with the renaming of the service from PC Financial Network to DLJdirect, which necessitated the redesign and reprinting of all marketing materials and customer correspondence stock. Economic and investment research increased $1.0 million or 333.3% to $1.3 million reflecting the fact that DLJdirect first began paying for this research in the fourth quarter of 1997. Allocated corporate overhead increased $841,000 or 45.2% to $2.7 million due primarily to expenses related to the increased headcount. Miscellaneous expenses increased $1.4 million or 70.0% to $3.4 million. Miscellaneous expenses consisted primarily of accruals for bad debt expense, employee registration fees and expenses for new account credit checks.

     Income before income tax provision increased $8.6 million from a loss of $6.1 million in 1997 to income of $2.5 million in 1998. The provision (benefit) for income taxes for 1997 and 1998 was $(2.5) million and $1.0 million, respectively, which represented a 40.9% effective tax rate for each period.

     As a result of the foregoing factors, net income increased to $1.5 million in 1998 from a net loss of $3.6 million in 1997.

     Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

     Total revenues increased $4.1 million or 6.5% to $67.2 million, reflecting primarily an increase in total accounts of 39.3%. Total revenues increased primarily as a result of fees and net interest income, partially offset by decreases in commissions due to a change in DLJdirect's base commission rate.

     Commissions decreased $3.3 million or 6.1% to $50.9 million. In June 1997, DLJdirect lowered its base commission for equity trades from $39.95 to $20.00. Although this significantly lowered the average commission charged to customers, the increased new account generation and increased trading volume brought commission revenues back to 1996 levels by fourth quarter 1997.

                                     III-6

     Fees increased $5.7 million or 89.1% to $12.1 million. Payments for order flow increased $124,000 or 2.3% to $5.5 million. Although trading volume increased significantly during 1997 from 929,000 trades in 1996 to 1,535,000 in 1997, the order flow payment on a per trade basis decreased due to regulatory changes imposing new order handling rules. Revenue from money market fund distribution fees increased $609,000 or 61.5% to $1.6 million. This increase was due to an increase in customer money market fund balances from $115.5 million or 39.4% to $408.5 million. Fees for technology development, collected for the first time in mid-1997, generated $4.8 million during the year.

     Interest increased $1.6 million or 61.5% to $4.2 million. The increase was due primarily to more favorable interest sharing arrangements with Pershing and to increases in margin debits, free credits and short sale balances. Margin debits increased $187.0 million or 133.9% to $326.7 million, free credits increased $64.8 million or 49.7% to $195.3 million and short sale balances increased $2.2 million or 13.8% to $18.1 million.

     Compensation and benefits increased $6.0 million or 53.6% to $17.2 million. The increase in compensation and benefits was due primarily to growth in the number of employees from 174 to 283, a 62.6% increase.

     Brokerage, clearing, exchange and other fees increased $5.5 million or 35.7% to $20.9 million. The increase in brokerage, clearing, exchange and other fees was primarily due to significant increases in customer trading volume. On a per trade basis, however, brokerage, clearing, exchange and other fees decreased due to a reduction in the fee for clearing trades.

     Advertising increased $4.0 million or 44.0% to $13.1 million. The increase in advertising was due to increased expenditures on advertising placement and creative development. DLJdirect spent $6.8 million in the fourth quarter of 1997 to launch the new brand name, "DLJdirect," and new products and services including its redesigned Web site and access to DLJ Research and DLJ-managed IPOs.

     Occupancy and equipment increased $1.4 million or 70.0% to $3.4 million. The increase in occupancy and equipment was due primarily to additional equipment expenditures for increased staff from 174 to 283, a 62.6% increase.

     Communications increased $1.3 million or 86.7% to $2.8 million. Quotation expenses and expenses related to customer toll-free phone calls both increased due to the growth of the business.

     Technology costs decreased $123,000 or 2.5% to $5.1 million. Network access fees paid to online service providers were $3.7 million in 1997 compared to $4.4 million in 1996. Fees related to systems maintenance and support grew to $1.4 million in 1997 from $800,000 in 1996 due to increased system capacity.

     Other operating expenses increased $5.2 million or 92.9% to $10.8 million and represented 16.1% of total revenues in 1997 and 8.8% of total revenues in 1996. The license fee expense, first paid in September 1997, was $1.2 million.

     Professional fees increased $1.8 million or 112.5% to $3.4 million due to increased expenditures for outside consultants and marketing services. Printing and stationery increased $1.5 million or 250.0% to $2.1 million. In 1997 printing and stationery expenses were increased in conjunction with the renaming of the service from PC Financial Network to DLJdirect which necessitated the redesign and reprinting of all marketing materials and customer correspondence stock. Economic and investment research expenses, first incurred in the fourth quarter of 1997, were $307,000. Allocated corporate overhead increased $730,000 or 62.4% to $1.9 million due primarily to expenses related to the increased headcount. Miscellaneous expenses decreased $254,000 or 11.3% to $2.0 million.

     Income before income tax provision decreased $19.4 million from $13.3 million in 1996 to a loss of $6.1 million in 1997. The (benefit) provision for income taxes for 1996 and 1997 was $5.4 and $(2.5) million, respectively. This represented a 40.9% effective tax rate for each period.

                                     III-7

     As a result of the foregoing factors, net income decreased to a net loss of $3.6 million in 1997 from income of $7.9 million in 1996.

Liquidity and Capital Resources

     The principal sources of liquidity for DLJdirect's operations have been paid-in capital, leases of fixed assets through an affiliate and revenues from operations. Capital contributions amounted to $10.5 million in 1997 and $14.5 million in 1998. The value of equipment acquired through leases of fixed assets through an affiliate totaled $5.3 million in 1997 and $5.0 million in 1998. These fixed assets were comprised primarily of computers and related systems, furniture and leasehold improvements. DLJdirect generally leases its fixed assets and therefore does not incur significant capital expenditures.

     Although DLJdirect maintains substantial money market accounts and bank accounts consistent with regulatory requirements, DLJdirect continues to be substantially dependent on DLJ for almost all of its daily financial, administrative and operational services and related support functions including cash management, the receipt of payments from third parties and the distribution of payments to third parties. In this connection, inter-company receivables/payables are settled periodically through cash transfers to and from DLJdirect's accounts. However, after the issuance of the DLJdirect Common Stock, cash transfers from DLJ to DLJdirect will be revolving credit advances unless the board of directors decides, in its sole discretion, to account for such transfers as long-term loans or capital contributions. Donaldson, Lufkin & Jenrette, Inc. is not obligated to advance any amounts to DLJdirect. See "Certain Cash Management and Allocation Policies".

     Applicable law and regulations require minimum levels of capital to be maintained by DLJdirect Inc., the broker-dealer subsidiary of DLJdirect Holdings Inc. Consequently, the cash balances of DLJdirect Inc. may not be available as a source of liquidity to support other aspects of the business of DLJdirect. The SEC's Net Capital Rules are the primary regulatory restrictions. DLJdirect continually reviews the capital in its broker-dealer subsidiary to ensure that it meets these regulatory requirements and can appropriately support the anticipated capital needs of the business. DLJdirect's right to participate in the assets of any subsidiary is also subject to prior claims of the subsidiary's customers and other creditors.

     Cash provided by (used in) operating activities totaled $(0.6) million and $2.0 million in 1997 and 1998, respectively. The increase from 1997 to 1998 was primarily due to an increase in transaction volume related to growth in the discount brokerage operations. In 1997, receivables from brokers, dealers and others increased $1.9 million. This increase in assets was offset by increases in operating liabilities including payables to parent/affiliates, net of $2.0 million and accounts payable and accrued expenses of $2.6 million. In 1998, there were increased assets including receivables from brokers, dealers and others of $1.2 million. These increases were offset by an increase in payables to parent/affiliates, net of $2.2 million.

     In 1997 and 1998, net cash provided by financing activities totaled $9.6 million and $14.5 million, respectively. In 1997 and 1998, respectively, $10.5 million and $14.5 million was provided by capital contributions from DLJ. In 1997, DLJdirect paid $0.9 million to DLJ for the return of equity.

     DLJdirect believes that the net proceeds from this offering, together with its current cash, cash equivalents and cash generated from operations will be sufficient to meet its anticipated cash needs for working capital and capital expenditures through at least the end of 2000.

Year 2000

     DLJdirect has been actively engaged in addressing Year 2000 issues. Such issues relate to potential problems resulting from non-Year 2000 compliant systems processing transactions using two-digit date fields rather than four digit date fields for the year of a transaction. If these systems are not identified and reconfigured, Year 2000

                                     III-8
transactions would be processed as year "00," which could lead to processing inaccuracies and potential inoperability and could have a material adverse effect on DLJdirect's business.

     DLJdirect has undertaken a Year 2000 Project to identify and modify or replace any non-Year 2000-compliant systems. The Year 2000 Project is focused on both information technology and non-information technology systems. A written Year 2000 Plan has been developed and DLJdirect believes it is taking all steps necessary to achieve Year 2000 compliance. DLJdirect has also retained the services of consulting firms having considerable expertise in advising corporations on and remediating Year 2000 issues.

     DLJdirect inventoried all systems for which loss of function would result in an immediate stoppage or significant impairment to core business areas and determined which of these systems were not Year 2000 compliant. DLJdirect has remediated, tested and returned all of its formerly non-Year 2000 compliant applications to operation.

     DLJdirect has identified all significant third parties, such as vendors, online partners and facility operators, and has contacted them regarding their Year 2000 readiness. The Pershing Division of DLJ, DLJdirect's clearing agent, has assured DLJdirect that it is taking the necessary steps to prepare for the Year 2000.

     DLJdirect has initiated and is actively involved in various types of testing including the Securities Industry Association's industry-wide beta testing and vendor-supplied business applications and equipment testing. For each of the tests in which it has participated, DLJdirect has achieved successful results. Throughout 1999, internal and external systems will continue to be tested to ensure that all remediated systems remain compliant.

     Cost

     The total cost to ensure that DLJdirect's systems are Year 2000 compliant is not expected to be material to DLJdirect's financial position because DLJdirect outsources its clearing and trade execution services and most of DLJdirect systems have been developed in the last two years. Based upon current information, the total cost of the Year 2000 project is currently estimated to be less than $0.5 million. Based on progress to date, the current funding level has been found to be adequate. The budget includes Year 2000 compliance testing, full system testing, peer-to-peer testing with industry agencies, and third party vendors and other industry-wide testing. The budget also includes developing a contingency plan. Costs related to the Year 2000 project are expensed as incurred. The cost of the Year 2000 project is being funded by operations.

     Risks

     The Year 2000 issue includes many risks including the possibility that DLJdirect's computer and non-information technology systems will fail. DLJdirect cannot ensure that the schedule for compliance outlined above will be met or that the systems of other companies on which DLJdirect depends will be converted in a timely manner. Due to this uncertainty, DLJdirect is unable to determine whether the Year 2000 will have a material impact on DLJdirect's business, results of operations or financial condition. If the Year 2000 risks are not remedied, DLJdirect may experience business interruption or shutdown, financial loss, regulatory actions and legal liability. However, the Year 2000 Project is expected to reduce significantly DLJdirect's level of uncertainty regarding the Year 2000 readiness of internal and third-party systems. DLJdirect believes that with the completion of the Year 2000 project as scheduled, the possibility of significant interruptions of normal operations as a result of the Year 2000 issue, should be reduced.

     Contingencies

     DLJdirect's contingency plan is designed to safeguard the interests of DLJdirect and its customers. The plan addresses internal and external mission critical failure points and is intended to address failures in facilities, telecommunications, client connections, and major infrastructure components. DLJdirect intends to have its contingency plan fully operational in the summer of 1999, and to update the plan as needed on a continuing basis.

                                     III-9

     In the event that DLJdirect's internally developed systems fail, DLJdirect will undertake to correct these systems on an emergency basis. To ensure that adequate staff will be available on-site to handle an emergency at the time of such failure, DLJdirect has notified all employees that they must be available for on-site assistance for the last two weeks of December 1999 and the first two weeks of January 2000.

Recent Accounting Developments

     In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which requires all derivatives to be recognized in the statement of financial condition at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999 and should be applied prospectively. The adoption of the statement is not expected to have a material adverse effect on DLJdirect's combined financial statements.

                                     III-10

                             BUSINESS OF DLJdirect

Overview

     DLJdirect is a leading provider of online discount brokerage and related investment services, offering customers automated securities order placement and information and research capabilities through the Internet and online service providers. DLJdirect's broad range of investment services is targeted at self-directed, sophisticated online investors, who on average have higher account balances than other online investors.

     DLJdirect was one of the pioneers of online investing. DLJdirect started in the online brokerage business in September 1988 under the name PC Financial Network. In September 1997, PC Financial Network changed its name to DLJdirect and relaunched its Internet site as DLJdirect (www.DLJdirect.com). In its 10-year history, DLJdirect has frequently been recognized as a high-quality provider of online brokerage services. Recent industry awards include the following:

     o Barron's 1999 Annual Survey of Online Brokers -- DLJdirect is rated the number one online broker, based on criteria including trade execution, reliability and range of services

     o Gomez Advisors, Inc. -- DLJdirect was rated the number one overall Internet broker for five of the last seven quarters, including the most recent quarter

     o TheStreet.com -- DLJdirect was selected the number one online broker for reliability and ease of use in TheStreet.com's
       November 1998 reader survey

     DLJdirect's investment services and products include:

     o online order entry for stocks, options, mutual funds and U.S. Treasury securities

     o access to selected DLJ-managed initial public offerings and other equity offerings

     o company and industry research from DLJ

     o DLJdirect MarketSpeed[Trademark], its proprietary software with enhanced graphics and greater ease of use permitting
       DLJdirect's customers to access DLJdirect's online services an average of five times faster than other major Internet brokers

     o stock and mutual fund evaluation tools, including its proprietary StockScan[Trademark] for screening over 9,500 public companies and its proprietary FundScan[Trademark] for analyzing over 7,000 mutual funds

     o research and analysis from independent research organizations, including Standard & Poor's, Zacks Investment Research
       Incorporated and Thomson Investors Network

     o daily market commentary from TheStreet.com and Briefing.com

     DLJdirect has experienced rapid growth in recent years:

     o revenues increased 75.4% from $67.2 million in 1997 to $117.9 million in 1998 and were $35.4 million during the fourth quarter of 1998

     o the average number of trades executed each day increased 86.9% from 6,100 in 1997 to 11,400 in 1998 and was 14,200 during the fourth quarter of 1998

                                     III-11

     o customer assets increased 93.5% from $4.6 billion in 1997 to $8.9 billion in 1998

     The key elements of DLJdirect's strategy are as follows:

     Increase Penetration of DLJdirect's Targeted Customer Base -- DLJdirect focuses on self-directed, sophisticated online investors, who on average maintain higher account balances than other online investors. DLJdirect believes it can continue to attract targeted customers by:

          o building on the reputation of DLJ as a leading Wall Street firm,

          o providing a wider range of DLJ financial products and services and

          o maintaining high-quality investor service.

     Build and Enhance DLJdirect Brand -- DLJdirect intends to increase the awareness of the DLJdirect brand. As part of this strategy, DLJdirect plans to increase significantly the amount it spends on marketing, from $25 million in 1998 to $65 million in 1999.

     Maintain Leading Technology -- DLJdirect intends to upgrade its technology continually to increase capacity, provide greater functionality and ease of use and offer additional services.

     Continue To Broaden Product Offerings -- While DLJdirect's primary products and services will continue to be equity securities and mutual funds, DLJdirect intends to broaden its offerings continually with additional products and services offered by DLJ and its affiliated companies, including AXA S.A., The Equitable Companies Incorporated, Alliance Capital Management, L.P., DLJ Asset Management Group and The Sprout Group, as well as unaffiliated financial services providers. DLJdirect also intends to expand its relationships with online service and content providers to offer additional products, including insurance, credit and mortgage products.

     Expand Role as an Internet-Based Distributor of Underwritten Securities -- DLJdirect intends to increase its access to public offerings and use its distribution capability by becoming an underwriter and manager of securities offerings, including offerings that may not include DLJ.

     Expand Globally -- DLJdirect intends to enter international markets selectively, either directly or through alliances or joint ventures with local partners. DLJdirect recently announced a joint venture in Japan with Sumitomo Bank and expects to commence operations in the UK during the second quarter of 1999. DLJdirect's focus will be on large developed markets that permit it to continue to capitalize on its relationship with DLJ, AXA and Equitable.

     As used in this Information Statement, the term "DLJdirect" does not represent a separately incorporated entity but rather means those businesses, assets and liabilities intended to represent Donaldson, Lufkin & Jenrette, Inc.'s online discount brokerage and related investment services businesses.

Industry Overview

     According to International Data Corporation ("I.D.C."), the total number of online brokerage accounts has grown from a small number at the end of 1994 to
1.6 million at the end of 1996 and 3.7 million at the end of 1997. I.D.C. estimates that there were more than 6.4 million online accounts at the end of 1998, representing $324.0 billion in assets and over 300,000 trades per day.

     DLJdirect believes that the online brokerage industry is experiencing rapid growth largely as a result of:

                                     III-12

     o the growing consumer acceptance of the Internet as a convenient, secure and reliable method of conducting retail financial transactions;

     o an increasing desire on the part of investors to take greater personal control of their financial future;

     o the lowering of commission prices for online brokerage transactions;

     o an increasing amount of high-quality investment research and information available on the Internet to assist investors in making their trading decisions;

     o the extensive media attention focused on the online brokerage industry;

     o increasing interest by retail investors in purchasing individual stocks; and

     o a favorable investing environment.

Services and Products

     DLJdirect's existing services and product offerings are described below:

     Stock, Options, Mutual Fund and Fixed Income Trading

     Customers can directly place orders to buy and sell Nasdaq and exchange-listed securities, as well as equity and index options, mutual funds and fixed income securities, through DLJdirect's automated order processing system. System intelligence automatically checks the parameters of an order, together with the customer's available cash balance and positions held, prior to executing an order. All transaction and portfolio records are updated to reflect trading activity. Buy and sell orders placed when the markets are closed are automatically submitted prior to the next day's market opening.

     To date, DLJdirect has the only online account application submission and approval process in the industry. After an online credit check, credit-approved customers may buy securities of up to $15,000 in value without first depositing any money into their accounts. In all instances, however, customers are required to pay for purchases or post margin as required by Regulation T and the rules of the NASD.

     Orders to trade Nasdaq and exchange-listed securities constituted 89.1% of DLJdirect's total customer orders in 1998. DLJdirect supports a range of order types, including market orders, limit orders (good-till-canceled or day), stop orders and short sales. Customers placing orders can use DLJdirect's equity research tool, StockScan[Trademark], to search, screen and profile over 9,500 stocks from approximately 100 different industries online. Customers can customize screening criteria and identify investment opportunities. DLJdirect also offers an investment tool which suggests an asset allocation between different types of equity and fixed income investments based on the customer's investment objectives, risk tolerance, investment time-frame, and income requirements.

     Customer orders to buy and sell options constituted 9.5% of DLJdirect's total customer orders in 1998. DLJdirect typically does not offer option trading involving the writing of uncovered puts or calls or the establishment of option spreads or straddles to the majority of its customer base. DLJdirect does maintain a few accounts that have been approved for this type of trading due to exceptional equity levels within the account as well as the customers' trading experience and investment objectives.

     Customer orders to buy and sell mutual funds comprised 1.3% of DLJdirect's total customer orders in 1998. Customers can use DLJdirect's mutual fund research tool, FundScan[Trademark], to search, screen and profile over 7,000 mutual funds, over 850 of which are available without transaction fees. As with StockScan[Trademark], customers can customize screening criteria and identify investment opportunities.

                                     III-13

     DLJdirect offers its customers the opportunity to buy and sell fixed income investment products including government, municipal and corporate bonds, commercial paper, unit investment trusts, certificates of deposit and collateralized mortgage obligations. Some bond trades may be placed directly via computer, but other fixed income transactions may only be effected by speaking with an investor service representative. Fixed income transactions currently comprise less than 1% of all of DLJdirect's trade executions.

     Market Data and Financial Information

     During trading hours, DLJdirect continuously receives a direct feed of detailed quote data, market information and news. Customers can create personalized lists of stocks, options and mutual funds for quick access to current pricing information. DLJdirect provides its customers free real-time quotes, including stocks, options, major market indices, most active issues, and largest gainers and losers for the major exchanges. DLJdirect also offers customers subscription access to real-time streaming quotes which allow them to monitor stock prices as they fluctuate -- without having to reenter a stock symbol or refresh the screen. Customers can also stay informed at a glance using their own personal scrolling stock ticker. In addition, customers can monitor stocks they own and stocks in their model portfolios as well as display news headlines from a variety of sources. Customers are alerted when there is current news on an identified stock or when a stock has reached a pre-selected price threshold. Through its alliances, DLJdirect also provides immediate access to breaking news, charts, market commentary and analysis and company financial information. DLJdirect's Web site provides links to other business and financial Web sites, including access to SEC filings of public companies.

     DLJ provides DLJdirect with a select portion of DLJ's research products for distribution to all accounts for a 60-day trial period and thereafter to customers who qualify by maintaining at least $100,000 in aggregate assets in their DLJdirect accounts. DLJ provides company and industry reports, economic, global and market-related research as well as DLJ's select list of recommended securities. DLJdirect has entered into an agreement with DLJ for continued access to its research products.

     Portfolio Tracking and Records Management

     Customers have online access to a listing of all their portfolio assets held in their DLJdirect accounts. Customers using MarketSpeed[Trademark] may receive a real-time listing of all their portfolio assets, including current price and current market value. Detailed account balance and transaction information includes cash and money fund balances, buying power, net market value, dividends received, interest earned, deposits and withdrawals. Customers can also create "model" portfolios to include most financial instruments a customer is interested in tracking. These model portfolios can include stocks, options, and most mutual funds. Customers also receive quarterly account and annual tax statements and active customers receive monthly account statements summarizing account activity, including asset valuation, transaction history, interest income and distribution summary. DLJdirect's "Select Client Group" customers (customers who meet minimum balance criteria) receive enhanced statements including realized and unrealized gains on their investments. DLJdirect's systems support the Open Financial Exchange (OFX) standard so that customers may download their online account information into personal financial software programs such as Intuit's Quicken 98 and 99, Microsoft's MSN MoneyCentral Investor Portfolio, and Microsoft's Money 99.

     Participation in Public Offerings

     Customers maintaining accounts with aggregate assets of at least $100,000 have been eligible to gain access to IPOs managed by Donaldson, Lufkin & Jenrette Securities Corporation since June 1997. Through February 1999, DLJdirect has participated in 34 DLJ-managed IPOs. Prior to 1999, DLJdirect received a nominal fee for distribution of IPO products but is now compensated as a regular member of the selling group. DLJdirect intends to increase its staff and enhance its capabilities in this area in response to increasing demand from retail customers and from companies seeking electronic distribution of shares in their own initial public offering.

                                     III-14

     DLJdirect is also looking to participate in selling groups or offerings that may not be managed by DLJ, and is exploring the possibility of acting in an underwriting capacity. DLJdirect may also consider in the future acting as an underwriter for a broader array of securities offerings, including secondary equity offerings, preferred stock offerings, and investment grade and high yield bond offerings. DLJdirect intends to rely in large part upon DLJ investment banking professionals in developing its underwriting capacity. DLJdirect believes that relying upon DLJ as opposed to hiring and developing a complete investment banking group internally will minimize costs, unless and until underwriting volumes justify development of complete internal capacity.

     Cash Management Services

     DLJdirect offers several cash management options. Customers may participate in an asset management account, AssetMaster[SM], combining their brokerage account with free check writing and access to a Gold MasterCard debit card. DLJdirect also provides free check writing drawn against money market funds, cash or margin balances. Funds in the AssetMaster[SM] and brokerage checking accounts can be invested in one of 11 money market funds managed by Alliance Capital Management, L.P. Customers may also earn interest on uninvested funds by investing in a money market fund or participating in a credit interest program.

     Mortgage Center

     DLJdirect provides access to mortgage services for its customers through an agreement with E-LOAN, Inc., an online mortgage broker. Users can take advantage of efficient, easy-to-use tools to search for mortgage loan rates, obtain customized quotes, compare loans and apply for a mortgage online. The service operates through hyperlinks to the E-LOAN Web site.

     Access and Delivery of Services

     DLJdirect's services are widely accessible through multiple channels.

     Personal Computer. Customers using personal computers can access DLJdirect services and products through the Internet, online service providers, such as America Online and Prodigy, or DLJdirect's proprietary Windows-based investing software, DLJdirect MarketSpeed[Trademark]. The DLJdirect Web site combines easy-to-use graphics with the trading capabilities, investing tools and resources that sophisticated investors demand.

     DLJdirect created its proprietary Windows-based investing software, DLJdirect MarketSpeed[Trademark], in order to enhance its customers' experience with its Internet-based service. The software caches formatted data, thus eliminating the need for constant Web page reloads, making DLJdirect MarketSpeed[Trademark] an average of five times faster than other major Web brokerage sites, according to Corporate Insight, Inc., an independent online market research firm. Designed to be user-friendly, the software may be used with real-time streaming quotes and market data by customers who qualify for them by filling out an online application and agreeing to pay the exchange fees for these quotes. The product enables DLJdirect's customers to use a variety of customizable features and tools with better graphics and greater ease of use.

     Touch-tone Telephone. TradeTalk[SM], DLJdirect's touch-tone trading service, provides customers with a convenient way to access quotes, place orders and access portfolio information over toll-free lines from any touch-tone telephone, 24 hours a day, 7 days a week.

     Investor Services Telephone. DLJdirect's trading and investor service centers may also be accessed 24 hours a day, 7 days a week, via a toll-free telephone line staffed by licensed investor services representatives who will take orders for securities transactions, and provide securities quotes, account and portfolio information, customer service and technical support.

                                     III-15

     All orders placed via computer or interactive voice response are automatically passed through system intelligence. This intelligence screens the parameters of the order to ensure that DLJdirect can accept the order and route it to the appropriate exchange or third party market maker.

Technology

     DLJdirect maintains proprietary technology that automates traditionally labor-intensive transactions. Because it was custom-tailored for electronic marketplace use, the DLJdirect system provides customers with efficient service and has the added advantage of being scalable and adaptable as usage increases and service offerings are expanded.

     DLJdirect also designs systems and software on a fee basis for DLJ and its affiliates and, through them, for their customers. In addition, DLJdirect has designed and developed Web sites for a number of leading financial institutions. The technology group had 119 associates at December 31, 1998 who are experienced in building easy-to-use, high performance, scalable systems and have skills in a number of systems and programming technologies, including IBM mainframe, Unix, Oracle, NT, C++, Java, and HTML. DLJdirect believes that there is significant potential to exploit the technology developed by this group commercially both through product sales and advisory services.

     DLJdirect has built proprietary financial services engines that can interface with many technologies within a variety of delivery platforms such as AOL, Prodigy, PDAs (personal digital assistants, or palm top devices), screen phones, and touch-tone telephones. DLJdirect has also used these engines to provide services and build products for DLJ, AXA and Equitable and other financial institutions such as registered investment advisors and full-service brokers. The infrastructure and the software components to support DLJdirect have been applied in other contexts to minimize the technological costs to DLJdirect.

     The DLJdirect System

     The primary components of DLJdirect include presentation layers, middleware, application servers, system monitors, a compliance rules engine and a customer server workstation.

     Presentation Layer. The presentation layer provides DLJdirect with the ability to offer its services on many platforms without the need to modify the rest of its applications for each platform. Products using the presentation layer include its Web site, DLJdirect MarketSpeed[Trademark], FundScan[Trademark], StockScan[Trademark] and TradeTalk[SM].

     Middleware. DLJdirect's middleware connects all of the different components of the environment and establishes language among the different components. DLJdirect's proprietary technology allows these components to function in different languages, hardware platforms and protocols. By load balancing among different instances of the same component providing a specific service, DLJdirect's middleware allows more reliability and makes the systems environment more scalable. This technology also makes it easier for DLJdirect to add capacity and maintain servers.

     Application Servers. These servers provide DLJdirect's various services and are optimized for each specific service. They can be configured in the same machine, across multiple machines, or machines in multiple locations.

     System Monitor. The system monitor is an expert system that monitors all the different components every few minutes to make sure all are working correctly. If it finds a problem, it can alert the appropriate DLJdirect personnel and can, if possible, take actions to rectify the problem automatically.

     Compliance Rules Engine. The rules engine makes it possible to route orders to the exchanges and market makers, and to approve accounts online automatically without manual intervention.

     Investor Service Workstation. The investor service workstation platform provides the ability to process exceptions and answer e-mail effectively and provides integrated access to information about customers and market data.

                                     III-16

     DLJdirect is making significant investments in systems technology and has established technology centers in Jersey City, New Jersey, and, through its relationship with an affiliate, in Florham Park, New Jersey. DLJdirect also maintains three investor service centers in Jersey City and Parsippany, New Jersey, and Charlotte, North Carolina. These facilities support systems, network services, trading, investor services and backup capabilities between the multiple locations. DLJdirect is currently implementing fully redundant technology centers which are expected to be operational in the third quarter of 1999. To provide for system continuity during potential outages, DLJdirect also has equipped its computer facilities with uninterruptible power supply units, as well as back-up generators.

     A significant risk to online commerce and communication is the insecure transmission of confidential information over public networks. DLJdirect relies on encryption and authentication technology, including public key cryptography technology licensed from RSA and Netscape, to provide the security and authentication necessary to effect secure transmission of confidential information. Features ranging from firewalls to routers and servers are used in many layers to prevent unauthorized access.

Marketing

     DLJdirect's marketing strategy is based on an integrated marketing model which employs a mix of communications media. The goals of DLJdirect's marketing programs are to increase its brand name recognition, attract new customers, increase the retention and value of existing customers, and activate currently inactive accounts. In particular, its brand strategy strives to communicate a consistent message to consumers through multiple marketing venues. DLJdirect pursues its marketing goals through advertising, marketing on its own and other Web sites, direct one-on-one marketing, public relations, and co-marketing programs.

     DLJdirect targets its services at the self-directed, sophisticated investor who currently has an account with a full-service broker. The DLJdirect target investor generally has online access either at home or at the workplace and tends to track portfolio performances online. DLJdirect believes that its targeted investors value the types of services and benefits that DLJdirect has to offer, such as access to DLJ research reports and DLJ-managed public offerings.

     Advertising

     DLJdirect's advertising focuses on building awareness of the DLJdirect brand, products and services and positions DLJdirect as a better way of executing securities transactions, accessing financial and market data, and managing portfolios for the individual investor. Print advertisements are placed in a broad range of business, technology and financial publications, including Barron's, Forbes, Forbes ASAP, Investor's Business Daily, Money, Smart Money, The Wall Street Journal and Fortune. DLJdirect also advertises regularly on national cable and television networks such as CNBC, CNN Headline News, CNNfn and on national radio networks including National Public Radio. DLJdirect also advertises online on the America Online service and on sites such as MSN.com, CBS.MarketWatch.com and TheStreet.com. Through the DLJdirect Web site, prospective customers can get detailed information on DLJdirect's services, use an interactive demonstration system, request additional information and complete an account application online.

Strategic Relationships

     DLJdirect pursues strategic relationships to increase its access to online consumers, build brand name recognition and expand the products and services DLJdirect can provide to its online investors.

     Core Business Expansion

     DLJdirect has secured or is actively pursuing alliances with (1) Internet access and service providers, (2) Internet content providers, (3) providers of online banking services, and (4) electronic commerce companies. These alliances are intended to increase DLJdirect's core customer base, transaction volume and operational efficiency and to enhance further its brand name recognition. While a majority of DLJdirect's customers access its services directly through the

                                     III-17

Internet, direct modem access or touch-tone telephone, many use online service providers, such as America Online and Prodigy. Strategic relationships with service providers allow DLJdirect to access a greater number of potential customers and allow the online service providers to offer their subscribers a broader range of service options. DLJdirect's partnerships with leading content providers fulfill customers' information needs and help drive transaction volume.

     New Account Development and Distribution

     DLJdirect has developed alliances with key online services and popular Web sites to increase account development and expand distribution. These include proprietary online services, Internet service providers, search engines and financial content providers. They attract significant numbers of users, and DLJdirect's relationships provide access to expanded market opportunities. Set forth below are descriptions of several of DLJdirect's key alliances:

     America Online. In 1995, DLJdirect entered into a business relationship with America Online ("AOL"), a provider of Internet access and content that allows access to DLJdirect's Web site from the AOL Personal Finance channel. DLJdirect is one of four exclusive brokerage sponsors of that channel and the only online brokerage firm to build a customized platform within AOL's proprietary Remote Managed Gateway technology. The agreement with AOL provides for extensive marketing and promotional programs across AOL properties.

     Prodigy. DLJdirect has had a business relationship with Prodigy Communications, Inc., a provider of Internet access and content, since 1988. Currently, DLJdirect maintains a presence on the Prodigy Classic service, acting as an information and transaction provider. DLJdirect advertises on Prodigy Internet, including a position on its home page, to market its financial services to Prodigy's approximately 500,000 users. DLJdirect's Prodigy Classic service will terminate in the third quarter of 1999 and DLJdirect intends to encourage customers to adopt other means of access.

     MSN.com. DLJdirect has developed a number of key relationships with Microsoft Corporation that are designed to promote DLJdirect's online investing services on the Microsoft Network. In January 1999, DLJdirect entered into a one-year advertising agreement, pursuant to which MSN.com provides for advertising of DLJdirect's brokerage services on the MSN Web site and for a direct link to DLJdirect's Web site. DLJdirect is one of three exclusive broker participants in the "MSN Broker Package".

     TheStreet.com. In 1997, DLJdirect entered into an agreement with TheStreet.com, an Internet site which provides financial news and commentary. Pursuant to the agreement, DLJdirect displays TheStreet.com's market report titles on its Internet sites, AOL site, and MarketSpeed[Trademark] software, through which DLJdirect users can link directly to the TheStreet.com's Web site containing the full text of market reports. In return, TheStreet.com offers DLJdirect's account holders discounted subscriptions for its Internet services.

     CBSMarketWatch. DLJdirect has entered into an agreement with CBSMarketWatch, a leading Web-based provider of real-time business news, financial programming and financial analysis tools. The agreement provides for a direct link to DLJdirect's Web site from CBSMarketWatch and advertising on both CBSMarketWatch and the CBS television network.

     Content

     Content such as news, quotes, charts and fundamental data helps provide investors with the information necessary to make investment decisions. DLJdirect believes that these information services fulfill customers' information needs, facilitate new ideas and increase transaction volume.

     Bridge Information Systems America. Bridge Information Systems America, Inc. (formerly Telesphere Corporation) provides DLJdirect with delayed and real-time quotes on U.S. securities.

     Business Wire. Business Wire provides DLJdirect with company press releases for use on its Web site.

                                     III-18

     Charter Media/Briefing.Com. Charter Media/Briefing.Com provides DLJdirect with daily financial data, reports, and services which support its online market commentary and stock analysis areas.

     ILX Systems. Through one of its affiliates, DLJdirect has a relationship with ILX Systems, Inc. to provide real-time quotes on U.S. securities.

     Iverson Financial Systems. Iverson Financial Systems Inc. provides DLJdirect with securities data that support its online historical indices and historical charts areas.

     Lipper. Lipper Inc. provides DLJdirect with quarterly and monthly mutual fund data.

     PR Newswire. PR Newswire Association, Inc. provides DLJdirect with company press releases for use on its Web site.

     Reuters NewMedia. DLJdirect has an agreement with Reuters NewMedia, Inc. to provide Reuters news on DLJdirect's Web site.

     Standard & Poor's. Standard & Poor's provides DLJdirect with securities data and reports.

     Thomson Investors Network. Thomson Investors Network provides DLJdirect with securities data regarding insider/institutional holdings and insider trading along with financial commentary and analysis.

     Zacks Investment Research. Zacks Investment Research Incorporated provides DLJdirect with securities research data.

     International

     DLJdirect intends to enter international markets selectively, either directly or through alliances or joint ventures with local partners. DLJdirect's focus will be on large developed markets that permit it to capitalize on its relationship with DLJ and AXA.

     DLJdirect Japan. In November 1998, DLJdirect announced an agreement to form a 10-year joint venture ("DLJdirect Japan") with Sumitomo Bank, the second largest bank in Japan. The joint venture is expected to begin operations in the second quarter of 1999. DLJdirect will have a 50% interest in the joint venture.

     Through DLJdirect Japan, DLJdirect intends to offer online discount brokerage, including securities trading, investment trusts and money market funds to Japanese investors. DLJdirect Japan is initially expected to provide investors with the ability to invest in Japanese securities. However, over the longer term DLJdirect expects to offer Japanese investors access to U.S. securities, including investment products offered by DLJ and its affiliates. DLJdirect Japan initially will be capitalized with an aggregate of approximately Yen3 billion (estimated to be $25 million at March 12, 1999) from the member companies.

     DLJdirect UK. DLJdirect expects that its online UK discount brokerage service ("DLJdirect UK") will begin operations in the second quarter of 1999. DLJdirect UK has contracted with an affiliate, Pershing Securities Limited, for execution and clearing services. DLJdirect UK intends initially to provide investors with the ability to invest in UK equities. Additional UK financial products are expected to be added later. Over the longer term, DLJdirect UK intends to offer UK investors access to U.S. and continental European securities as well, including investment products offered by DLJ and its affiliates.

     Other. Outside of the UK and Japan, DLJdirect is exploring alliance and joint venture opportunities in a number of key international markets, including Australia, Belgium, Canada, France, Germany, Hong Kong, Israel, Italy, Korea, South Africa and Taiwan.

                                     III-19

Customer Service

     DLJdirect believes that providing excellent service to its customers is crucial to its success. DLJdirect believes that it has achieved an excellent record of effective investor service. DLJdirect's investor service team helps investors access its service online, handles product and service inquiries, and deals with all brokerage and technical questions. Investor service representatives assist investors in placing trades both online and by telephone. At any time of the day or night, investors may access their accounts and make investment decisions even when they are away from their PCs.

     DLJdirect is highly dependent on Internet-based technologies and services, and DLJdirect has from time to time experienced significant interruptions in these technologies and services which have adversely affected overall investor service. The extremely high trading volumes of 1998 and to date in 1999 continue to challenge DLJdirect's investor service capacity. DLJdirect has on occasion fallen short of its target response time for investor service calls and e-mails, especially during peak trading hours.

     Telephone and E-mail Support and Technology

     Telephone support is available 24 hours a day, 7 days a week, and currently there are no additional fees charged to investors for this service. DLJdirect maintains toll-free 800 numbers, and callers may request to speak with investor service representatives on either a trading team or an investor service team, or choose to use DLJdirect's proprietary interactive voice response system, TradeTalk[SM]. DLJdirect's trained investor service representatives are based in three state-of-the art investor service centers in Jersey City and Parsippany, New Jersey, and Charlotte, North Carolina. The geographic distribution of the investor service centers helps to minimize the risk that telecommunications or other technology failures, or weather-related or other natural or man-made disasters will interfere with the investor's rapid access to an investor service representative. At December 31, 1998, 194 representatives made up DLJdirect's investor service team, and DLJdirect plans to expand this number to 400 by the end of 1999.

     The telephone systems in all three investor service centers are state-of-the-art and designed along "open architecture" lines that permit continual upgrades of both hardware and software with a minimum of disruption and expense. New releases of both programs and equipment are integrated into the investor service line only after adequate testing and training to insure continuity of operations. DLJdirect's TradeTalk[SM] currently handles approximately 50% of incoming calls and thus greatly reduces the volume of calls which must be handled by representatives. This in turn reduces wait times during high volume trading hours and helps to reduce overall investor service costs. Investors can get their account balances, check on order status, get delayed securities quotes, and place trades through this automated system.

     Among the advanced features of DLJdirect's Automated Call Distribution ("ACD") system is skill-based routing, which allows investors to follow telephone prompts which then route their calls to the investor service team which specializes in the appropriate area. The quality of service is thus improved, as the investor is more likely to receive help from a representative who has the particular expertise required to handle each individual call. The ACD system also automatically produces routing and management reports that aid supervisors in optimizing the efficiency of their manpower allocations.

     Electronic mail is the other principal method of providing investor support. All investor service representatives are trained to respond to investor requests using both pre-composed and original e-mails. Further, DLJdirect is installing an enhanced state-of-the-art automated e-mail response system, to be fully operational by May 1999, which will save on personnel costs and improve response times. The enhanced system will respond to many types of customer investor e-mails with a high degree of accuracy and appropriateness. As an important safeguard, all e-mail responses, whether generated by the automated system or an investor service representative, will be reviewed by an investor service manager, as is done under DLJdirect's current, non-automated e-mail protocols. By the end of 1999, DLJdirect expects that the enhanced automated system will respond to all e-mails routed through it promptly but in any event

                                     III-20
within 12 hours, and that a significant percentage of all customer e-mails will be handled entirely by the automated system.

     Personnel and Training

     DLJdirect believes that a key component of an efficient and motivated investor service team is its training. It is committed to providing the best available training to its investor service representatives in an ongoing program that focuses on career development and therefore aids in the retention of skilled and motivated personnel.

     New investor service employees take a 3-month initial course that trains them in DLJdirect's products, services, and policies. All investor service representatives have the Series 7 securities broker license or are required to enter DLJdirect-sponsored training to receive that license. Each team of approximately eight representatives is supervised by a Series 24 licensed professional, and both the team members and their supervisors receive continuing training to enable them to become qualified in specialized areas, such as Select Client Services, Customer Retention and IRA accounts. In 1998, DLJdirect implemented a mandatory training program for all investor service representatives, under which DLJdirect staff must attend a minimum of 20 hours of DLJdirect-sponsored training programs per year in customer service, securities, and technology subjects.

     Investor service managers silently monitor investor service calls and remotely monitor investor service e-mails as a means of improving training and customer satisfaction. All investor service representatives undergo both monthly and annual performance reviews which gauge their knowledge of DLJdirect's products and services, their level of teamwork, their work ethic and personal objectives, and above all their ability to deliver customer satisfaction. DLJdirect pays performance-based bonuses that reflect training evaluations and performance reviews.

     DLJdirect has experienced periods of staffing shortages in various areas within its investor service team, along with substandard performance on the part of individual investor service representatives. Given the current extremely high levels of competition to hire competent personnel within the U.S. brokerage, online, and financial services industry sectors, absent a strong and sustained effort on DLJdirect's part to identify, hire, train, and retain the best available people for its investor service operations, there exists substantial risk to DLJdirect's ability to maintain and increase its overall business.

Operations

     Clearing

     DLJdirect is an introducing broker-dealer, clearing through the Pershing Division of DLJ on a fully disclosed basis. Pershing and its affiliates provide execution and clearance services for equities, options, corporate bonds, municipal bonds, treasury bonds, government agency bonds, precious metals, mortgage backed bonds, mutual funds and unit investment trusts. In addition, Pershing provides certain record keeping and operational services, including custody of securities and cash balances settlement of securities transactions and custody of securities and cash balances. Pershing receives and delivers cash and securities for accounts and records such receipts and deliveries according to information provided by DLJdirect. Pershing holds in custody securities and cash received for accounts, collects and disburses dividends and interest, and processes reorganization and voting instructions with respect to securities held in custody. Pershing is responsible for the custody of the funds and securities only after Pershing obtains physical possession or control thereof. Pershing also prepares and transmits to customers confirmations of trades and periodic account statements summarizing transactions processed for accounts.

     The services provided by Pershing are governed by a clearing agreement dated as of September 24, 1997, as amended. DLJdirect has general responsibility for servicing and supervising securities accounts through its own personnel in accordance with its own policies and applicable laws and regulations. DLJdirect is also responsible for approving the opening of customer accounts and obtaining necessary account documentation. DLJdirect is in general responsible for the ongoing relationship that it has with customers. The clearing agreement also provides for the

                                     III-21
payment of a license fee. The trademark license fee included in the clearing fee does not include the use of certain trademarks in certain foreign jurisdictions, the use of which will be negotiated on a case by case basis.

     Margin Lending

     At the request of DLJdirect, Pershing makes loans to customers collateralized by customer securities. Pershing extends credit for the margin accounts of DLJdirect, and notifies DLJdirect of initial and maintenance margin calls. If DLJdirect opens a margin account for a customer, Pershing will loan money for the purpose of purchasing or holding securities subject to the terms of Pershing's Margin Agreement and Pershing's margin policies and applicable margin regulations. DLJdirect is responsible for obtaining the initial margin as required by Regulation T. Thereafter, Pershing will calculate the amount of maintenance margin required. Pershing advises the customer of those requirements, usually through DLJdirect, and calculates the interest charged on the debit balance, if any. Pershing charges customer accounts the margin interest and repays DLJdirect a portion of the interest collected. DLJdirect receives from Pershing a portion of the financial benefits arising from free credit balances in customer accounts.

     In permitting customers to purchase securities on margin, DLJdirect takes the risk of a market decline that could reduce the value of the collateral held to below the customers' indebtedness before the collateral can be sold, which could result in losses to DLJdirect. In the event of a decline in the market value of the securities in a margin account, the customer is required to deposit additional securities or cash in the account so that at all times the customer's equity in the account is at least 25% of the value of the securities in the account. DLJdirect may impose initial and maintenance margin requirements for specific securities.

Securities Lending and Borrowing

     In connection with the margin and short account activities of customers of DLJdirect, Pershing borrows securities both to cover short sales and to complete customer transactions in the event a customer fails to deliver securities by the required settlement date. Pershing collateralizes these borrowings by depositing cash or securities with the lender and receives a rebate calculated to yield a negotiated rate of return. When lending securities, Pershing receives cash or securities and generally pays a rebate to the other party in the transaction at a rate calculated to yield a negotiated return. Securities lending and borrowing transactions are executed pursuant to written agreements with counterparties that require that the securities borrowed be "marked-to-market" on a daily basis and that excess collateral be refunded or that additional collateral be furnished in the event of changes in the market value of the securities. The securities usually are "marked-to-market" on a daily basis through the facilities of the various national clearing organizations. Pershing pays DLJdirect a portion of the rebate interest or fees earned in these activities relating to customers of DLJdirect.

Competition

     The market for online investing services, particularly over the Internet, is new, rapidly evolving and intensely competitive, and DLJdirect expects competition to continue to intensify in the future. DLJdirect encounters direct competition from discount brokerage firms providing either touch-tone telephone or online investing services, or both. These competitors include Ameritrade, Inc.; Charles Schwab & Co., Inc.; Datek Online; Discover Brokerage Direct, Inc.; E*TRADE Securities, Inc.; Fidelity Brokerage Services, Inc.; Quick & Reilly, Inc.; and Waterhouse Securities, Inc. It also encounters competition from the broker-dealer affiliates of established full-commission brokerage firms, such as Merrill Lynch, Pierce, Fenner & Smith Incorporated and PaineWebber Incorporated, among others. In addition, DLJdirect competes with financial institutions, mutual fund sponsors and other organizations, some of which provide online investing services.

     DLJdirect believes that the principal competitive factors affecting the market for its transaction-enabling services are service, quality, cost, execution, delivery platform capabilities, ease of use, graphical user interface look and feel, depth and breadth of services and content, financial strength and innovation. Based on research conducted with both

                                     III-22
customer and non-customer focus groups and the level of activity DLJdirect continues to experience, DLJdirect believes that it presently competes favorably with respect to each of these factors.

     Some of DLJdirect's competitors have significantly greater financial, technical, marketing and other resources than DLJdirect thereby gaining market share to DLJdirect's detriment. Some current and potential competitors also have greater name recognition and more extensive customer bases. Additionally, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share.

     The general financial success of companies within the online securities industry over the past several years has strengthened existing competitors. Management believes that this success will continue to attract new competitors to the online securities industry such as banks, software development companies, insurance companies, providers of online financial and information services and others, as such companies expand their product lines. The current trend toward consolidation in the commercial banking industry could further increase competition in all aspects of DLJdirect's business. While it is not possible to predict the type and extent of competitive services that commercial banks and other financial institutions ultimately may offer or whether administrative or legislative barriers will be repealed or modified, firms such as DLJdirect may be adversely affected by competition or legislation. In addition, competition among financial services firms exists for experienced technical and other personnel.

     There can be no assurance that DLJdirect will be able to compete effectively with current or future competitors or that the competitive pressures faced by it will not have a material adverse effect on its business, financial condition and operating results.

Intellectual Property and Other Proprietary Rights

     DLJdirect holds significant value in its proprietary products and services and its right to use certain marks. DLJdirect's proprietary products and services and the marks it has contracted to use include: DLJdirect[Trademark], FundCenter[Registered], FundScan[Trademark], MarketSpeed[Trademark],
StockScan[Trademark], TradeTalk[SM], Trade Up[SM], and www.DLJdirect.com[Trademark].

     DLJdirect's success and ability to compete are dependent to a significant degree on its proprietary technology. DLJdirect relies primarily on copyright, trade secret and trademark law to protect its technology. Effective trademark protection may not be available for its trademarks. DLJdirect does not own but licenses certain material marks from DLJ Long Term Investment Corporation which has obtained, or is seeking to obtain, registration protection for those marks in the United States. In addition, DLJ Long Term Investment Corporation is in the process of registering the DLJdirect mark in 35 countries worldwide. Its inability to protect DLJdirect's name adequately would have a material adverse effect on DLJdirect's business, financial condition and operating results.

     DLJdirect's proprietary software is protected both as a trade secret and as a copyrighted work. DLJdirect's policy is to enter into confidentiality and assignment agreements with its associates, consultants and vendors and generally to control access to, and distribution of, its software, documentation and other proprietary information. Notwithstanding the precautions taken by DLJdirect it may be possible for a third party to copy or otherwise obtain and use its software or other proprietary information without authorization or to develop similar software independently. The laws of other countries may afford DLJdirect little or no effective protection of its intellectual property. The inability of DLJdirect to protect its intellectual property rights could have a material adverse effect on its business, financial condition and operating results.

     DLJdirect may in the future receive notices of claims of infringement of other parties' proprietary rights. Any claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert management's attention and resources or require DLJdirect to enter into additional royalty or licensing agreements. There can be no assurance that other licenses would be available on reasonable terms, if at all, and the assertion or prosecution of any claims could have a material adverse effect on DLJdirect's business, financial condition and operating results.

                                     III-23

Government Regulation; Net Capital Requirements

     Securities Industry

     The securities industry in the United States is subject to extensive regulation under both federal and state laws. The SEC is the federal agency responsible for the administration of the federal securities laws. DLJdirect Inc. is registered as a broker-dealer with the SEC. Much of the regulation of broker-dealers has been delegated to self-regulatory organizations ("SROs"), principally the NASD, which has been designated by the SEC as DLJdirect Inc.'s primary SRO. These self-regulatory organizations adopt rules, subject to approval by the SEC, that govern the industry and conduct periodic examinations of DLJdirect's operations. Securities firms are also subject to regulation by state securities administrators in those states in which they conduct business. DLJdirect Inc. is registered as a broker-dealer in all 50 states, and the District of Columbia.

     Broker-dealers are subject to regulations covering all aspects of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of customers' funds and securities, capital structure, record keeping and the conduct of directors, officers and employees. DLJdirect is required, directly or indirectly, to comply with many complex laws and rules, including rules relating to possession and control of customer funds and securities, margin lending and execution and settlement of transactions. Additional legislation, changes in rules promulgated by the SEC, the NASD, the Board of Governors of the Federal Reserve System, the various stock exchanges, and other self-regulatory organizations, or change in the interpretation or enforcement of existing laws and rules, may directly affect the mode of operation and profitability of broker-dealers. The SEC, the NASD or other self-regulatory organizations and state securities commissions may conduct administrative proceedings, which can result in censure, fine, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer or any of its officers or employees. DLJdirect's ability to comply with all applicable laws and rules is dependent in large part upon the maintenance of a compliance system reasonably designed to ensure compliance. The principal purpose of regulation and discipline of broker-dealers is the protection of customers and the securities markets, rather than protection of creditors and shareholders of broker-dealers. In addition, because the use of the Internet to provide online investing services is relatively new, regulatory standards are evolving. As a result, DLJdirect may, in the future, become subject to additional regulation in the United States and in international jurisdictions.

     DLJdirect and DLJ are members of Securities Investor Protection Corporation ("SIPC"), which provides, in the event of the liquidation of a member, protection for customers' assets held by the member of up to $500,000 for each customer account, subject to a limitation of $100,000 for claims for cash balances. In addition, Pershing has purchased and provides to customers of DLJdirect unlimited excess SIPC coverage for securities only so that the entire value of securities in each customer account is protected. This excess SIPC insurance is provided by Asset Guaranty Insurance Company of New York, New York.

     DLJdirect has initiated an aggressive marketing campaign designed to bring brand name recognition to DLJdirect. Its marketing activities are principally subject to regulation by the NASD. DLJdirect does not currently solicit orders from its customers or make investment recommendations, although it does make available DLJ and other third-party research and information services. However, if it were to engage in these activities, it would become subject to additional rules and regulations governing, among other things, the suitability of recommendations to customers and sales practices. Further, the NASD or state securities authorities may seek to expand the situations in which suitability requirements are applicable to electronic brokers, even in the absence of any recommendations.

     It is DLJdirect's intent to expand its business in United States securities to other countries through the Internet and other gateways. In order to expand its services globally, it must comply with the regulatory controls of each specific country in which it conducts business. The varying compliance requirements of other national regulatory jurisdictions may impose a limit to its rate of international expansion.

                                     III-24

     Net Capital Requirements

     As a registered broker-dealer and member of the NASD, DLJdirect Inc. is subject to the SEC's Net Capital Rule. The Net Capital Rule, which specifies minimum net capital requirements for registered broker-dealers, is designed to measure the general financial integrity and liquidity of a broker-dealer and requires that at least a minimum part of its assets be kept in relatively liquid form.

     DLJdirect has elected to compute net capital under the alternative method of calculation permitted by the Net Capital Rule. Under the alternative method, DLJdirect is required to maintain minimum net capital, as defined in the Net Capital Rule, equal to the greater of $250,000 or 2% of the amount of its "aggregate debit items" computed in accordance with the Formula for Determination of Reserve Requirements for Brokers and Dealers. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and suspension or expulsion by the NASD and other regulatory bodies and ultimately could require a firm's liquidation. The Net Capital Rule prohibits payments of dividends, redemption of stock, the prepayment of subordinated indebtedness, and the making of any unsecured advance or loan to a shareholder, employee of affiliate, if aggregate debit items rise beyond 5% of net capital. The Net Capital Rule also provides that the SEC may restrict, for up to 20 business days, any withdrawal of equity capital, or unsecured loans or advances to shareholders, employees or affiliates ("capital withdrawal") if such capital withdrawal, together with all other net capital withdrawals during a 30-day period, exceeds 30% of excess net capital and the SEC concludes that the capital withdrawal may be detrimental to the financial integrity of the broker-dealer.

     Net capital is essentially defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings and certain discretionary liabilities, less certain mandatory deductions that result from excluding assets that are not readily convertible into cash and from valuing conservatively certain other assets. Among these deductions are adjustments (called "haircuts") which reflect the possibility of a decline in the market value of an asset prior to its disposition.

     A change in the Net Capital Rule, the imposition of new rules or any unusually large charge against net capital could limit those operations of DLJdirect that require the intensive use of capital, and could restrict its ability to withdraw capital from its brokerage subsidiaries, which could limit its ability to pay dividends, repay debt and redeem or purchase shares of its outstanding stock.

     As of December 31, 1998, DLJdirect was required to maintain minimum net capital of $250,000 and had total net capital of approximately $16.6 million.

     Electronic Commerce

     DLJdirect anticipates that it may be subject to additional record keeping, data processing and other regulatory requirements as a result of proposed federal legislation or otherwise, and it may be subject to additional regulation as the market for online commerce evolves. Because of the growth in the electronic commerce market, Congress has held hearings on whether to regulate providers of services and transactions in the electronic commerce market, and federal or state authorities could enact laws, rules or regulations affecting DLJdirect's business or operations. DLJdirect also may be subject to federal, state and foreign money transmitter laws and state, local and foreign income, sales or other taxes. If enacted or deemed applicable to DLJdirect, such laws, rules or regulations could be imposed on its activities or its business.

     Due to the increasing popularity of the Internet, it is possible that laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy and the pricing, content and quality of products and services. The Telecommunications Act of 1996, which was enacted in January 1996, prohibits the transmission over the Internet of certain types of information and content. Although several of these prohibitions have been held unconstitutional, the increased attention focused upon these liability issues as a result of the Telecommunications Act could adversely affect the growth of Internet and private network use.

                                     III-25

Employees

     At December 31, 1998, DLJdirect had 374 employees. DLJdirect's success has been, and will continue to be, dependent to a large degree on its ability to retain the services of its existing executive officers and to attract and retain qualified additional senior and middle managers and key personnel in the future. There can be no assurance that DLJdirect will be able to attract, assimilate or retain qualified technical and managerial personnel in the future, and the failure of it to do so would have a material adverse effect on its business, financial condition and operating results. None of its employees is subject to collective bargaining agreements or is represented by a union. DLJdirect considers its relations with its employees to be good.

Properties

     DLJdirect currently occupies space in three sites: corporate offices and an investor service call center in Jersey City, New Jersey and investor service call centers in Parsippany, New Jersey and in Charlotte, North Carolina. The sites comprise approximately 75,000 square feet, in the aggregate. Each site is leased by an affiliate and provided to DLJdirect pursuant to an intercompany agreement. The underlying leases expire beginning in 2002. DLJdirect is in the process of leasing additional space to increase its overall capacity by more than 85% in order to accommodate its growth plans. No assurance can be given that such a lease will be completed.

Legal and Administrative Proceedings

     DLJdirect is not currently a party to any litigation that it believes could have a material adverse effect on its business, financial condition or operating results. However, from time to time DLJdirect has been threatened with, or named as a defendant in, lawsuits. Compliance and trading problems that are reported to the NASD or the SEC by dissatisfied customers are investigated by the NASD or the SEC, and, if pursued, may rise to the level of disciplinary action. One or more lawsuits, claims or disciplinary actions decided adversely to DLJdirect could have a material adverse effect on its business, financial condition and results of operations. DLJdirect is also subject to periodic regulatory audits and inspections.

     Along with several other online brokers, DLJdirect has received a letter from the State of New York Office of the Attorney General dated February 2, 1999, requesting that DLJdirect provide certain documents and make DLJdirect employees available to discuss complaints regarding online brokerage services. No complaint specific to DLJdirect has been identified. DLJdirect is collecting and reviewing documents to respond to the request.

     The SEC's Office of Compliance Investigations and Examinations (OCIE) conducts routine investigations of registered broker-dealers. DLJdirect has received correspondence from OCIE requesting that DLJdirect make available certain documents and materials relating to the business of DLJdirect, including DLJdirect's execution policies and practices regarding the handling of customer orders. DLJdirect is assembling the requested documents and will produce them in the normal course of business. DLJdirect believes that this informational request is being conducted on an industry-wide basis.

                                     III-26

                                 DLJdirect
 (a combination of certain assets and liabilities as described in note 1)

                    INDEX TO COMBINED FINANCIAL STATEMENTS



                                                                          Page
                                                                          ----

Independent Auditors' Report.............................................III-F-2

Combined Financial Statements:

   Combined Statements of Financial Condition............................III-F-3

   Combined Statements of Operations.....................................III-F-4

   Combined Statements of Changes in Equity..............................III-F-5

   Combined Statements of Cash Flows.....................................III-F-6

   Notes to Combined Financial Statements................................III-F-7

                                    III-F-1

                       Independent Auditors' Report




The Board of Directors and Stockholders
Donaldson, Lufkin & Jenrette, Inc.

We have audited the accompanying combined statements of financial condition of DLJdirect (a combination of certain assets and liabilities of Donaldson, Lufkin & Jenrette, Inc., as described in note 1) as of December 31, 1997 and 1998, and the related combined statements of operations, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 1998. These combined financial statements are the responsibility of Donaldson, Lufkin & Jenrette, Inc.'s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We have audited the consolidated financial statements of Donaldson, Lufkin & Jenrette, Inc. and subsidiaries as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998 and have issued our report dated February 2, 1999. The combined financial statements of DLJdirect should be read in conjunction with the consolidated financial statements of Donaldson, Lufkin & Jenrette, Inc. and subsidiaries.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of DLJdirect as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.





/s/ KPMG LLP
New York, New York
March 16, 1999

                                    III-F-2

                                 DLJdirect
 (a combination of certain assets and liabilities as described in note 1)

                Combined Statements of Financial Condition

                              (In thousands)


                                                                                                      December 31,
                                                                                                  --------------------
                                                                                                   1997          1998
                                           ASSETS                                                 ------        ------
Cash and cash equivalents...................................................................       $8,881       $26,654
Deposit with affiliated clearing broker.....................................................          250           250
Receivables from brokers, dealers and others, net...........................................          725         1,887
Office facilities, at cost (net of accumulated depreciation and amortization of $260
 and $284, respectively)....................................................................        1,808           278
Other assets................................................................................          207           682
                                                                                                   ------        ------
Total Assets................................................................................      $11,871       $29,751
                                                                                                   ======        ======

                                   LIABILITIES AND EQUITY
Liabilities:
 Payables to parent/affiliates, net.........................................................       $3,266        $5,211
 Accounts payable and accrued expenses......................................................        2,641         2,616
                                                                                                   ------        ------
   Total liabilities........................................................................        5,907         7,827
                                                                                                   ------        ------
Commitments and contingencies...............................................................           --            --

Equity:
 Capital contributions......................................................................       10,502        25,002
 Accumulated deficit........................................................................       (4,538)       (3,078)
                                                                                                   ------        ------
   Total equity.............................................................................        5,964        21,924
                                                                                                   ------        ------
Total Liabilities and Equity................................................................      $11,871       $29,751
                                                                                                   ======        ======



         See accompanying notes to combined financial statements.

                                    III-F-3

                                 DLJdirect
 (a combination of certain assets and liabilities as described in note 1)

                     Combined Statements of Operations

                              (In thousands)



                                                                              Year Ended December 31,
                                                                      -----------------------------------
                                                                       1996           1997          1998
                                                                      ------         ------        ------
Revenues:
 Commissions..................................................       $ 54,166      $ 50,948      $ 78,717
 Fees.........................................................          6,426        12,109        25,484
 Interest.....................................................          2,569         4,160        13,723
                                                                       ------        ------       -------
   Total revenues.............................................         63,161        67,217       117,924
                                                                       ------        ------       -------
Costs and expenses:
 Compensation and benefits....................................         11,202        17,174        28,260
 Brokerage, clearing, exchange and other fees.................         15,422        20,909        28,423
 Advertising..................................................          9,093        13,137        25,146
 Occupancy and equipment......................................          1,923         3,352         5,045
 Communications...............................................          1,468         2,844         5,564
 Technology costs.............................................          5,205         5,082         4,084
 Other operating expenses.....................................          5,567        10,844        18,934
                                                                       ------        ------       -------
   Total costs and expenses...................................         49,880        73,342       115,456
                                                                       ------        ------       -------
Income (loss) before income tax provision (benefit)...........         13,281        (6,125)        2,468
Income tax provision (benefit)................................          5,425        (2,502)        1,008
                                                                       ------        ------       -------
Net income (loss).............................................        $ 7,856      $ (3,623)     $  1,460
                                                                       ======        ======       =======



         See accompanying notes to combined financial statements.

                                    III-F-4

                                 DLJdirect
 (a combination of certain assets and liabilities as described in note 1)

                 Combined Statements of Changes in Equity


                                                      For the Years Ended December 31, 1996, 1997 and 1998
                                           -------------------------------------------------------------------------
                                                                      Capital          Accumulated
                                           Divisional Equity       Contributions         Deficit        Total Equity
                                           -----------------       -------------       -----------      ------------
                                                                             (in thousands)
Balances at December 31, 1995............       $  --                $   --             $   --              $ --
Divisional net income....................        7,856                   --                 --              7,856
Return of divisional equity to DLJ.......       (7,856)                  --                 --             (7,856)
                                                 -----                ------             ------            ------
Balances at December 31, 1996............          --                    --                 --                --
Divisional net income from January 1,
 1997 to May 31, 1997....................          915                   --                 --                915
Net (loss) from June 1, 1997 to
 December 31, 1997.......................          --                    --              (4,538)           (4,538)
Capital contributions from DLJ...........          --                 10,502                --             10,502
Return of divisional equity to DLJ.......         (915)                  --                 --               (915)
                                                 -----                ------             ------            ------
Balances at December 31, 1997............          --                 10,502             (4,538)            5,964
Net income...............................          --                    --               1,460             1,460
Capital contributions from DLJ...........          --                 14,500                --             14,500
                                                 -----                ------             ------            ------
Balances at December 31, 1998............       $  --                $25,002            $(3,078)          $21,924
                                                 =====                ======             ======            ======



         See accompanying notes to combined financial statements.


                                    III-F-5

                                 DLJdirect
 (a combination of certain assets and liabilities as described in note 1)

                     Combined Statements of Cash Flows

                              (In thousands)


                                                                                    Years Ended December 31,
                                                                              ------------------------------------
                                                                               1996           1997           1998
                                                                              ------         ------         ------
Cash flows from operating activities:
 Net income (loss)......................................................     $ 7,856        $(3,623)       $ 1,460
 Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
 Depreciation and amortization..........................................         949            652            299
 Deferred taxes.........................................................        (344)           160           (275)
                                                                               -----          -----         ------
                                                                               8,461         (2,811)         1,484
 (Increase) decrease in operating assets:
   Deposit with affiliated clearing broker..............................         --            (250)           --
   Receivables from brokers, dealers and other, net.....................         283         (1,923)        (1,162)
   Other assets.........................................................         --            (207)          (475)
 Increase (decrease) in operating liabilities:
   Payables to parent/affiliates, net...................................         357          1,951          2,220
   Accounts payable and accrued expenses................................         --           2,641            (25)
                                                                               -----          -----         ------
Net cash provided by (used in) operating activities.....................       9,101           (599)         2,042
                                                                               -----          -----         ------
Cash flows from investing activities:
 Purchase of office facilities..........................................      (1,245)          (107)           --
 Net proceeds from sale of office facilities............................         --             --           1,231
                                                                               -----          -----         ------
Net cash provided by (used in) investing activities.....................      (1,245)          (107)         1,231
                                                                               -----          -----         ------
Cash flows from financing activities:
 Net proceeds from capital contributions from DLJ.......................         --          10,502         14,500
 Payments to DLJ........................................................      (7,856)          (915)           --
                                                                               -----          -----         ------
Net cash provided by (used in) financing activities.....................      (7,856)         9,587         14,500
                                                                               -----          -----         ------
Increase in cash and cash equivalents...................................         --           8,881         17,773
Cash and cash equivalents at beginning of year..........................         --             --           8,881
                                                                               -----          -----         ------
Cash and cash equivalents at end of year................................     $   --         $ 8,881        $26,654
                                                                               =====          =====         ======



         See accompanying notes to combined financial statements.


                                    III-F-6

                                 DLJdirect
 (a combination of certain assets and liabilities as described in note 1)

                  Notes to Combined Financial Statements

1. Basis of Presentation

     On March 16, 1999, the Board of Directors of Donaldson, Lufkin & Jenrette, Inc. ("DLJ Inc.") authorized, subject to shareholder approval, the issuance of a new series of stock, DLJdirect Common Stock.

     The DLJdirect Common Stock is intended to reflect the separate performance of the existing online discount brokerage services of DLJ Inc. DLJdirect would initially consist principally of the assets, liabilities, revenues and expenses of DLJ Inc.'s ultimate 100% equity interest in DLJdirect Holdings Inc. (subsequent to June 1, 1997) and DLJ Inc.'s online discount brokerage division (prior to June 2, 1997). DLJdirect would also include such other related assets and liabilities of DLJ Inc. as the Board of Directors of DLJ Inc. may deem appropriate in the future. It is currently the intention of DLJ Inc. that any businesses, assets and liabilities related to its online discount brokerage and related investment service businesses will be attributed to DLJdirect. However, the Board of Directors of DLJ Inc., in its sole discretion, may in the future decide to pursue business opportunities or operational strategies, even in the online brokerage area, through other affiliates of DLJ Inc. instead of DLJdirect.

     Even though DLJ Inc. has allocated certain assets, liabilities, revenues, expenses and cash flows to DLJdirect, that allocation will not change the legal title to any assets or responsibility for any liabilities and will not affect the rights of creditors. Holders of DLJdirect Common Stock will be common stockholders of DLJ Inc. and will be subject to all the risks associated with an investment in DLJ Inc. and all of its businesses, assets and liabilities. Material financial events which may occur at DLJ Inc. may affect DLJdirect's results of operations or financial position. Accordingly, financial information for DLJdirect should be read in conjunction with financial information of DLJ Inc.

2. Summary of Significant Accounting Policies

     To prepare financial statements in conformity with generally accepted accounting principles ("GAAP"), management must estimate certain amounts that affect the reported assets and liabilities, disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from those estimates.

     Substantially all of DLJdirect's financial assets and liabilities are carried at market or fair value or are carried at amounts which approximate fair value because of their short-term nature. Fair value is estimated at a specific point in time, based on relevant market information.

     Cash equivalents include all demand deposits held in banks and certain highly liquid investments with maturities of 90 days or less, other than those held for sale in the ordinary course of business.

     Commissions revenue and brokerage, clearing, exchange and other fees are reported on a trade date basis.

     Office facilities are carried at cost and are depreciated on a straight-line basis over the estimated useful life of the related assets, ranging from three to eight years. Leasehold improvements are amortized over the lesser of the useful life of the improvement or the term of the lease.

     Advertising costs are expensed as incurred.

     Effective January 1, 1997, DLJdirect is included in the consolidated Federal income tax returns of DLJ Inc. In addition, for the period prior to its incorporation, the division was included in the consolidated Federal income tax returns of DLJ Inc. Prior to 1997, DLJ Inc. and its subsidiaries were included in the consolidated Federal income tax return of The Equitable Companies Incorporated. Related current and deferred tax assets or liabilities are included in

                                    III-F-7

                                 DLJdirect
 (a combination of certain assets and liabilities as described in note 1)

                  Notes to Combined Financial Statements

payables to parent/affiliates, net in the combined statements of financial condition. Deferred tax expenses and benefits are recognized in the combined statements of operations for the changes in deferred tax liabilities and assets.

     Pursuant to SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", DLJdirect operates in one reportable segment as a provider of online discount brokerage services. DLJdirect's involvement in foreign operations is not significant.

     In March 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". SOP 98-1 requires that certain costs related to the development or purchase of internal-use software be capitalized and amortized over the estimated useful life of the software. The SOP also requires that costs related to the preliminary project stage and the post-implementation/operations stage of an internal-use computer software development project be expensed as incurred. The adoption of this SOP did not have a material impact on DLJdirect's combined financial position or results of operations.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities and is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. DLJdirect does not expect the adoption of SFAS 133 to have a material impact on its combined financial statements.

3. DLJdirect Common Stock (unaudited)

     The majority stockholder of DLJ Inc. has agreed to approve, by written consent, the authorization of the issuance of a new series of common stock, to be designated as DLJdirect Common Stock ("DLJdirect Common Stock"). Before the DLJdirect Common Stock is first issued, DLJ Inc.'s existing common stock will be reclassified as DLJ Common Stock ("DLJ Common Stock"), and that stock will be intended to reflect the performance of DLJ Inc.'s other businesses and a "Retained Interest" in DLJdirect. DLJ Inc. currently plans to offer to the public, for cash, shares of DLJdirect Common Stock intended to represent a portion of the equity value attributed to DLJdirect.

     In connection with the offering of DLJdirect Common Stock, DLJdirect Holdings Inc. intends to pay as a dividend immediately prior to the offering a note to Donaldson, Lufkin & Jenrette Securities Corporation in an aggregate amount equal to the total equity of DLJdirect Holdings Inc. at December 31, 1998 plus the accumulated retained earnings of DLJdirect Holdings Inc. from January 1, 1999 until the end of the month preceding the offering.

4. Related Party Transactions

     DLJdirect transacts business with a group of companies affiliated through common majority ownership with DLJ Inc., and has various transactions and relationships with members of the group. Due to these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated parties.

     Pursuant to a clearing agreement between DLJdirect and an affiliate of DLJ Inc. all securities transactions of DLJdirect are cleared on a fully disclosed basis through an affiliate of DLJ Inc. In connection with such transactions, DLJdirect had $250,000 on deposit with DLJ Inc. at December 31, 1997 and 1998.

     An affiliate of DLJ Inc. also charged DLJdirect $15.4 million, $20.9 million and $28.4 million for transaction, execution and clearance services which amount is included in brokerage, clearing, exchange and other fees in the

                                    III-F-8

                                 DLJdirect
 (a combination of certain assets and liabilities as described in note 1)

                  Notes to Combined Financial Statements

accompanying combined statements of operations for the years ended December 31, 1996, 1997 and 1998, respectively. DLJ Inc. pays DLJdirect a percentage of the interest earned on DLJdirect's customers' balances. For the years ended December 31, 1996, 1997 and 1998, respectively, DLJdirect received $2.6 million, $3.8 million and $12.6 million from an affiliate of DLJ Inc. which is included in interest revenues in the accompanying combined statements of operations. In addition, for the years ended December 31, 1996, 1997 and 1998, DLJdirect received $5.4 million, $5.5 million and $8.9 million, respectively, from an affiliate of DLJ Inc. for order flow, which amount is included in fees in the accompanying combined statements of operations. DLJdirect received $4.8 million and $13.4 million in fees for technology development from DLJ Inc. affiliates for the years ending December 31, 1997 and 1998, respectively.

     In 1997 DLJdirect entered into a three-year License Agreement with an affiliate. Under this agreement, the affiliate has licensed certain trademarks, services marks, trade names and other proprietary rights to various words, slogans, symbols and logos to DLJdirect for use in its provision of financial services and sale or other distribution of related financial goods. For the years ended December 31, 1997 and 1998, other operating expenses included $1.2 million and $5.2 million, respectively, for this agreement. Pursuant to a new License Agreement executed in March 1999, the amounts paid by DLJdirect to the affiliate will include the license fee for the use of DLJ Inc.'s trademarks that are licensed to DLJdirect for use in the United States and certain other jurisdictions.

     Employees of DLJdirect participate in DLJ Inc.'s defined contribution employee benefit plans. Certain key employees of DLJdirect participate in stock options, long-term incentive compensation and restricted stock unit employee benefit plans and various deferred compensation arrangements, as well as other non-qualified plans which are funded by insurance contracts. Expenses associated with these compensation arrangements are reflected in DLJdirect's combined statements of operations.

     DLJ Inc. accounts for stock-based compensation related to stock options in accordance with APB Opinion No. 25 "Accounting for Stock Issued to Employees", and accordingly, does not recognize any compensation cost associated with such plans. The pro forma effect on DLJdirect's combined statements of operations, as determined in accordance with SFAS No. 123 "Accounting for Stock Based Compensation", is not material.

5. Net Capital

     DLJdirect Holdings Inc.'s principal subsidiary, DLJdirect Inc., is a registered broker-dealer and a member of the National Association of Securities Dealers Inc. ("NASD") and, accordingly is subject to the minimum net capital requirements of the Securities and Exchange Commission and the NASD. As such, it is subject to the NASD's net capital rule which conforms to the Uniform Net Capital Rule pursuant to rule 15c3-1 of the Securities Exchange Act of 1934. Under the alternative method permitted by this rule, the required net capital, as defined, shall not be less than two percent of aggregate debit balances, as defined, or $250,000, whichever is greater. At December 31, 1998, DLJdirect Inc.'s net capital of $16.6 million was in excess of the minimum requirement by $16.4 million.

                                    III-F-9

                                 DLJdirect
 (a combination of certain assets and liabilities as described in note 1)

                  Notes to Combined Financial Statements

6. Income Taxes

     DLJdirect settles all taxes, current and deferred, on a current basis with DLJ Inc. under a tax sharing arrangement. Income tax provision (benefit) included in the combined statements of operations is as follows:

                                                    December 31,       December 31,       December 31,
                                                        1996               1997               1998
                                                    ------------       ------------       ------------
                                                                      (in thousands)
Current:
 U.S. Federal..................................        $4,497            $(2,088)            $1,022
 State and local...............................         1,272               (574)               261
                                                        -----              -----              -----
Total current..................................         5,769             (2,662)             1,283
                                                        -----              -----              -----
Deferred:
 U.S. Federal..................................          (267)               137               (236)
 State and local...............................           (77)                23                (39)
                                                        -----              -----              -----
Total deferred.................................          (344)               160               (275)
                                                        -----              -----              -----
Total income tax provision (benefit)...........        $5,425            $(2,502)            $1,008
                                                        =====              =====              =====



                                                   1996                          1997                           1998
                                       -----------------------------  -----------------------------  -----------------------------
                                                        Percent of                     Percent of                     Percent of
                                           Amount     Pre-tax Income      Amount     Pre-tax Income      Amount     Pre-tax Income
                                       -------------  --------------  -------------  --------------  -------------  --------------
                                       (in thousands)                 (in thousands)                 (in thousands)
Computed "expected" tax provision
 (benefit)............................      $4,648         35.0%         $(2,144)         35.0%            $  864          35.0%
State and local taxes, net of related
 Federal income tax benefit...........         777          5.9             (358)          5.9                144           5.9
                                             -----         ----            -----          ----              -----          ----
Income tax provision (benefit)........      $5,425         40.9%         $(2,502)         40.9%            $1,008          40.9%
                                             =====         ====            =====          ====              =====          ====

     Deferred tax assets and deferred tax liabilities are generated by the following temporary differences settled with DLJ Inc.:

                                                 1997         1998
                                                ------       ------
                                                   (in thousands)
Net deferred tax assets:
 Deferred compensation and other.........       $  504        $ 779
                                                ======        =====

     Management has determined that taxable income carryback years and anticipated future taxable income are sufficient to offset the tax benefit of deductible temporary differences. As a result, at year-end 1997 and 1998, valuation allowances have not been recorded against the net deferred tax assets. Although realization is not assured, management believes it is more likely than not that all of the net deferred tax assets will be realized. However, if estimates of future taxable income during the carryforward period are reduced, the amount of the net deferred tax assets considered realizable could also be reduced.

                                    III-F-10

                                 DLJdirect
 (a combination of certain assets and liabilities as described in note 1)

                  Notes to Combined Financial Statements

7. Lease Commitments

     DLJdirect primarily obtains its office space and equipment under cancelable and non-cancelable operating lease agreements through an affiliate. Such operating leases expire on various dates through 2009. Rent expense for the years ended December 31, 1996, 1997 and 1998 amounted to $0.5 million, $1.7 million and $3.0 million, respectively, and is included in occupancy and equipment in the accompanying combined statements of operations.

     At December 31, 1998, non-cancelable operating leases in excess of one year, excluding escalation and renewal options, had the following minimum lease commitments:

                                          (in thousands)
1999...............................           $   3,540
2000...............................               3,091
2001...............................               2,778
2002...............................               1,684
2003...............................                 574
2004-2009..........................                 290
                                                -------
 Total.............................           $  11,957
                                                =======

8. Concentrations of Credit Risk

     In the normal course of business, DLJdirect executes securities transactions on behalf of customers through its affiliated clearing broker. In connection with these activities, a customer's unsettled trades may expose DLJdirect to off-balance-sheet credit risk in the event the customer is unable to fulfill its contractual obligations. DLJdirect seeks to control the risk associated with its customer activities by making credit inquiries when establishing customer relationships and by monitoring customer trading activity.

     Credit risk is the amount of accounting loss DLJdirect would incur if a customer failed to perform its obligations under contractual terms. Substantially all of the clearing and depository operations for DLJdirect are performed by its affiliated clearing broker pursuant to a clearance agreement. The affiliated clearing broker reviews as considered necessary, the creditworthiness of the customers with which DLJdirect conducts business. DLJdirect's exposure to credit risk associated with the nonperformance by customers in fulfilling their contractual obligations pursuant to securities transactions can be directly affected by volatile securities markets, credit markets and regulatory changes.

                                    III-F-11